UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WANG & LEE GROUP, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	1700	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5/F Wing Tai Factory Building,

3 Tai Yip Street,

Kwun Tong,

Kowloon, Hong Kong

+852 2889 1313

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pui Lung Ho

5/F Wing Tai Factory Building,

3 Tai Yip Street,

Kwun Tong,

Kowloon, Hong Kong
+852 2889 1313

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin Tan, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700 – telephone (212) 930-9725 – facsimile	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Tim Dockery, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10022 +1-212-588-0022 — telephone +1-212-826-9307 — facsimile

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall the become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant of up to 4,000,000 ordinary shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by selling shareholders of up to 4,000,000 Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;
●	they contain different Offering sections in the Prospectus Summary section beginning on page 1;
●	they contain different Use of Proceeds sections on page 47;
●	the Capitalization and Dilution sections on page 50, page 51 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;
●	a Selling Shareholders section is included in the Resale Prospectus beginning on page 3;
●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
●	the Underwriting section from the Public Offering Prospectus on page 123 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;
●	the Legal Matters section in the Resale Prospectus on page 5 deletes the reference to counsel for the Underwriter; and
●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED November 7, 2022,

WANG & LEE GROUP, Inc.

4,000,000 Ordinary Shares

This is the initial public offering (the “Offering”) of WANG & LEE GROUP, Inc., a British Virgin Islands company limited by shares, whose principal place of business is in Hong Kong, Special Administrative Region (“HK SAR”). We are offering, on a firm commitment basis, 4,000,000 ordinary shares, no par value (the “Ordinary Shares”).

No public market currently exists for our Ordinary Shares. We have applied for listing on the Nasdaq Capital Market under the symbol “WLGS” for the Ordinary Shares we are offering. We expect that the initial public offering price (the “Offering Price”) will be $4.00 per Ordinary Share. We have not been approved for listing on the Nasdaq Capital Market yet and are undergoing approval and review by the second reviewer. We currently meet the Nasdaq Capital Market’s quantitative listing requirements and believe that upon the completion of the Offering, we will meet the standards for listing on the Nasdaq Capital Market.

We are, and will be, a “controlled company” as defined under the Nasdaq Stock Market Rules as long as our majority shareholder and Chief Executive Officer and Chairman and his affiliates own and hold more than 50% of our outstanding Ordinary Shares. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering.

We were incorporated in the British Virgin Islands on May 20, 2021, as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED. WANG & LEE GROUP, Inc. is not a Chinese or Hong Kong operating company but a British Virgin Islands (“BVI”) holding company with operations conducted by our subsidiary in Hong Kong. You are investing in Ordinary Shares of WANG & LEE GROUP, Inc., the BVI holding company.

As of the date hereof, we are authorized to issue an unlimited number of ordinary shares of a single class with no par value, and we have 12,000,000 Ordinary Shares issued and outstanding. Upon completion of the Offering, we will be a “controlled company” as defined under the Nasdaq Rule 5615(c) and IM-5615-5 because more than 50% of the voting power for the election of directors is held by an individual, a group or another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, are eligible for to reduced public company reporting requirements. Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 19.

	Per Share	Total
Public offering price	$4.00	16,000,000
Underwriting discounts and commissions to be paid by us(1)	$0.28	1,120,000
Proceeds, before expenses, to us(1)(2)	$3.72	14,880,000

(i)

(1)	We will pay the Underwriter seven percent (7%) of the gross proceeds of this Offering. In addition to the cash commission, we will also reimburse the Underwriter for its non-accountable expenses of one percent (1%) of the gross proceeds of the Offering and accountable out-of-pocket expenses not to exceed $108,000. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.
(2)	The total estimated expenses related to this offering are set forth in the section entitled “Fees, Commission and Expense Reimbursement.”

We expect our total cash expenses payable to our underwriter, Boustead Securities, LLC (the “Underwriter”), for its reasonable non-accountable expenses and accountable expenses referenced above, exclusive of the above commissions to be $1,388,000. We estimate that the total expenses of this Offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting fees and commissions and Underwriter’s non-accountable and accountable expenses, will be approximately $939,702.

The Underwriter expects to deliver the Ordinary Shares to purchasers in the Offering on or about [●], 2022.

Neither us nor any of our subsidiaries is required to obtain permission from the government of the People’s Republic of China to list our shares on the Nasdaq Capital Market.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main the legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

On July 10, 2021, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective), which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review.

(ii)

On November 14, 2021, the Cyberspace Administration of China (“CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules, companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure,” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

We do not expect to be subject to the cybersecurity review by the CAC for this Offering, given that: (i) using our products and services does not require providing users’ personal information; (ii) we possess a minimum amount, if not none of the personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK SAR, a Special Autonomous Region apart from mainland PRC.

The national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”). The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems”, Hong Kong’s legal system, which is different from that of the PRC, is based on common law, supplemented by statutes.

According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau.

However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the abovementioned reasons. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK SAR. Further, the PRC laws or regulations related to data security are not enforceable in HK SAR.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. For more details, see “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.”

Although none of our business activities appears to be within the immediate targeted areas of concern by the Chinese government. However, because of our operating subsidiary is in HK SAR and its operations are there and given the Chinese government’s significant oversight and discretion over the conduct of our business operations in HK SAR, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to list on an U.S. or other foreign exchange, and to offer future securities to investors and cause the value of such securities to significantly decline or be worthless. Please refer to “Risk Factors – Risks Related to Doing Business in Hong Kong SAR – The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.”

Presently, none of the PRC laws and regulations above applies to us because national laws adopted by the PRC are not applicable in HK SAR, except for those listed in Annex III to the Basic Law. Further, there is no legislation stating that the laws in HK SAR should commensurate with those in the PRC. With regard to the potential regulatory actions related to data security and anti-monopoly in HK SAR, please refer to our disclosures in “Risk Factors – Risks Related to Doing Business in Hong Kong SAR – We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” on page 33. Apart from the foregoing, there is no other impact on our ability to conduct our business as presently conducted, accept foreign investments, or list on a U.S. or foreign exchange.

(iii)

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, WWC P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC P.C.’s compliance with applicable professional standards. WWC P.C. is headquartered in San Mateo, CA and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations share price and reputation.” on page 36. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the PCACOB determinations. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

These developments could add uncertainties to our Offering. Despite that we have a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include but not limited to that trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist our securities.

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

We are headquartered in Hong Kong and not mainland China. We do not use variable interest entities in our corporate structure. We, through our indirect wholly-owned subsidiary, WANG & LEE CONTRACTING LIMITED, engage in Electrical & Mechanical System (“E&M”), includes low voltage (220v/phase 1 or 380v/phase 3) electrical system (“EL”), mechanical ventilation and air-conditioning system (“MVAC”), fire service system, water supply and sewage disposal system installation and fitting out for the public and private sectors in HK SAR.

During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution. Cash is maintained by our operating subsidiary, WANG & LEE CONTRACTING LIMITED, in four separate Hong Kong Dollar bank accounts in HK SAR. WANG & LEE GROUP, Inc. has two Hong Kong Dollar savings and current bank accounts and two foreign currency savings and current bank accounts in HK SAR. WANG & LEE HOLDINGS, Inc. has no bank account. Because WANG & LEE GROUP, Inc. was recently incorporated, there has not been, to date, any transfers, dividends, or distributions between the holding company, WANG & LEE GROUP, Inc., its subsidiaries, or to its investors.

As of the current date, none of our companies has not distributed any cash dividends or made any cash distributions. There are no restrictions for the transfer or distribution of cash between the companies. Please refer to the condensed consolidating schedule and the consolidated financial statements on page F-1.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

Boustead Securities, LLC

The date of this prospectus is _____________, 2022.

(iv)

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

Neither we nor the Underwriter have/has taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

We obtained the statistical data, market data and other industry data and forecasts described in this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

We were incorporated under the laws of the British Virgin Islands as a business company established under the BVI Act with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934.

Until [●], 2022 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

(v)

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended Memorandum and Articles” are to our memorandum and articles of association to be in effect upon completion of this Offering;

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” is to the BVI Business Companies Act (As Revised) as the same may be amended from time to time;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and includes the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only. The only instances that “PRC” or “China” does not include Hong Kong or Macau is when specific laws and regulations are adopted by the PRC;

●	“HK SAR” is to Hong Kong, Special Administrative Region, People’s Republic of China;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“shares”, “Shares” or “Ordinary Shares” are to the ordinary shares of WANG & LEE GROUP, Inc., no par value;

●

“we,” “us,” “our company,” “our,” “the Company” and “W&L” are to WANG & LEE GROUP, Inc., a British Virgin Islands business company, and does not include its subsidiaries, WANG & LEE HOLDINGS, Inc. and WANG & LEE CONTRACTING LIMITED. Where appropriate, we shall refer to the subsidiaries by their legal names and collectively as “our subsidiaries” and clearly identify the entity (including the domicile) in which investors are purchasing an interest;

●	All references to “H.K. dollars,” or “HK$” are to the legal currency of HK SAR;

●	All references to “Renminbi” or “yuan” are to the legal currency of the People’s Republic of China;

●	All references to “U.S. dollars,” “dollars,” “USD”, “US$” or “$” are to the legal currency of the United States.

Our business is conducted by our indirect wholly-owned entity in HK SAR, using HK$, the currency of HK SAR. Our unaudited condensed consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our unaudited condensed consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of HK$ to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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This prospectus contains translations of certain HK$ amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Period Ended HK$: USD exchange rate	7.7971	7.7525	7.7872
Period Average HK$: USD exchange rate	7.7722	7.7558	7.8346

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairman will be presented as “Pui Lung Ho,” even though, in Chinese, Mr. Ho’s name is presented as “Ho Pui Lung.”

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. Except where otherwise stated, all ordinary share accounts provided herein are on a pre-share-increase basis.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry, our market share and the markets that we serve is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts) and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets that we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any such information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third-parties and by us.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described in “Risk Factors.” We believe the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking statements should not be unduly relied upon.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

●	declines in public and private infrastructure construction, buildings and reductions in government funding or incentives;
●	risks related to our operating strategy;
●	competition for projects in our local markets;
●	risks associated with our capital-intensive business;
●	government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters;
●	unfavorable economic conditions and restrictive financing markets;
●	our ability to obtain sufficient bonding capacity to undertake certain projects;
●	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;
●	the cancellation of a significant number of contracts or our disqualification from bidding for new contracts;
●	risks related to adverse weather conditions;
●	our substantial indebtedness and the restrictions imposed on us by the terms thereof;
●	our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies;
●	our ability to retain key personnel and maintain satisfactory labor relations;
●	property damage, results of litigation and other claims and insurance coverage issues;
●	risks related to our information technology systems and infrastructure; and

These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. Our future results will depend upon various other risks and uncertainties, including those described in “Risk Factors.” All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise.

Cautionary Statement Regarding Doing Business in China

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in our operations, completely hinder of our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

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Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies, and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

On July 10, 2021, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective), which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review.

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On November 14, 2021, the Cyberspace Administration of China (“CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules, companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which will take effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

Given that the new PRC Data Security Law has been enacted in September, we will not be subject to the cybersecurity review by the CAC for this Offering, given that: (i) using our products and services do not require providing users’ personal information; (ii) we possess minimum amount, if not none of personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK SAR, a Special Autonomous Region apart from mainland PRC.

The national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”). The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems”, Hong Kong’s legal system, which is different from that of the PRC, is based on the common law, supplemented by statutes.

According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau.

However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the abovementioned reasons. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK SAR. Further, the PRC laws or regulations related to data security are not enforceable in HK SAR.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. For more details, see “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.”

Presently, none of the PRC laws and regulations above applies to us because national laws adopted by the PRC are not applicable in HK SAR, except for those listed in Annex III to the Basic Law. Further, there is no legislation stating that the laws in HK SAR should commensurate with those in the PRC. With regard to the potential regulatory actions related to data security and anti-monopoly in HK SAR, please refer to our disclosures in “Risk Factors – Risks Related to Doing Business in Hong Kong SAR – We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” on page 33. Apart from the foregoing, there is no other impact on our ability to conduct our business as presently conducted, accept foreign investments, or list on a U.S. or foreign exchange.

All of the statements and regulatory actions referenced are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us and/or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

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Cautionary Statement Regarding Holding Foreign Companies Accountable Act

Holding Foreign Companies Accountable Act (the “HFCA Act”)

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, WWC P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC P.C.’s compliance with applicable professional standards. WWC P.C. is headquartered in San Mateo, CA and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations share price and reputation.” on page 36. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the PCACOB determinations. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

These developments could add uncertainties to our Offering. Despite that we have a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include but not limited to that trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist our securities.

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We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time. See “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations share price and reputation.” on page 36.

Cautionary Statement About Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Because we are a British Virgin Islands-incorporated company and conduct all of our operations in HK SAR, most of our directors and executive officers reside within HK SAR, and most of the assets of these persons and substantially all our assets are located within HK SAR, you may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in British Virgin Islands or HK SAR based on U.S. or other foreign laws against us, our management or the experts named in the prospectus. You may also face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

Our corporate affairs will be governed by our Amended Memorandum and Articles, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company and whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction. Certain corporate governance practices in the British Virgin Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. For a discussion of significant differences between the provisions the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “DESCRIPTION OF ORDINARY SHARES - Material Differences in BVI Law and our Memorandum and Articles of Association and Delaware Law”.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

We are a British Virgin Islands company incorporated on May 20, 2021 as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED.

Wang & Lee Engineering Limited was founded in 1981 and we mainly conducted electrical work until December 3, 1992. By 1990, we had provided services for many shops, factories and residential buildings and began providing other installation work. WANG & LEE CONTRACTING LIMITED, formerly known as WANG & LEE ENGINEERING (M/E) LIMITED was incorporated in HK SAR on December 3, 1992. It changed its name to WANG & LEE CONTRACTING LIMITED on May 2, 1995 to reflect the expanded scope of work it now provides. Wang & Lee Engineering Limited was wound up in 2003.

We are, through our, indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED, a construction prime and subcontractor engaging in the installation of Electrical & Mechanical Systems (“E&M”), which includes low voltage (220v/phase 1 or 380v/phase 3) electrical system, mechanical ventilation and air-conditioning system, fire service system, water supply and sewage disposal system installation and fitting out for the public and private sectors. WANG & LEE CONTRACTING LIMITED has mainly undertaken projects that are related to the supply, installation and maintenance of the following systems:

●	low voltage electrical system, which refers to the power system that provides electricity to other systems such as the MVAC system and lighting system
●	mechanical ventilation and air-conditioning system (“MVAC”)
●	fitting out for commercial building and offices; and
●	other E&M systems such as fire services, which includes fire prevention, detection, suppression and extinguishing systems and plumbing and drainage systems.

WANG & LEE CONTRACTING LIMITED is also able to provide design and contracting services to all trades in the construction industry. Our clients range from small startups to large companies.

Nowadays, buildings are going certifiably green. As we have become more conscious of the effect our installation and works have on the environment and on us directly, organizations have developed voluntary methods of rating the environmental impact and efficiency of buildings, and other similar structures. Assessments take place both during design and after completion. Existing structures or commercial interior spaces can also be rated. Our team provides every effort to be environmentally conscious, focusing on designs that promote energy and water efficiency, indoor environment quality, and the responsible discharge of wastes.

WANG & LEE CONTRACTING LIMITED has been providing construction contracting services in HK SAR for almost 40 years and have been awarded:

●	ISO9001:2000 Certification, Government Approved Specialist Contractor for Public Works of Electrical and Air Conditioning Installation and Government Registered Specialist Contractor of Ventilation (BO (132) Sec.8A);
●	ISO9001:2015 Quality Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;

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●	ISO 14001:2015 Environmental Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	ISO 45001:2018 Occupational Health and Safety Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	ISO 9001:2008 Quality Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	OHSAS 18001: 2007 Occupational Health and Safety Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	H.K.E.M.S.D. Registered Electrical Contractor;
●	H.K.F.S.D. Registered Fire Service Installation Contractor;
●	H.K. Building Authority Registered Class II, III Type A, B, D, E, F, G Minor Works Contractors; and
●	H.K. Water Authority Grade 1 Plumber’s license.

Additionally, WANG & LEE CONTRACTING LIMITED is a registered Class 1 Fire Service Installation Contractor with the Fire Services Department, Specialist Contractor in Ventilation Works under the Building Ordinance (Cap 123) Section 8A, registered Minor Works Contractor (Company) for Classes II and III (covering under alteration and addition works, repair works, drainage works, works relating to structures for amenities, finishes works and demolition works) under the Building Ordinance (Cap 123) Section 8A and registered Electrical Contractor under the Electricity (Registration) Regulations (Cap 406 Sub Leg.).

All of WANG & LEE CONTRACTING LIMITED’s projects were predominantly in the private sector for fiscal years 2020 and 2019. It provides a wide range of large sitework construction services to private construction customers, including commercial and residential developers and local businesses. WANG & LEE CONTRACTING LIMITED’s recent projects include two well-known theme parks in HK SAR – Ocean Park and Hong Kong Disneyland where it carried out various low voltage electrical work for the theme parks, such as installation of emergency power supply system, lighting, etc. WANG & LEE CONTRACTING LIMITED competes for private construction projects primarily on the basis of the breadth of its service capabilities and its reputation for quality. As a result, we believe we are well-positioned to capitalize on the strong momentum after restrictions imposed by the COVID-19 pandemic were lifted in commercial and residential private construction sectors driven by population and economic expansion in HK SAR and mainland China.

Supported by its local market (i.e. the E&M market in HK SAR) presence and knowledge, as well as scale advantages attributable to its vertical integration, geographic reach and strong financial profile, we believe we are a significant player in each of the markets that WANG & LEE CONTRACTING LIMITED serves. For all but the very largest projects, WANG & LEE CONTRACTING LIMITED competes primarily against local firms that have similar qualifications and experience. By virtue of this locally driven competitive dynamic, competition in our industry is characterized by relative market share, which we define as the percentage of jobs we win in a local market compared to the jobs we bid in a local market.

Our Mission

We, through our HK SAR indirectly wholly-owned subsidiary, WANG & LEE CONTRACTING LIMITED, aspire to be a leading provider of specialized engineering services, to exceed our clients’ expectations and be recognized locally and abroad by:

●	Building a loyal customer base by providing exceptional service, high quality of work and professionalism;
●	Delivering superior, flexible, cost-effective and integrated engineering solutions in compliance with the latest design/ construction standards; and
●	Maintaining a work environment that encourages and acknowledges exemplary service.

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Our Values

A building without a foundation is like a company without core values. They strengthen our entire team and client relationships, and they guide our business practices, strategy and vision. At our Company, we stand by our core values:

●	Conducting our business with fairness and integrity;
●	Listening and responding to customer needs;
●	Providing quality work on schedule at a competitive price;
●	Committing to the well-being of each employee; and
●	Acknowledging the contributions of each employee by providing career growth

Competitive Strengths

We believe that the following strengths have contributed to our success and are differentiating factors that set us apart from our peers.

●	Customer and Revenue Diversification. WANG & LEE CONTRACTING LIMITED performs new construction services over a wide geographic footprint for both public and private clients. Its private projects accounted for 100% and 99% of our fiscal year 2021 and 2020 revenues respectively. While it undertakes large projects, WANG & LEE CONTRACTING LIMITED is able to perform many small to medium projects with varied complexity and durations at the same time. In fiscal year 2021 and 2020, 12% and 15% of its projects respectively were small to medium projects under HK$1 million (approximately US$128,534) with an average duration of approximately 3 months. We believe this strategy, coupled with our disciplined bidding process, yields revenue diversification and enables us to better manage our business through market cycles.

●	Consistent History of Managing Construction Projects and Contract Risk. WANG & LEE CONTRACTING LIMITED’s long and successful track record of over 40 years demonstrates an understanding of the various risks associated with construction contractor projects. On top of the years of experience, licenses and registrations are also a key factor of recognition in the market. WANG & LEE CONTRACTING LIMITED serves as the prime contractor on approximately 8%, 11% and 6% of its projects and as a subcontractor on the remaining 92%, 89% and 94% for the fiscal years 2021, 2020 and 2019, respectively. When serving as the prime contractor, it utilizes subcontractors to perform approximately 22% of the total project. The vast majority of its projects are fixed unit price contracts, pursuant to which a portion of its revenues is tied to the volume of various project components. WANG & LEE CONTRACTING LIMITED combines its experience, local market knowledge and fully integrated management information systems to effectively bid, execute and manage projects. It captures project costs such as labor and equipment expenses on a daily basis. its managers review daily project reports to determine whether actual project costs are tracking to budget.

●	Experienced Management Team. Our executive officers are seasoned leaders with complementary skill sets and a track record of financial success spanning over 20 years and multiple business cycles.

●	Commitment to deliver quality works and services with stringent quality, safety and environmental assurance. We are committed to providing high quality works and services. WANG & LEE CONTRACTING LIMITED has adopted a set of stringent quality assurance measures which is comprised of monitoring, verifying and validating the works and materials. Its quality management system has been accredited with ISO 9001 certificate by Accredited Certification International Limited (“ACI Limited”). Furthermore, it has also set up an environmental management system to promote awareness of environmental protection and prevent pollution of the environment resulting in its works. Its environmental management system was accredited by ISO 14001 certification with ACI Limited. It has set up a comprehensive occupational health and safety management system to promote safe working practices among all employees and to prevent the occurrence of accidents through promoting safety awareness at the front line level. Its occupational health and safety management system has been certified to be in compliance with ISO 45001 by ACI Limited.

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●	Long-term relationship with customers, suppliers and subcontractors. WANG & LEE CONTRACTING LIMITED has established long term relationships with its customers for a period up to 25 years, suppliers for a period up to 30 years and subcontractors for a period up to 30 years. Maintaining good customer relationships provides more opportunities to tender and also demonstrates its ability to provide high-quality work on time and budget. In addition, it has also maintained a good relationship with equipment and material suppliers as well as subcontractors. WANG & LEE CONTRACTING LIMITED is the authorized dealer of an American air-conditioning equipment manufacturer (the “air-conditioning equipment manufacturer”). Establishing a good relationship with suppliers enables it to have more flexibility in negotiating prices, resources allocation and project execution compared with competitors. Maintaining a good relationship with subcontractors will help reduce the risk of shortage or delay in the delivery of contract works, and ensure timely installation works. We consider partnering with these suppliers and subcontractors to be one of the key success factors for us to deliver high quality work to our customers.

Threats and Challenges

●	Relative Dependence on the Real Estate Market

The sales value of the real estate market in HK SAR experienced an overall decrease at CAGR of approximately 1.9% from 2015 to 2020. Amid uncertainties caused by unfavorable global economic environment, the E&M engineering industry, which is relatively dependent on the real estate market performance, especially the number of newly- built properties, would be adversely affected.

●	Labor Shortage and Increasing Labor Costs

Labor shortage and increasing labor costs may dampen the profitability of E&M engineering contractors. Also, difficulties in attracting and retaining experienced and qualified staff may delay the completion of the works and thereafter reducing the profitability of the E&M engineering industry. As a result, E&M engineering contractors, in particular those who fail to shift the increasing labor costs to customers, may face the problem of lowered profitability.

●	Going Concern

As of December 31, 2019, 2020 and 2021, we had an accumulated deficit of $1,548,216, $1,270,198, and $1,624,941, and working capital deficit of $1,177,262, $894,295 and $518,589 respectively. As the Company has an accumulated deficit and has a working capital deficit, net cash outflows from operating activities, our auditor, WWC, P.C. had raised substantial doubt about our ability to continue as going concern.

Management plans to focus its resources on smaller scale engineering projects that generate sustainable positive profit margins. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations. If we are unable to improve our liquidity position, we may not be able to continue as a going concern, and therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment

Coronavirus (COVID-19) Update

The world is experiencing a global pandemic of a novel strain of coronavirus (COVID-19) and its various strains. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for most of the past two years. We believe there is a risk that our business, results of operations, and financial condition will be adversely affected by the continued pandemic. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impact of COVID-19 on our business, financial condition, and results of operations includes, but are not limited to, the following:

●	The closure of our offices and suspension of construction/contracting operations;
●	The suspension of all in-person consultations, marketing, and advertising activities; and
●	Our results of operations were negatively affected by the COVID-19 pandemic in the first half year of 2020. Under the disease prevention measures and arrangement announced by the HK SAR Government, on-site works were suspended for around 3 months from February through April 2020.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors—Risks Related to Our Business and Industry — Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected.”

Significant Risk Factors

An investment in our Ordinary Shares involves a number of risks. You should carefully read and consider all of the information contained in this prospectus (including in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto) before making an investment decision. These risks could adversely affect our business, financial condition and results of operations, and cause the trading price of our Ordinary Shares to decline. You could lose part or all of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of forward-looking statements, and the significance of forward-looking statements in the context of this prospectus.

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The following is a summary of what our management views as our most significant risk factors:

Risks Related to Our Business and Industry

●	A significant slowdown or decline in economic conditions, particularly in mainland China, could adversely impact our results of operations.

●	If we do not comply with certain laws, we could be suspended or debarred contracting, which could have a material adverse effect on our business.

●	If we are unable to accurately estimate the overall risks, revenues or costs on our projects, we may incur contract losses or achieve lower than anticipated profits.

●	We are required to maintain various approvals, licences and permits to operate many of our businesses, and the loss of, or failure to obtain or renew, any or all of these approvals, licences and permits could materially and adversely affect our businesses in Hong Kong SAR.

●	The cancellation of a significant number of contracts, our disqualification from bidding for new contracts, and the unpredictable timing of new contracts could have a material adverse effect on our business.

●	We may lose business to competitors that underbid us, and we may be unable to compete favorably in our highly competitive industry.

●	Our business is subject to adverse weather conditions, which can adversely impact our business.

●	Design-build contracts subject us to the risk of design errors and omissions.

●	Our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry.

●	We depend on third parties for equipment and supplies essential to operate our business.

●	Failure of our subcontractors to perform as expected could have a negative impact on our results.

●	The construction services industry is highly schedule driven, and our failure to meet the schedule requirements of our contracts could adversely affect our reputation and/or expose us to financial liability.

●	Force majeure events, such as natural disasters and terrorists’ actions, and unexpected equipment failures could negatively impact our business, which may affect our financial condition, results of operations or cash flows.

●	Inability to obtain or maintain adequate insurance coverage could adversely affect our results of operations.

●	Environmental, health and safety laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity.

●	Our operations are subject to special hazards that may cause personal injury or property damage, subjecting us to liabilities and possible losses which may not be covered by insurance.

●	We may need to raise additional capital in the future for working capital, capital expenditures and/or acquisitions, and we may not be able to do so on favorable terms or at all, which would impair our ability to operate our business or achieve our growth objectives.

●	Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation.

●	Our earnings are affected by the application of accounting standards and our critical accounting policies, which involve subjective judgments and estimates by our management. Our actual results could differ from the estimates and assumptions used to prepare our financial statements.

●	The percentage-of-completion method of accounting for contract revenues involves significant estimates that may result in material adjustments, which could result in a charge against our earnings.

●	We are a holding company whose principal source of operating cash is the income received from our subsidiaries.

●	Our significant shareholders have considerable influence over our corporate matters.

●	Our significant shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

●	If we fail to promote and maintain our brand effectively and cost-efficiently, our business and results of operations may be harmed.

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

●	We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including the emergence of an epidemic, pandemic, social unrest, terrorist attacks, or natural disasters.

●	Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Ordinary Shares.

●	Increases in labor costs and an ageing labor force may adversely affect our business and results of operations.

●	Our business is susceptible to government policies and macroeconomic conditions.

●	We may not be able to meet higher customers’ expectation.

●	Our financial statements have been prepared on a going concern basis and we must raise additional capital beforehand to fund our operations in order to continue as a going concern. If we are unable to do so or on terms commercially acceptable to us and we are unable to improve our liquidity position, we may be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.

For a detailed description of the risks above, please refer to pages 19 – 29.

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Risks Related to Doing Business in Hong Kong SAR

●	Changes in political, social and economic policies in any of China, the U.S. or Europe may materially and adversely affect our business, financial condition, results of operations and prospects.

●	HK SAR and China’s legal systems are evolving and have inherent uncertainties that could limit the legal protection available to you.

●	Uncertainties in the interpretation and enforcement of Chinese laws and regulations, which could change at any time with little advance notice, could limit the legal protections available to us.

●	We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

●

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in the HK SAR, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

●	The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

●	Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

●	Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. If the bill passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, this would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	Nasdaq may apply additional and more stringent criteria for our continued listing.

For a detailed description of the risks above, please refer to pages 29 – 37.

Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

●	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

●	We are a “foreign private issuer,” and a British Virgin Islands company and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

●	We are a “controlled company” defined under the Nasdaq Stock Market Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

●	The requirements of being a public company may strain our resources and divert management’s attention.

●	The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

●	Future issuances or sales, or perceived issuances or sales, of substantial amounts of Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Ordinary Shares and our ability to raise capital in the future.

●	We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

●	Future financing may cause a dilution in your shareholding or place restrictions on our operations.

●	There may not be an active, liquid trading market for our Ordinary Shares.

●	You will experience immediate and substantial dilution.

●	Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in British Virgin Islands or HK SAR based on U.S. or other foreign laws against us, our management or the experts named in the prospectus

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

●	We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934 (the Exchange Act”), and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the British Virgin Islands.

●	We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

●	We could become a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences.

●	Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment.

●	We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

For a detailed description of the risks above, please refer to pages 38 – 46.

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List of Approvals/Permits

Neither we or our subsidiaries are covered by permissions requirements from the China Securities Regulatory Commission (“CSRC”), Cyberspace Administration of China (“CAC”) or any other governmental agency. We have and our subsidiaries have received all requisite permissions or approvals and no permissions or approvals had been denied.

If we or our subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we and/or our subsidiaries are required to obtain such permissions or approvals in the future, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our and/or our subsidiaries’ income, revoking our or our subsidiaries’ business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our Offering to finance our or our subsidiaries’ business and operations, and taking other regulatory or enforcement actions that could be harmful to our or our subsidiaries’ business. Any of these actions could cause significant disruption to our or our subsidiaries’ business operations and severely damage our or our subsidiaries’ reputation, which would in turn materially and adversely affect our or our subsidiaries’ business, financial condition and results of operations.

Transfers of Cash to and from Our Subsidiaries

Our business is primarily conducted through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED. WANG & LEE GROUP, Inc., the British Virgin Islands holding company will rely on dividends paid by its subsidiaries, namely WANG & LEE HOLDINGS, Inc., our wholly-owned British Virgin Islands subsidiary and the latter’s wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED for WANG & LEE GROUP, Inc.’s working capital and cash needs, including the funds necessary to pay any dividends. WANG & LEE GROUP, Inc. and WANG & LEE HOLDINGS, Inc. are essentially British Virgin Islands holding companies. Only WANG & LEE CONTRACTING LIMITED operates in HK SAR.

During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution. Cash is maintained by our operating subsidiary, WANG & LEE CONTRACTING LIMITED, in four separate Hong Kong Dollar bank accounts in HK SAR. WANG & LEE GROUP, Inc. has two Hong Kong Dollar savings and current bank accounts and two foreign currency savings and current bank accounts in HK SAR. WANG & LEE HOLDINGS, Inc. has no bank account,

Because WANG & LEE GROUP, Inc. was recently incorporated, there has not been, to date, any transfers, dividends, or distributions between the holding company, WANG & LEE GROUP, Inc., its subsidiaries, or to its investors.

WANG & LEE GROUP, Inc. is permitted under the laws of the British Virgin Islands to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amount of the funds. WANG & LEE HOLDINGS, Inc. and WANG & LEE CONTRACTING LIMITED are permitted under the relevant laws of HK SAR to provide funding through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from HK SAR to the British Virgin Islands and to U.S. investors.

Our Corporate Structure

We are a British Virgin Islands business company that wholly owns our British Virgin Islands subsidiary, WANG & LEE HOLDINGS, Inc., which in turn, wholly owns our HK SAR operating subsidiary, WANG & LEE CONTRACTING LIMITED. We do not use variable interest entities in our corporate structure.

The following diagram illustrates our corporate structure as of the date of this prospectus and on completion of the Offering. For more detail on our corporate history please refer to “Our Corporate History and Structure” appearing on page 79 of this prospectus.

Pre-Offering

*WANG & LEE GROUP, Inc. is the holding company and registrant.

** WANG & LEE CONTRACTING Limited is our operating company.

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Post-Offering

*WANG & LEE GROUP, Inc. is the holding company and registrant.

** WANG & LEE CONTRACTING Limited is our operating company.

Corporate Information

Our principal executive office is located at 5/F Wing Tai Factory Building, 3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong, and our phone number is +852 2889 1313. We maintain a corporate website athttp://www.wangnlee.com.hk/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We expect that our Chairman and Chief Executive Officer, Mr. Pui Lung Ho will own a majority of our ordinary shares following the Offering and continue to be a controlled company pursuant to “controlled company” defined under the Nasdaq Stock Market Rules. Accordingly, we will be a controlled company under the applicable Nasdaq listing standards. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Please see “Risk Factors – Our significant shareholders have considerable influence over our corporate matters.”

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Offering Summary

Following completion of our initial public offering, ownership of WANG & LEE GROUP, Inc. will be as follows:

	Ordinary shares purchased
	Number	Percent

Existing shareholders	12,000,000	75%
New investors	4,000,000	25%
	16,000,000	100%

THE OFFERING

Issuer	WANG & LEE GROUP, Inc.

Securities being offered	4,000,000 Ordinary Shares, no par value. We are also registering for resale up to 4,000,000 Ordinary Shares by certain shareholders. These shares will not be part of this initial public offering.

Ordinary Shares Outstanding Prior to Completion of Offering	12,000,000

Ordinary Shares outstanding immediately after this Offering	16,000,000

Assumed Offering Price per Ordinary Share	The purchase price will be $4.00.

Gross Proceeds	$16,000,000

Symbol	We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “WLGS”.

Use of Proceeds	We estimate that we will receive net proceeds from this Offering of up to $13,479,412, based on an assumed price to the public in this Offering of $4.00, after deducting underwriting fees and commissions and estimated offering expenses.

Risk Factors	Investing in our Ordinary Shares involves a high degree of risk and purchasers of our Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares beginning on Page 19.

Lock-Up	We, our directors, executive officers, and all existing shareholders of the issued and outstanding Ordinary Shares are expected to enter into lock-up agreements with the underwriters not to sell, transfer or dispose of any Ordinary Shares for a period of up to 12 months after this Offering is completed. See “Shares Eligible for Future Sale” and “Underwriting.”

Dividend Policy	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

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Summary Financial Data

The following summary consolidated statements of operations and cash flow data for the years ended December 31, 2021 and 2020 and the summary consolidated balance sheet data as of December 31, 2021 and 2020 have been derived from our consolidated financial statements included elsewhere in this prospectus. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP, our consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

The summary consolidated statements of operations and cash flow

	For the years ended December 31,
	2021	2020

Net cash (used in) provided by
Operating activities	$(482,801)	$(74,380)
Investing activities	-	(2,926)
Financing activities	1,018,183	83,895

Net increase in cash and cash equivalents	535,382	6,589

Effect of foreign currency translation	(5,863)	(5,803)

Net increase in cash and cash equivalents	$529,519	$786

The summary consolidated balance sheet as at

	December 31,
	2021	2020

Total asset	$2,419,592	$2,121,266
Total liabilities	3,536,026	2,887,010

Deficit	$(1,116,434)	$(765,744)

Our management believes that the assumptions underlying our financial statements and the above allocations are reasonable. Our financial statements, however, may not necessarily reflect our results of operations, financial position and cash flows as if we had operated as a separate, stand-alone company during the periods presented. You should not view our historical results as an indicator of our future performance.

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The following table presents our summary consolidated statements of operations and comprehensive income for the fiscal years ended December 31, 2021 and 2020:

	For the years ended December 31,
	2021	2020

Contract revenue	$4,135,059	$4,074,258
Contract costs	(3,275,299)	(3,339,093)
GROSS PROFIT	859,760	735,165

General and administrative expenses	(1,220,619)	(592,539)
Other income (expenses)	6,116	140,936
Provision for income taxes	-	(5,544)

Net Profit (Loss)	(354,743)	278,018
Foreign currency translation adjustment	4,053	(4,533)

Total comprehensive income (loss)	$(350,690)	$273,485

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Business and Industry

A significant slowdown or decline in economic conditions, particularly in mainland China, could adversely impact our results of operations.

We currently operate in HK SAR and the People’s Republic of China to a small extent. In fiscal year 2019, we generated 6% of our revenue from mainland China for referring sub-contractors to a work site in mainland China. Since then, all our revenue has been generated in HK SAR. A slowdown or decline in economic conditions or uncertainty regarding the economic outlook in mainland China generally, or in HK SAR particularly, could result in reduced demand for construction projects, which could materially adversely affect our financial condition, results of operations and liquidity. Demand for construction projects depends on the overall condition of the local economies, the need for new or replacement infrastructure, the priorities placed on various projects funded by government spending levels. In particular, low tax revenues, credit rating downgrades, budget deficits and financing constraints, including timing and amount of government funding and competing governmental priorities, could negatively impact the ability of government agencies to fund existing or new public infrastructure projects. For example, during the most recent recession, decreases in tax revenues reduced funding for infrastructure projects. In addition, any instability in the financial and credit markets could negatively impact our customers’ ability to pay us on a timely basis, or at all, for work on projects already in progress. The inability to pay could cause our customers to delay or cancel construction projects in our contract backlog and/or create difficulties for customers to obtain adequate financing to fund new construction projects, including through the issuance of municipal bonds.

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If we do not comply with certain laws, we could be suspended or debarred contracting, which could have a material adverse effect on our business.

Various statutes to which our operations are subject, such as Factories and Industrial Undertakings Ordinance (Cap. 59 of the Laws of Hong Kong), Construction Site (Safety) Regulations (Cap. 59I of the Laws of Hong Kong), Factory and Industrial Undertakings (Safety Officers and Safety Supervisors) Regulations (Cap. 59Z of the Laws of Hong Kong); Factories and Industrial Undertakings (Safety Management) Regulations; and Occupational Safety and Health Ordinance (Cap. 509), which deal with the health and safety during the construction process and various other statutes provide for discretionary suspension and/or debarment in certain circumstances. The scope and duration of any suspension or debarment may vary depending upon the facts of a particular case and the statutory or regulatory grounds for debarment. Any suspension or debarment from contracting will have a material adverse effect on our financial condition, results of operations or liquidity.

If we are unable to accurately estimate the overall risks, revenues or costs on our projects, we may incur contract losses or achieve lower than anticipated profits.

Pricing on a fixed unit price contract is based on approved quantities irrespective of our actual costs, and contracts with a fixed total price require that the work be performed for a single price. We only generate profits on fixed unit price and fixed total price contracts when our revenues exceed our actual costs, which requires us to accurately estimate our costs, control actual costs, and avoid cost overruns. If our cost estimates are too low or we do not perform the contract within our cost estimates, then cost overruns may cause us to incur a loss or cause the contract not to be as profitable as we expected. The costs incurred and profit realized, if any, on our contracts can vary, sometimes substantially, from our original projections due to a variety of factors, including, but not limited to:

●	the failure to include materials or work in a bid, or the failure to estimate the quantities or costs properly needed to complete a fixed total price contract;
●	delays caused by weather conditions or otherwise failing to meet scheduled acceptance dates;
●	contract or project modifications or conditions creating unanticipated costs that are not covered by change orders;
●	the availability and skill level of workers;
●	the failure by our suppliers, subcontractors, designers, engineers or customers to perform their obligations;
●	fraud, theft or other improper activities by our suppliers, subcontractors, designers, engineers, customers or our own personnel;
●	mechanical problems with our machinery or equipment;
●	difficulties in obtaining required government permits or approvals;
●	changes in applicable laws and regulations;
●	uninsured claims or demands from third parties for alleged damages arising from the design, construction or use and operation of a project of which our work is part; and
●	public infrastructure customers seeking to impose contractual risk-shifting provisions that result in our facing increased risks.

These factors and others may cause us to incur losses, which could have a material adverse effect on our financial condition, results of operations or liquidity.

We are required to maintain various approvals, licences and permits to operate many of our businesses, and the loss of, or failure to obtain or renew, any or all of these approvals, licences and permits could materially and adversely affect our businesses in Hong Kong SAR.

In accordance with the laws and regulations of Hong Kong SAR, we are required to maintain various approvals, licences and permits in order to operate our business. Please see “Business — Overview” for a summary of such licences, approvals or permits.

Failure to comply with these laws and regulations, or the loss of or failure to renew our licences and permits or any change in the government policies, could lead to temporary or permanent suspension of some of our business operations or the imposition of penalties on us, which could adversely affect our results of operations and financial condition. As confirmed by our directors, we may engage approved subcontractors to carry out part of our engineering works to mitigate such risks, thereby ensuring the timely completion of the E&M engineering projects. We have established long term relationships with our subcontractors for a period up to 30 years. Please refer to “Business — Competitive Strengths” and “Business — Subcontractors” for more details.

In order to tender for government contracts, a contractor is required to be on the appropriate list of approved contractors of the relevant government departments. If the capability, performance, tendering record or financial standing of a particular contractor is found to be unsatisfactory by the government, or if a contractor’s failure to implement sufficient safety measures and procedures at work sites has resulted in any personal injuries or fatal accidents, the government may remove a contractor from such list or take other regulatory actions against the contractor such as revocation, suspension, extending probationary period, downgrading to probationary status, or demotion to a lower group in respect of all or any work category in which the contractor is listed. In the event of a withdrawal, revocation or downgrading, there would be a detrimental impact on our operations and prospects.

In addition, any changes or alterations in the licensing requirements and/or standards for admission into the list of approved contractors may require us to make necessary corresponding adjustments to meet any new requirements and/or standards resulting from such changes, thus requiring us to incur extra costs.

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The cancellation of a significant number of contracts, our disqualification from bidding for new contracts, and the unpredictable timing of new contracts could have a material adverse effect on our business.

We could be prohibited from bidding on certain contracts if we fail to maintain the qualifications required by those entities. In addition, government contracts can typically be canceled at any time with our receiving payment only for the work completed. The cancellation of an unfinished contract or our disqualification from the bidding process could result in lost revenues and cause our equipment to be idled for a significant period until other comparable work becomes available. Additionally, the timing of project awards is unpredictable and outside of our control. Project awards, including expansions of existing projects, often involve complex and lengthy negotiations and competitive bidding processes.

We may lose business to competitors that underbid us, and we may be unable to compete favorably in our highly competitive industry.

The E&M market in HK SAR is deemed to be highly competitive due to a large amount of E&M service providers. In addition, some service providers may possess longer operating history, better resources, stronger relationships with other industry stakeholders or a more reputed brand name. Therefore, to capture potential business opportunities and develop relationships with customers, some market participants may adopt more aggressive pricing approaches, leading to downward market pricing pressure. As a result, an increase in competition may decrease new project awards to us at acceptable profit margins. In addition, in the event of a downturn in private residential and commercial construction, the competition for available public government projects could intensify, which could materially and adversely impact our financial condition, results of operations or liquidity.

Our business is subject to adverse weather conditions, which can adversely impact our business.

Our construction operations may occur outdoors. As a result, adverse weather conditions can adversely affect our business operations through a decline in the demand for our construction/contracting services and alterations and delays in our construction/contracting schedules. In addition, adverse weather conditions such as extended rainy, cold weather and typhoons could render our contracting operations less efficient resulting in under-utilization of crews and equipment and lower contract profitability.

Design-build contracts subject us to the risk of design errors and omissions.

Design-build contracts are used as a project delivery method that provides the owner with a single point of responsibility for both design and construction. Therefore, we can have the ability to assume design and engineering responsibilities. However, in the event of a design error or omission that causes damages, there is a risk we would not be able to absorb the full amount of the liability incurred despite having trial and omission insurance. In this case, we may be responsible for the liability, resulting in a potentially material adverse effect on our financial position, results of operations, cash flows and liquidity.

Our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry.

The success of our business depends upon our ability to attract, train and retain qualified, reliable personnel, including, but not limited to, our executive officers and key management personnel. Additionally, the successful operation of our business depends upon engineers, project management personnel, other employees and qualified subcontractors who possess the necessary and required experience and expertise and who will perform their respective services at a reasonable and competitive rate. Competition for these and other experienced personnel is intense. As a result, it may be difficult to attract and retain qualified individuals with the requisite expertise and in the timeframe demanded by our clients. For example, in certain geographic areas, we may not be able to satisfy the demand for our services because of our inability to hire, train, and retain qualified personnel successfully. Also, it could be difficult to replace personnel who hold government granted eligibility that may be required to obtain certain government projects and/or who have significant government contract experience.

As some of our executives and other key personnel approach retirement age, we must provide for smooth transitions, which may require that we devote time and resources to identify and integrate new personnel into vacant leadership roles and other key positions. If we are unable to attract and retain a sufficient number of skilled personnel or effectively implement appropriate succession plans, our ability to pursue projects and our strategic plan may be adversely affected, the costs of executing both our existing and future projects may increase and our financial performance may decline.

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In addition, the cost of providing our services, including the extent to which we utilize our workforce, affects our profitability. For example, the uncertainty of contract award timing can present difficulties matching our workforce size with our contracts. If an expected contract award is delayed or not received, we could incur costs resulting from excess staff or redundancy of facilities that could have a material adverse impact on our business, financial conditions and results of operations.

We depend on third parties for equipment and supplies essential to operate our business.

We rely on third parties to sell or lease equipment to us and provide us with supplies, including materials for installation such as air-conditioners, and other construction materials (such as cables, lighting fitting and generator set), necessary for our operations. We cannot assure you that our favorable working relationships with our suppliers will continue in the future. In addition, there have historically been periods of supply shortages in our industry.

The inability to purchase or lease necessary equipment for our operations could severely impact our business. For example, if we lose our supply contracts and receive insufficient supplies from third parties to meet our customers’ needs, or if our suppliers experience price increases or disruptions to their business, such as labor disputes, supply shortages or distribution problems, our business, financial condition, results of operations, liquidity and cash flows could be materially and adversely affected.

Failure of our subcontractors to perform as expected could have a negative impact on our results.

On occasion, we rely on third-party subcontractors to perform some of the work on many of our contracts, but we are ultimately responsible for the successful completion of their work. Although we seek to require bonding or other forms of guarantees from all of our subcontractors, we are not always able to obtain such bonds or guarantees. In situations where we are unable to obtain a bond or guarantee, we may be responsible for the failures on the part of our subcontractors to perform as anticipated, resulting in a potentially adverse impact on our cash flows and liquidity. In addition, if the project’s total costs exceed our original estimates, we could experience reduced profits or a loss for that project, which could have an adverse impact on our financial position, results of operations, cash flows, and liquidity.

The construction services industry is highly schedule driven, and our failure to meet the schedule requirements of our contracts could adversely affect our reputation and/or expose us to financial liability.

In some instances, including in the case of many of our fixed unit price contracts, we guarantee that we will complete a project by a certain date. Any failure to meet contractual schedule or completion requirements set forth in our contracts could subject us to responsibility for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages, liability for our customer’s actual costs arising out of our delay, reduced profits or a loss on that project, damage to our reputation and a material adverse impact to our financial position, results of operations, cash flows and liquidity.

Force majeure events, such as natural disasters and terrorists’ actions, and unexpected equipment failures could negatively impact our business, which may affect our financial condition, results of operations or cash flows.

Force majeure events, such as terrorist attacks or natural disasters, have impacted, and could continue to negatively impact, the economy and the markets in which we operate. As an example, from time to time we face unexpected severe weather conditions, evacuation of personnel and curtailment of services, increased labor and material costs or shortages, inability to deliver materials, equipment and personnel to work sites in accordance with contract schedules and loss of productivity. We seek to include language in our private client contracts that grants us certain relief from force majeure events. We regularly review and attempt to mitigate force majeure events in both public and private client contracts. However, the extra costs incurred as a result of these events may not be reimbursed by our clients, and we remain obligated to perform our services after most extraordinary events subject to relief that may be available pursuant to a force majeure clause.

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These force majeure events may affect our operations or those of our customers or suppliers and could impact our revenues, our production capability and our ability to complete contracts in a timely manner.

Inability to obtain or maintain adequate insurance coverage could adversely affect our results of operations.

As part of our overall risk management strategy and pursuant to requirements to maintain specific coverage contained in our financing agreements and a majority of our contracts, we have obtained and maintain insurance coverage. Although we have been able to obtain reasonably priced insurance coverage to meet our requirements in the past, there is no assurance that we will be able to do so in the future. For example, catastrophic events can result in decreased coverage limits, more limited coverage, and increased premium costs or deductibles. If we are unable to obtain adequate insurance coverage, we may not be able to procure certain contracts, which could materially adversely affect our financial position, results of operations, cash flows or liquidity.

Environmental, health and safety laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity.

Our operations are subject to stringent and complex laws and regulations governing the discharge of materials into the environment, health and safety aspects of our operations or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations applicable to our operations, including: the acquisition of a permit or other approval before conducting regulated activities; the restriction of the types, quantities and concentration of materials that can be released into the environment; the limitation or prohibition of activities on certain lands lying within wilderness, wetlands, and other protected areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution resulting from our operations. Numerous government authorities have the power to enforce compliance with these laws and regulations and the permits issued under them. Such enforcement actions often involve difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil, or criminal penalties, natural resource damages, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of our operations. In addition, we may experience delays in obtaining, or be unable to obtain, required permits, which may delay or interrupt our operations and limit our growth and revenue.

Certain environmental laws impose strict liability (i.e., no showing of “fault” is required) or joint and several liability for costs required to remediate and restore sites where hazardous substances, hydrocarbons or solid wastes have been stored or released. We may be required to remediate contaminated properties currently or formerly owned or operated by us or third-party facilities that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from the consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. Furthermore, the existence of contamination at properties we own, lease or operate could result in increased operational costs or restrictions on our ability to use those properties as intended.

In certain instances, citizen groups also have the ability to bring legal proceedings against us if we do not comply with environmental laws or challenge our ability to receive environmental permits that we need to operate. In addition, claims for damages to persons or property, including natural resources, may result from our operations’ environmental, health, and safety impacts. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against us. Moreover, public interest in protecting the environment has increased dramatically in recent years. The trend of more expansive and stringent environmental legislation and regulations applied to our industry could continue, resulting in increased costs of doing business and consequently affecting profitability.

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Our operations are subject to special hazards that may cause personal injury or property damage, subjecting us to liabilities and possible losses which may not be covered by insurance.

Operating hazards inherent in our business, some of which may be outside our control, can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. We maintain insurance coverage in amounts and against the risks we believe are consistent with industry practice, but this insurance may be inadequate or unavailable to cover all losses or liabilities we may incur in our operations. Our insurance policies are subject to varying levels of deductibles. Losses up to our deductible amounts are accrued based upon our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. However, liabilities subject to insurance are difficult to estimate due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of unreported incidents, and our safety programs’ effectiveness. If we were to experience insurance claims or costs above our estimates, we may be required to use working capital to satisfy these claims rather than using working capital to maintain or expand our operations.

We may need to raise additional capital in the future for working capital, capital expenditures and/or acquisitions, and we may not be able to do so on favorable terms or at all, which would impair our ability to operate our business or achieve our growth objectives.

Our ongoing ability to generate cash is important for funding our continuing operations, making acquisitions and servicing our indebtedness. To the extent that existing cash balances and cash flow from operations, together with borrowing capacity are insufficient to make investments or acquisitions or provide needed working capital, we may require additional financing from other sources. Our ability to obtain such additional financing in the future will depend in part upon prevailing capital market conditions and conditions in our business and our operating results. Those factors may affect our efforts to arrange additional financing on terms acceptable to us. Furthermore, if global economic, political or other market conditions adversely affect the financial institutions that provide credit to us, it is possible that our ability to draw upon credit facilities may be impacted. If adequate funds are not available, or are not available on acceptable terms, we may not be able to make future investments, take advantage of acquisitions or other opportunities, or respond to competitive challenges, resulting in loss of market share, each of which could have a material adverse impact on our financial position, results of operations, cash flows and liquidity.

Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation.

Because our employees and others are often in close proximity with mechanized equipment, moving vehicles, chemical substances and dangerous manufacturing processes, our construction and maintenance sites are potentially dangerous workplaces. Therefore, safety is a primary focus of our business and is critical to our reputation and performance. Many of our clients require that we meet certain safety criteria to be eligible to bid on contracts, and some of our contract fees or profits are subject to satisfying safety criteria. Unsafe work conditions can also increase employee turnover, which increases project costs and our overall operating costs. If we fail to implement safety procedures or implement ineffective safety procedures, our employees could be injured, and we could be exposed to investigations and possible litigation. Our failure to maintain adequate safety standards through our safety programs could also result in reduced profitability or the loss of projects or clients, and could have a material adverse impact on our financial position, results of operations, cash flows or liquidity.

Our earnings are affected by the application of accounting standards and our critical accounting policies, which involve subjective judgments and estimates by our management. Our actual results could differ from the estimates and assumptions used to prepare our financial statements.

The accounting standards we use in preparing our financial statements are often complex and require that we make significant estimates and assumptions in interpreting and applying those standards. These estimates and assumptions affect the reported values of assets, liabilities, revenues and expenses, and the disclosure of contingent liabilities. We make critical estimates and assumptions involving accounting matters, including our revenue recognition, accounts receivable including retainage, valuation of long-lived assets, and income taxes. These estimates and assumptions involve matters that are inherently uncertain and require our subjective and complex judgments. If we used different estimates and assumptions or used different ways to determine these estimates, our financial results could differ.

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Our actual business and financial results could differ from our estimates of such results, which could have a material negative impact on our financial condition and reported results of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”

The percentage-of-completion method of accounting for contract revenues involves significant estimates that may result in material adjustments, which could result in a charge against our earnings.

We recognize revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of our performance because it directly measures the value of the services or products transferred to the customer. Subcontractor materials, labor and equipment included in revenue and cost of revenue when management believes that we are acting as a principal rather than as an agent (e.g., we integrate the materials and labor into the deliverables promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). In the contracts, other than the Original Contract Sum, there is a Variation Order Sum (provisional amounts) included in the same contract in which we are allowed to perform extra work or billed extra materials to fulfill the contracts. We generally accounted for the performance obligation of this Variation Order together with the performance obligation of the original contract as a single deliverable (a single performance obligation). Pre-contract costs are expensed as incurred unless they are expected to be recovered from the client. Project mobilization costs are generally charged to project costs as incurred when they are an integrated part of the performance obligation being transferred to the customer.

Accounting for our contract-related revenues and costs and other expenses requires management to make a variety of significant estimates and assumptions. Although we believe we have the experience and processes to formulate appropriate assumptions and produce reasonably dependable estimates, these assumptions and estimates may change significantly in the future and could result in the reversal of previously recognized revenues and profit. Accordingly, such changes could have a material adverse effect on our financial position and results of operations.

We are a holding company whose principal source of operating cash is the income received from our subsidiaries.

We are dependent on the income generated by our subsidiaries in order to make distributions and dividends on the shares. The amount of distributions and dividends, if any, which may be paid to us from our operating subsidiaries will depend on many factors, including such subsidiaries’ results of operations and financial condition, limits on dividends under applicable law, its constitutional documents, documents governing any indebtedness, and other factors which may be outside our control. If our operating subsidiaries do not generate sufficient cash flow, we may be unable to make distributions and dividends on the shares.

Our significant shareholders have considerable influence over our corporate matters.

Pui Lung Ho beneficially owns and controls 8,000,000 Ordinary Shares that correspond to 66.67%, respectively on a pre-Offering basis and 50%, respectively on a post-Offering basis of our issued and outstanding Ordinary Shares. Mr. Ho holds a controlling interest in us pre-Offering and will hold considerable influence over corporate matters requiring shareholder approval post-Offering, including without limitation, electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price

Our significant shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholders have, either collectively or individually, considerable influence over our corporate matters, their interests may differ from the interests of our company as a whole. These shareholders could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

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If we fail to promote and maintain our brand effectively and cost-efficiently, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our future marketing efforts will likely require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. We own certain intellectual properties. See “Description of Property — Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Counterparties may breach confidentiality, invention assignment and non-compete agreements, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We cannot assure that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties, especially since we do not manage or control the intellectual property rights of any of our suppliers. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

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Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including the emergence of an epidemic, pandemic, social unrest, terrorist attacks, or natural disasters.

Our business could be materially and adversely affected by catastrophic events or other business continuity problems, such as natural or man-made disasters, pandemics, social unrest, war, riots, terrorist attacks, or other public safety concerns. If we were to experience a natural or man-made disaster, disruption due to social or political unrest, or disruption involving electronic communications or other services used by us or third parties with which we conduct business, the continuity of our operations will partially depend on the availability of our people and office facilities and the proper functioning of our computer, software, telecommunications, transaction processing, and other related systems. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our business exposure and operations in HK SAR, could have a material adverse impact on our ability to continue to operate our business without interruption. Our business could also be adversely affected if our employees are affected by epidemics, pandemics, natural or man-made disasters, disruptions due to social or political unrest or disruption involving electronic communications. In addition, our results of operations could be adversely affected to the extent that any epidemic or pandemic harms the Chinese or global economy in general. The incidence and severity of disasters, epidemics or pandemics or other business continuity problems are unpredictable, and our inability to timely and successfully recover could materially disrupt our businesses and cause material financial loss, regulatory actions, reputational harm, or legal liability.

In addition, although the recent outbreak of COVID-19 has caused, and may continue to cause, companies in China and the rest of the world, including us and certain of our business partners, to implement temporary adjustment of work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may experience lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business operations depend on our professional staff and the continued services of these individuals. If any of our employees is suspected of having contracted COVID-19, we may be required to apply quarantines or suspend our operations. The extent to which this outbreak impacts our results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity of this outbreak and future actions we take, if any, to contain this outbreak or treat its impact, among others.

Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected.

The world is experiencing a global pandemic of a novel strain of coronavirus (COVID-19) and its various strains. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for most of the past two years. We believe there is a risk that our business, results of operations, and financial condition will be adversely affected by the continued pandemic. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impact of COVID-19 on our business, financial condition, and results of operations includes, but are not limited to, the following:

●	The closure of our offices and suspension of construction/contracting operations;
●	The suspension of all in-person consultations, marketing, and advertising activities; and
●	Our results of operations were negatively affected by the COVID-19 pandemic in the first half year of 2020 and 2022. Under the disease prevention measures and arrangement announced by the HK SAR Government, on-site works were suspended for around 3 months from February through April 2020. During the first half year in 2022, a high amount of people got infected, which led to a shortage of labor in both office support and at the construction sites.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

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We believe that our current cash and cash equivalents, proceeds from additional equity and debt financing and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months. We may, however, need additional capital in the future to fund our continuing operations. The issuance and sale of additional equity would further dilute our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. In addition, the COVID-19 outbreak was declared to be a pandemic by the World Health Organization on March 10, 2020. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 and actions taken to mitigate it are expected to continue to have an adverse impact on our planned operations. Such events could result in the complete or partial closure of our offices or operations which could impact our operations. In addition, it could impact economies and financial markets, resulting in an economic downturn that could impact our ability to raise capital or slow down potential business opportunities. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Ordinary Shares.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars. The value of the Hong Kong dollar against the U.S. dollar may fluctuate and may be affected by, among other things, changes in political and economic conditions. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar.

Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenues and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Increases in labor costs and an ageing labor force may adversely affect our business and results of operations.

In recent years, the economy in HK SAR and globally has experienced general increases in inflation and labor costs. As a result, average wages in HK SAR and certain other regions are expected to increase. In addition, we are required by HK SAR laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits. Those employers who fail to make adequate payments may be subject to fines and other penalties. As a result, we expect that our labor costs, including wages and employee benefits, will continue to increase.

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According to the Census and Statistics Department of Hong Kong, most of the prices of raw materials and workers’ wages have moderately increased over the past six years. In particular, the ageing workforce in the local construction industry has been one of the significant issues and the market demand for experienced workers has remained strong. However, the shortage in skillful workers for both general and special trades in the construction may result in higher expenditure for fitting-out works service providers to retain high-caliber workers in order to ensure timely delivery of fitting-out projects. As a result, recruiting a pool of sufficient labor force while maintaining the business operations economically has become one of the market challenges for fitting-out works contractors.

Unless we are able to hire able and skilled workers and control our labor costs or pass on these increasing labor costs, our financial condition, and results of operations may be adversely affected.

Our business is susceptible to government policies and macroeconomic conditions.

The market growth of construction industry in Hong Kong highly correlates to government policies and macroeconomic environment. Particularly, during economic downturns, due to limited financial budgets, property developers and tenants are more conservative to invest capital resources to renovate their living spaces and select high-end products, such as furniture and marbles imported from overseas. On the other hand, government policies, such as urban renewal and development program and land sales, may affect the availability of land for property developers to construct and subsequently the demand for fitting-out works in HK SAR may deteriorate. In fact, according to Lands Department, the area of land sales has dropped from approximately 342.6 thousand square meters in 2014 to approximately 149.6 thousand square meters in 2019. As a result, the issue of overreliance on government policies and cyclical nature of construction works may adversely impact the development of fitting-out works market in HK SAR.

We may not be able to meet higher customers’ expectation.

Attributable to an increasing domestic household income, more people in HK SAR are willing to invest extra to pursue a better living environment and enhance their living standards. As a result, fitting-out service providers may confront with higher customers’ requirements as they may prefer the application of high-quality building materials to create a decent aesthetic decoration around their living spaces. Moreover, as the cost of owning and renting a unit is relatively high in HK SAR, property owners and generally have higher demand for the quality of fitting-out works. Thus, competent service providers are required to demonstrate a variety of capabilities, such as project management and craftsmanship, in order to meet the enhanced requirements from customers and outperform their competitors among this highly competitive market environment. If we are unable to meet such enhanced expectations, our business will be adversely affected.

Our financial statements have been prepared on a going concern basis and we must raise additional capital beforehand to fund our operations in order to continue as a going concern. If we are unable to do so or on terms commercially acceptable to us and we are unable to improve our liquidity position, we may be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.

As of December 31, 2021 and 2020, we had an accumulated deficit of $1,624,941 and $1,270,198, and working capital deficit of $518,589 and $894,295 respectively. As the Company has an accumulated deficit and has a working capital deficit, net cash outflows from operating activities, our auditor, WWC, P.C. had raised substantial doubt about our ability to continue as going concern.

Management plans to focus its resources on smaller scale engineering projects that generate sustainable positive profit margins. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations. If we are unable to improve our liquidity position, we may not be able to continue as a going concern, and therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment

Risks Related to Doing Business in Hong Kong SAR

Changes in political, social and economic policies in any of China, the U.S. or Europe may materially and adversely affect our business, financial condition, results of operations and prospects.

Our business operations are primarily conducted in China. Accordingly, we are affected by the economic, political and legal environment in China.

In particular, China’s economy differs from the economies of most developed countries in many respects, including the fact that it:

●	has a high level of government involvement;

●	is in the early stages of development of a market-oriented economy;

●	has experienced rapid growth; and

●	has a tightly controlled foreign exchange policy.

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China’s economy has been transitioning from a planned economy towards a more market-oriented economy. However, a substantial portion of productive assets in China remain state-owned and the PRC government exercises a high degree of control over these assets. In addition, the PRC government continues to play a significant role in regulating industrial development by imposing industrial policies. For the past three decades, the PRC government has implemented economic reform measures to emphasize the utilization of market forces in economic development.

China’s economy has grown significantly in recent years; however, there can be no assurance that such growth will continue. The PRC government exercises control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China, but may also have a negative effect on our business. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. As such, our future success is, to some extent, dependent on the economic conditions in China, and any significant downturn in market conditions may materially and adversely affect our business prospects, financial condition, results of operations and prospects.

HK SAR and China’s legal systems are evolving and have inherent uncertainties that could limit the legal protection available to you.

We have virtually all of our operations in HK SAR. In fiscal year 2019, we generated 6% of our revenue from mainland China for referring sub-contractors to a work site in mainland China. Since then, all our revenue has been generated in HK SAR. The HK SAR legal system embodies uncertainties which could limit the legal protections available to you and us.

As one of the conditions for the handover of the sovereignty of HK SAR to China, China had to accept some conditions such as HK SAR’s Basic Law before its return. The Basic Law ensured HK SAR will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement had given HK SAR the freedom to function in a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

Some international observers and human rights organizations have expressed doubts about the future of the relative political freedoms enjoyed in HK SAR and the PRC’s pledge to allow a high degree of autonomy in HK SAR. They considered, for example, that the proposals in Article 23 of the Basic Law in 2003 (which was withdrawn due to mass opposition) might have undermined autonomy. On June 10, 2014, Beijing released a new report asserting its authority over the territory. This ignited criticism from many people in HK SAR, who said that the Communist leadership was reneging on its pledges to abide by the “one country, two systems” policy that allows for a democratic, autonomous HK SAR under Beijing’s rule.

If the PRC were to, in fact, renege on its agreement to allow HK SAR to function autonomously, this could potentially impact HK SAR’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in HK SAR may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the HK SAR legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

By contrast, China’s legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. As a result, recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules and many have retroactive effects. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

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Uncertainties in the interpretation and enforcement of Chinese laws and regulations, which could change at any time with little advance notice, could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules, which could change at any time with little advance notice, are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

We may have to resort to administrative and court proceedings to enforce our legal rights from time to time. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based partly on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by I Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

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In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On November 14, 2021, the Cyberspace Administration of China (“CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which will take effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

We do not expect to be subject to the cybersecurity review by the CAC for this Offering, given that: (i) using our products and services do not require providing users’ personal information; (ii) we possess minimum amount, if not none of personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK SAR, a Special Autonomous Region apart from mainland PRC. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK SAR. Further, the PRC laws or regulations related to data security are not enforceable in HK SAR.

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We may be subject to a variety of laws and other obligations regarding data protection in HK SAR. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

The Data Protection Principles set out that (1) personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps to ensure that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate.

Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on 8 October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

Our directors are of the view that we are not likely to be in breach of the PDPO and the PDPAO, for the following reasons: (i) using our products and services do not require providing users’ personal information and (ii) we possess minimum amount, if not none of the personal information in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy are still uncertain and evolving. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. In addition, laws, regulations and standards on data protection and privacy continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in the HK SAR, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

We face significant competition in the E&M market due to a large amount of E&M service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on 14 December 2015. It lays down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies to the telecommunications section and is not applicable to our business.

Our directors confirm that we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business, in particular when tendering is one of our major means of securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. We may also inadvertently infringe the Competition Ordinance and under such circumstances, we may be subject to fines and/or other penalties, incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations.

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Further, given the Chinese government’s significant oversight and discretion over the conduct of our business operations in HK SAR and China, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation common in the United States are generally difficult to pursue as a matter of law or practicality in China. For example, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China in China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator, such as the Department of Justice, the SEC, the PCAOB and other authorities, to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Our principal business operation is conducted in HK SAR. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. However, U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business may be subject to regulation by various governmental agencies in China, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as value-added telecommunication laws and regulations, privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, environmental laws, consumer protection laws, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. These regulatory requirements may be more stringent in certain jurisdictions than in China. These laws and regulations may impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;
●	mandatory changes to our network and products;
●	disgorgement of profits, fines, and damages;
●	civil and criminal penalties or injunctions;
●	claims for damages by our customers or channel partners;
●	termination of contracts;
●	loss of intellectual property rights;
●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings
●	necessary to conduct our operations; and
●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

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Additionally, companies in the technology industry have recently experienced increased regulatory scrutiny. Any reviews by regulatory agencies or legislatures may result in similar substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations.

Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. If the bill passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, this would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act (“HFCA Act”) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA.

The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, WWC P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC P.C.’s compliance with applicable professional standards. WWC P.C. is headquartered in San Mateo, CA and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, given the recent developments, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the PCACOB determinations. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

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The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC had announced that the SEC staff was preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. The implications of possible additional regulation in addition to the requirements of the HFCA Act and what was recently adopted on December 2, 2021 are uncertain. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations share price and reputation.

U.S. public companies that have substantially all of their operations in HK SAR have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in HK SAR. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including HK SAR, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in HK SAR and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

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On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA.

The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the PCACOB determinations. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

These recent developments could add uncertainties to our Offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in China and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. In addition, many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is unclear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our future offerings, business, and share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

Nasdaq may apply additional and more stringent criteria for our continued listing.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where a company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that an offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. For the any aforementioned concerns, we may be subject to the additional and more stringent criteria of Nasdaq for our continued listing, which might cause delay or even denial of our listing application for our Ordinary Shares.

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Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this Offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the Securities and Exchange Commission and the Nasdaq require significantly heightened corporate governance practices for public companies. As a result, we expect these rules and regulations to increase our legal, accounting and financial compliance costs and make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Ordinary Shares could decline.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the Securities and Exchange Commission and the Nasdaq impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other generally applicable requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the Securities and Exchange Commission. We also expect that operating as a public company will make it more difficult and expensive for us to obtain director and officer liability insurance. We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this Offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer” and a British Virgin Islands company and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short swing profit disclosure and recovery regime.

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As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a British Virgin Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market corporate governance listing standards. However, Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is deemed our home country, may differ significantly from the Nasdaq Capital Market corporate governance listing standards. For example:

●	our independent directors do not need to hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors);

●	the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our Chief Executive Officer is not prevented from being present in the deliberations concerning his compensation;

●	related party transactions are not required to be reviewed and we are not required to solicit member approval of stock plans, including: those in which our officers or directors may participate; stock issuances that will result in a change in control; the issuance of our stock in related party acquisitions or other acquisitions in which we may issue 20% or more of our outstanding shares; or, below market issuances of 20% or more of our outstanding shares to any person; and

●	we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

Although we do not currently plan to utilize the home country exemption for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

Please refer to “Material Differences in BVI Law and our Memorandum and Articles of Association and Delaware Law” on page 110.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our company of this exemption from new or revised accounting standards. Therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are a “controlled company” defined under the Nasdaq Stock Market Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We expect that our Chairman and Chief Executive Officer, Mr. Pui Lung Ho will own a majority of our ordinary shares following the Offering and continue to be a controlled company pursuant to “controlled company” defined under the Nasdaq Stock Market Rules. Accordingly, we will be a controlled company under the applicable Nasdaq listing standards. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Please see “Risk Factors – Our significant shareholders have considerable influence over our corporate matters.”

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The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those Ordinary Shares at or above the initial public offering price. We cannot assure you that our Ordinary Shares’ initial public offering price, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located mainly in HK SAR or the People’s Republic of China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the perception and attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our shares, regardless of our actual operating performance.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Ordinary Shares and our ability to raise capital in the future.

The market price of our Ordinary Shares could decline as a result of future sales of substantial amounts of shares or other securities relating to the shares in the public market, including by the Company’s substantial shareholders, or the issuance of new shares by the Company, or the perception that such sales or issuances may occur. Future sales, or perceived sales, of substantial amounts of the shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. A few shareholders hold a significant portion of our Ordinary Shares and these are “restricted securities” as defined in Rule 144. These Ordinary Shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholders, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

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There may not be an active, liquid trading market for our Ordinary Shares.

There is no active trading market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained. You may not be able to sell your Ordinary Shares at the market price, if at all, if trading in our Ordinary Shares is not active.

You will experience immediate and substantial dilution.

The initial public offering price of our Ordinary Shares is substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Assuming the completion of the Offering, if you purchase Ordinary Shares in this Offering, you will incur immediate dilution of approximately $0.02 or approximately 25% in the pro forma net tangible book value per share from the price per share that you pay for the shares. Accordingly, if you purchase shares in this Offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Prior to Offering, we are a private company with limited accounting personnel and other resources to address our internal controls and procedures. Accordingly, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

In order to address and resolve the foregoing material weakness, we will implement measures designed to improve our internal control over financial reporting to remediate this material weakness, including hiring outside financial personnel with requisite training and experience in the preparation of financial statements in compliance with applicable Securities and Exchange Commission requirements within six months from the completion of our offering. We have budgeted $500,000 from the offering proceeds to improve our internal controls.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in British Virgin Islands or HK SAR based on U.S. or other foreign laws against us, our management or the experts named in the prospectus

Although we are a BVI incorporated company, we conduct substantially all of our operations in HK SAR and substantially all of our assets are located in HK SAR. In addition, a majority of our directors and executive officers reside within HK SAR, and most of the assets of these persons are located within HK SAR. As a result, it may be difficult for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of the HK SAR may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

HK SAR is a Special Administrative Region of the People’s Republic of China. A foreign judgment can be registered and enforced in HK SAR either under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319) (the “Ordinance”) or at common law. Registration of a foreign judgment under the Ordinance can be made by an ex parte application with the local court but this avenue is limited to judgments entered in designated jurisdictions, which currently include: Australia, Austria, Belgium, Bermuda, Brunei, France, Germany, India, Israel, Italy, Malaysia, The Netherlands, New Zealand, and Singapore and Sri Lanka. An action to enforce a foreign judgment at common law is a comparatively cumbersome process. It is in essence an independent suit in Hong Kong and the judgment creditor must follow normally applicable service procedures. Judgments entered in the United States and the United Kingdom can be enforced in HK SAR only at common law. To be eligible for common-law recognition, the judgment must (1) be for a definite sum of money; (2) be final and conclusive; and (3) have been entered by a court with competent jurisdiction over the defendant. With respect to finality, a HK SAR court will generally refrain from enforcing a judgment during the pendency of an appeal. This raises the possibility of undue delay and asset dissipation. With respect to the requirement of competent jurisdiction of the foreign judgment seeking to be enforced in HK SAR, it is governed by private international law as interpreted in HK SAR, not the law of the foreign forum. Jurisdiction can generally be asserted on the basis of the defendant’s physical presence in the foreign forum, appearance in the underlying legal proceeding or prior contractual consent to jurisdiction. Under the common law and the Ordinance, only limited defenses on the grounds such as fraud, due process and HK SAR public policy can be raised against a duly registered foreign judgment. There is no mechanism for reconsideration of the merits of the underlying foreign litigation.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are incorporated in the British Virgin Islands and conduct substantially all of our operations in HK SAR through our wholly-owned HK SAR subsidiary. Most of our directors and substantially all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for our shareholders to effect service on these persons or bring an action against us or against these individuals in the British Virgin Islands or in HK SAR in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the British Virgin Islands and HK SAR may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States or HK SAR, although the courts of the British Virgin Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Our corporate affairs will be governed by our Amended Memorandum and Articles, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company and whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction.

A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the British Virgin Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “DESCRIPTION OF ORDINARY SHARES - Material Differences in BVI Law and our Memorandum and Articles of Association and Delaware Law”.

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As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934 (the Exchange Act”), and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

●	certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the British Virgin Islands.

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

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We could become a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the “asset test”). In determining whether we are a PFIC, we are permitted to take into account the assets and income of Wang & Lee Contracting Limited because we own 100% of its stock. However, even if we take into account the assets and income of Wang & Lee Contracting Limited, we may still be considered a PFIC in 2022 and possibly later years, depending on a number of factors, including the composition of our income and assets, how quickly we use our liquid assets, including the cash raised pursuant to this offering (if we determine not to, or are unable to, deploy significant amounts of cash for active purposes our risk of being a PFIC will substantially increase), the market price of our Ordinary Shares, and fluctuations in that price. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for 2022 or any future taxable year. See the discussion of the PFIC rules under “TAXATION – United States Federal Income Taxation” below.

If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the Ordinary Shares and on the receipt of distributions on the Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules. A U.S. holder may also be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which such U.S. holder holds our Ordinary Shares. See the discussion of the PFIC rules under “TAXATION – United States Federal Income Taxation” below.

45

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. See “Dividend Policy.” Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under British Virgin Islands law and provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due or having the value of the Company’s liabilities exceed the value of the Company’s assets. Even if we decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. There is no guarantee that the Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares and you may even lose your entire investment in the Ordinary Shares.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the British Virgin Islands. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of Ordinary Shares of approximately up to $13,479,412, based upon an assumed Offering Price of $4.00 per share, and after deducting estimated underwriting fees and commissions and estimated offering expenses.

Each $0.25 increase (decrease) in the assumed Offering Price of $4.00 per share would increase (decrease) the net proceeds to us from this Offering by $920,000, assuming the number of Ordinary Shares offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting fees and commissions.

The primary purposes of this Offering are to create a public market for our Ordinary Shares for the benefit of all shareholders, retain talented employees by providing them with equity incentives and obtain additional capital.

We intend to use the net proceeds of this Offering as follows:

●	40% to be used for general working capital, included the budgeted $500,000 for the hiring of financial personnel with requisite training and experience in the preparation of financial statements in compliance with applicable Securities and Exchange Commission requirements to shore up our internal controls;
●	7% to be used for development of maintenance services and setting up a new workshop, which is a work area for testing and integrating a MVAC system with a building management system (“BMS”) control panel. This testing and integration require special brand new machinery such as a drilling machine, welding machine and measurement instruments to be purchased from suppliers and not any affiliates of the Company. Additionally the Company plans to use part of the proceeds to furnish the workshop and hire a specialist in MVAC BMS. We intend to purchase an entire 3,000 sq ft level in a factory building at its current location and furnished it for this workshop. We estimate HK$1 million (US$129,032) for the acquisition of new machinery and HK$1.5 million (US$193,548) for the other furnishings such as office equipment and furniture.;
●	4% to be used for development of Extra Low Voltage (“ELV”) business;
●	25% to be used for development of Cloud Building Management System for energy saving
●	24% to be used for purchases of properties

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as particular opportunities that may arise from time to time. This expected use of our net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions are they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending any use of proceeds described above, we plan to invest the net proceeds from this Offering in short-term, interest-bearing, debt instruments or demand deposits.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

DIVIDEND POLICY

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

The holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our Ordinary Shares are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

Subject to the BVI Act and our Amended Memorandum and Articles, our directors may, by resolution, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for Ordinary Shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not (except as otherwise provided in our Amended Memorandum and Articles) required to pay dividends under BVI law. In accordance with, and subject to, our Amended Memorandum and Articles, no dividend shall bear interest as against the Company (except as otherwise provided in our Amended Memorandum and Articles).

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If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our BVI subsidiary, WANG & LEE HOLDINGS, Inc. and our Hong Kong subsidiary, WANG & LEE CONTRACTING LIMITED. There are no taxes on dividend income in HK SAR and the British Virgin Islands.

EXCHANGE RATE INFORMATION

Our reporting currency is the Hong Kong dollars because our business is mainly conducted in HK SAR and most of our revenues are denominated in Hong Kong dollars. This prospectus contains translations of Hong Kong dollars and Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. The conversion of Hong Kong dollars into U.S. dollars is based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at a rate of HK$7.75 to US$1.00, the rates in effect as of November 3, 2022.

We make no representation that any Hong Kong dollars or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate, the rates stated below, or at all. The Hong Kong dollar is freely convertible into other currencies (including U.S. dollar). Since October 7, 1983, the Hong Kong dollar has been officially linked to U.S. dollar at the rate of HK$7.80 to US$1.00. The link is supported by an agreement between Hong Kong’s three bank note-issuing banks and the Hong Kong government pursuant to which bank notes issued by such banks are backed by certificates of indebtedness purchased by such banks from the Hong Kong Government Exchange Fund with U.S. dollar at the fixed exchange rate of HK$7.80 to US$1.00 and held as cover for the bank notes issue. When bank notes are withdrawn from circulation, the issuing bank surrenders certificates of indebtedness to the Hong Kong Government Exchange Fund and is paid the equivalent amount in U.S. dollars at the fixed rate of exchange. Hong Kong’s three bank note-issuing banks are The Hongkong and Shanghai Banking Corporation Limited, Standard Chartered Bank and Bank of China (Hong Kong) Limited. In May 2005, the Hong Kong Monetary Authority broadened the link from the original rate of HK$7.80 per US$1.00 to a rate range of HK$7.75 to HK$7.85 per US$1.00. No assurance can be given that the Hong Kong government will maintain the link at HK$7.75 to HK$7.85 per US$1.00 or at all.

On December 31, 2021, the exchange rate for Hong Kong dollars was HK$7.7996 to US$1.00.

The following tables set forth information concerning exchange rates between the Hong Kong dollar and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

	Certified Exchange Rate
Period	Period End	Average(1)	Low	High
	(HK$ per US$1.00)
2017	7.8128	7.7950	7.7540	7.8267
2018	7.8305	7.8376	7.8043	7.8499
2019	7.7894	7.8335	7.7850	7.8499
2020	7.7534	7.7562	7.7498	7.7951
2021
January	7.7531	7.7533	7.7517	7.7555
February	7.7567	7.7529	7.7515	7.7567
March	7.7746	7.7651	7.7562	7.7746
April	7.7664	7.7691	7.7596	7.7849
May	7.7610	7.7654	7.7608	7.7697
June	7.7658	7.7617	7.7566	7.7666
July	7.7723	7.7705	7.7651	7.7837
August	7.7779	7.7834	7.7735	7.7925
September	7.7850	7.7807	7.7708	7.7877
October	7.7790	7.7793	7.7725	7.7871
November	7.7967	7.7896	7.7819	7.7993
December	7.7996	7.7990	7.7914	7.8034
2022

January	7.7971	7.7917	7.7850	7.8001
February	7.8137	7.7992	7.7894	7.8137
March	7.8325	7.8228	7.8127	7.8325
April	7.8465	7.84139	7.8340	7.8476
May	7.8468	7.84896	7.8468	7.8499
June	7.8472	7.84803	7.8446	7.8499
July	7.8498	7.84897	7.8461	7.8499

Source: Federal Reserve Statistical Release

Note:

(1)	Annual averages are calculated by using the average of the exchange rates on the last day of each month during the relevant year. Monthly averages are calculated by using the average of the daily rates during the relevant month.

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Period Ended HK$: USD exchange rate	7.7971	7.7525
Period Average HK$: USD exchange rate	7.7722	7.7558

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We make no representation that any HK$ could have been, or could be, converted into U.S. dollars at any particular rate, or at all. We do not currently engage in currency hedging transactions.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus.

The following selected consolidated financial and operating data for the six months ended June 30, 2022 and fiscal year ended December 31, 2021, and the consolidated balance sheet data as of June 30, 2022 and December 31, 2021, have been derived from our consolidated financial statements included elsewhere in this prospectus.

	June 30, 2022	December 31, 2021

Total assets	$1,941,095	$2,419,592
Total liabilities	3,436,271	3,536,026

Deficit	(1,495,176)	(1,116,434)

The following table presents our summary consolidated statements of income and comprehensive income for the six months ended June 30, 2022 and fiscal year ended December 31, 2021.

	For the six months ended June 30, 2022	For the year ended December 31, 2021

Contract revenue	$1,250,104	$4,135,059
Contract costs	(872,177)	(3,275,299)
GROSS PROFIT	377,927	859,760

General and administrative expenses	(761,402)	(1,220,619)
Other income (expenses)	3	6,116
Provision for income taxes	-	-

Net Profit (loss)	(383,472)	(354,743)
Foreign currency translation adjustment	4,730	4,053)

Total comprehensive income (loss)	(378,742)	(350,690

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CAPITALIZATION

The following table sets forth our capitalization as of June 30,2022:

●	On an actual basis; and

●	On a pro forma basis to give effect to the sale of up to 4,000,000 Ordinary Shares by us in this Offering at the assumed Offering Price of $4.00 per share, after deducting the estimated underwriting commissions and estimated Offering expenses.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares.” You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares.”

As of June 30,2022

	As Reported	Pro Forma for the Offering
Ordinary Shares	$2	$13,479,414

Additional Paid-In Capital	$503,225	$503,225

Accumulated Deficit	$2,008,413	$2,008,413

Accumulated Other Comprehensive Income	$10,010	$10,010
Total (Deficit) Equity	$(1,495,176)	$11,984,236

Total long-term debt	$698,145	$698,145
Total Capitalization	$(797,031)	$12,682,381

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the Offering Price per Ordinary Shares and the pro forma net tangible book value per Ordinary Shares after the Offering. Our net tangible book value as of June 30, 2022 was $(1,495,176), or $(0.12) per share. Our net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of our Ordinary Shares outstanding before the Offering. Our pro forma net tangible book value per share set forth below represents our total tangible assets (as adjusted to account for the net proceeds of the Offering) less total liabilities, divided by the number of our Ordinary Shares outstanding after the offering (using the assumed Offering Price of $4 per Ordinary Share).

Dilution to you as the investor results from the fact that the per Ordinary Share Offering Price is substantially in excess of the net tangible book value per Ordinary Shares attributable to the existing shareholders for our presently outstanding Ordinary Shares. After giving effect to our issuance and sale of 4,000,000 Ordinary Shares in this Offering at an assumed Offering Price of $4.00 per share, and after deducting the estimated underwriting discounts and offering expenses payable by us, the pro forma as adjusted net tangible book value as of June 30, 2022 would have been $11,984,236, or $0.75 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.87 per share. The Offering Price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares in this Offering will suffer an immediate dilution of their investment of $3.25 per share. The following table illustrates this per share dilution to the new investors purchasing shares in this Offering:

Offering
Assumed Offering Price per Ordinary Share	$4.00
Net tangible book value per Ordinary Shares as of December 31, 2021	$(0.12)
Increase per Ordinary Shares attributable to this Offering	$0.87
Pro forma net tangible book value per Ordinary Shares after the Offering	$0.75
Dilution per Ordinary Share to new investors	$3.25

Reconciliation on the net tangible book value per Ordinary Share

	As of June 30, 2022	After Offering
Total assets	1,941,095	1,941,095
Total liabilities	(3,436,271)	(3, 436,271)
Net Proceeds from Offering	-	13,479,412
Net tangible book value	(1,495,176)	11,984,236
Number of Ordinary Share	12,000,000	16,000,000
Net tangible book value per Ordinary Share	(0.12)	0.75

A $1.00 increase (decrease) in the assumed Offering Price of $4.00 per share would increase (decrease) the pro forma net tangible book value by $3,680,000, the pro forma net tangible book value per share after this Offering by $0.98 per share and the dilution in pro forma net tangible book value per share to investors in this Offering by $3.02 per share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting fees and commissions and offering expenses payable by us.

The following chart illustrates our pro forma proportionate ownership, upon completion of this Offering by present shareholders and investors in this Offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this Offering at the assumed Offering Price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the Offering.

	Shares Purchased		Total Consideration		Average Price
	Amount (#)	Percent (%)	Amount (#)	Percent (%)	Per Share ($)
Existing shareholders	12,000,000	75%	2	1%	0
New investors	4,000,000	25%	16,000,000	99%	4
Total	16,000,000	100%	16,000,002	100%	1

51

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read together with our unaudited condensed consolidated financial statements and the notes thereto and other financial information, which are included elsewhere in this registration statement. Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). In addition, our financial statements and the financial information included in this registration statement reflect our organizational transactions and have been prepared as if our current corporate structure had been in place throughout the relevant periods.

This section contains forward-looking statements. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Further, as a result of these factors, risks and uncertainties, the forward-looking events may not occur. Relevant factors, risks and uncertainties include, but are not limited to, those discussed in the section entitled “Business,” “Risk Factors” and elsewhere in this registration statement. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s beliefs and opinions as of the date of this registration statement. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a British Virgin Islands company incorporated on May 20, 2021, as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED.

We are, through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED, a construction contractor engaging in Electrical & Mechanical System (“E&M”), includes low voltage (220v/phase 1 or 380v/phase 3) electrical system, mechanical ventilation and air-conditioning system, fire service system, water supply and sewage disposal system installation and fitting out for the public and private sectors. WANG & LEE CONTRACTING LIMITED has mainly undertaken projects that are related to the supply, installation and maintenance of the following systems:

●	Low voltage (220v/phase 1 or 380v/phase 3) electrical systems, which refer to the power supply to all building equipment and services, such as lighting, air-conditioning and elevator etc.;
●	mechanical ventilation and air-conditioning systems (“MVAC”);
●	fitting out for commercial buildings and offices; and
●	other E&M systems such as fire services, which includes fire prevention, detection, suppression and extinguishing systems and plumbing and drainage systems.

WANG & LEE CONTRACTING LIMITED is also able to provide design and contracting services to all trades in the construction industry. Our clients range from small startups to large companies.

All of WANG & LEE CONTRACTING LIMITED’s projects for fiscal years 2021 and 2020 were predominantly in the private sector. WANG & LEE CONTRACTING LIMITED provides a wide range of large site construction services to private construction customers, including commercial and residential developers and local businesses. Its recent projects include two well-known theme parks in HK SAR – Ocean Park and Hong Kong Disneyland, where it carried out various low voltage electrical work for the theme parks, such as installation of emergency power supply system, lighting, etc. WANG & LEE CONTRACTING LIMITED competes for private construction projects primarily on the basis of the breadth of our service capabilities and our reputation for quality. We believe WANG & LEE CONTRACTING LIMITED is well-positioned to capitalize on the strong momentum in commercial and residential private construction sectors driven by population and economic expansion in HK SAR.

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WANG & LEE CONTRACTING LIMITED’s primary market is in the E&M market in HKSAR (“market” or “local market”) which, in turn is broken down into low voltage electrical system, MVAC, fire services, plumbing and fitting out works. Supported by its local market presence and knowledge, as well as scale advantages attributable to its vertical integration, geographic reach and strong financial profile, we believe we are a significant player in each of E&M markets in HK SAR that we serve. For all but the very largest projects, WANG & LEE CONTRACTING LIMITED competes primarily against HK SAR firms that have similar qualifications and experience. By virtue of this locally driven competitive dynamic, competition in our industry is characterized by relative market share, which we define as the percentage of jobs we win in a local market compared to the jobs we bid in a local market. We average a bid/win rate of 28-43% compared to the highest average bid/win rate of one of our competitors of 48% (Source: https://www.emsd.gov.hk/minisites/voice/en/special_issue2015/p2.html)

GOING CONCERN

As of December 31, 2020, we had an accumulated deficit of US$1,270,198, and working capital deficit of US$894,295. These circumstances gave rise to substantial doubt that we would continue as a going concern subsequent to December 31, 2020.

As of December 31, 2021, we had an accumulated deficit of US$1,624,941, and working capital deficit of US$518,589 and its net cash used in operating activities for the year ended December 31, 2021 was US$482,801; accordingly, as of the date of this report, there still exist substantial doubt that we will continue as going concern. Management plans to focus its resources on smaller scale engineering projects that generate sustainable positive profit margins. Although the cash turnover and revenue generated from smaller scale engineering projects may not be as large as large-scale engineering projects, the turnover for smaller scale projects averages 27 days compared to 43 days for and large-scale engineering projects. The higher cash liquidity generated from smaller scale engineering projects helps us manage our day-to-day operation needs and makes up any deficiency from cash being tied up with larger scale projects. This strategy has helped improved our working capital since 2019.

Additionally, the Company plans to raise capital via private placement or public offering (which includes this offering) in the event that the Company does not have adequate liquidity to meet its current obligations.

The accompanying audited consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These audited consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

How We Assess Performance of Our Business

Revenues

We derive our revenues predominantly by providing construction and contracting services for both public and private projects, with an emphasis on electrical, air-conditioning installation and ventilation, plumbing and fire service projects. Our projects represent a mix of government and private customers. Revenues derived from projects are recognized on the percentage-of-completion basis, measured by the relationship of total cost incurred to total estimated contract costs.

Gross Profit

Gross profit represents revenues less contracts costs. Contract costs consist of all direct and indirect costs on construction contracts, including materials, labor, equipment costs, subcontract costs and other expenses. Our contract costs are directly affected by fluctuations in prices of materials especially if we were to undertake procurement responsibilities as well. We have sought to limit our exposure to fluctuations in material prices by entering into preferred pricing contracts with some of our suppliers.

Depreciation and Amortization

We carry plant and equipment on our balance sheet at cost, net of accumulated depreciation and amortization. Depreciation on plant and equipment are computed on a straight-line basis over the estimated useful life of the asset. Amortization expense is the periodic expense related to leasehold improvements. Leasehold improvements are amortized over the lesser of the life of the underlying asset or the remaining lease term.

53

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and personnel costs for our administration, accounting, legal, information systems, human resources and certain managerial employees. Additional expenses include audit, consulting and professional fees, travel, insurance, office space rental costs and other corporate and overhead expenses.

Interest Expense, net

Interest expense, net primarily represents interest incurred on the bank loans, line of credit and partly for loan from a related party, Sau Lee Shirley Kam, who is a family member of a director of the Company.

Critical Accounting Policies and Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Estimated outcome E&M services engineering contracts and contract assets

We recognize revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of our performance because it directly measures the value of the services or products transferred to the customer. Subcontractor materials, labor and equipment included in revenue and cost of revenue when management believes that we are acting as a principal rather than as an agent (e.g., we integrate the materials and labor into the deliverables promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). In the contracts, other than the Original Contract Sum, there is a Variation Order Sum (provisional amounts) included in the same contract in which we are allowed to performance extra work or billed extra materials in order to fulfil the contracts. We generally accounted for the performance obligation of this Variation Order together with the performance obligation of the original contract as a single deliverable (a single performance obligation). Pre-contract costs are expensed as incurred unless they are expected to be recovered from the client. Project mobilization costs are generally charged to project costs as incurred when they are an integrated part of the performance obligation being transferred to the customer.

The management’s estimate of revenue and the completion status of contract works requires significant judgement and has a significant impact on the amount and timing of revenue recognized. The E&M services engineering works performed by us would also be certified by the customers or external surveyors periodically according to the construction contracts. We regularly review and revise the estimation of contract revenue prepared for each contract as the contract progresses based on the internal contract progress reports.

Impairment assessment of trade receivables and contract assets

The management estimates the amount of lifetime ECL of trade receivables and contract assets based on provision matrix through grouping of various debtors that have similar credit risk characteristics based on nature and industry of debtors. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective trade receivables. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for forward-looking information that is reasonable and supportable available without undue cost or effort. In addition, trade receivables and contract assets that are credit-impaired are assessed for ECL individually. The credit loss allowance amount of the credit-impaired trade receivables and contract assets is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows with the consideration of expected future credit losses. At every reporting date, the historical observed default rates are reassessed and changes in the forward-looking information are considered.

Exchange rates

This prospectus contains translations of certain HK$ amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the six months ended June 30		For the Year Ended December 31,		Other Period
	2022	2021	2021	2020
Period Ended HK$: USD exchange rate	7.8481	7.7649	7.7971	7.7525	7.75
Period Average HK$: USD exchange rate	7.8254	7.7610	7.7723	7.7558	7.75

Other Key Performance Indicators

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income before interest expense, net, provision (benefit) for income taxes, and depreciation and amortization. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income, or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted EBITDA Margin as management uses these measures as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences between our measure of Adjusted EBITDA compared to other similar companies’ measures of Adjusted EBITDA may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for each of the periods presented.

Reconciliation To GAAP Information

	For the six months ended June 30,				For the years ended December 31,
	2022		2021		2021		2020

Consolidated Net (Loss) Income (GAAP)	US$	(383,472)	US$	117,180	US$	(354,743)	US$	278,018
Interest expenses		13,935		4,832		13,312		49,229
Income taxes		-		-		-		5,544
Depreciation		1,302		1,817		3,629		6,196

Adjusted EBIDA (Non-GAAP)	US$	(368,235)	US$	123,829	US$	(337,802)	US$	338,987

Adjusted EBITDA Margin		(29.46)%		6.19%		(8.17)%		8.32%

54

Results of Operations

For the six months ended June 30, 2022 and 2021

The following table sets forth a summary of our consolidated results of operations for the six months ended June 30, 2022 and 2021. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended June 30,
	2022		2021

Contract revenue	US$	1,250,104	US$	2,000,687
Contract costs		(872,177)		(1,579,049)
GROSS PROFIT		377,927		421,638

Less: General and administrative expenses		(761,402)		(313,608)

OPERATING (LOSS) INCOME	US$	(383,475)	US$	108,030

Contract Revenue

The following table lists the calculation methods of gross profit and gross profit margin of each type of revenue:

	For the six months ended June 30,				Changes
	2022		2021		Amount		%
Low Voltage Electrical System
Contract revenue	US$	817,928	US$	968,345	US$	(150,417)	(16)
Contract costs		(777,391)		(768,208)		(9,183)	1
Gross profit		40,537		200,137		(159,600)	(80)
Gross profit margin		5%		21%		106%	513

MVAC System
Contract revenue	US$	-	US$	124,832	US$	(124,832)	(100)
Contract costs		-		(64,910)		64,910	(100)
Gross profit		-		59,922		(59,922)	(100)
Gross profit margin		0%		48%		48%	100

Fitting Out
Contract revenue	US$	279,013	US$	821,416	US$	(542,403)	(66)
Contract costs		(31,018)		(689,115)		658,097	(95)
Gross profit		247,995		132,301		115,694	87
Gross profit margin		89%		16%		(21)%	(132)

Other E&M system
Contract revenue	US$	153,163	US$	86,094	US$	67,069	78
Contract costs		(63,768)		(56,816)		(6,952)	12
Gross profit		89,395		29,278		60,117	205
Gross profit margin		58%		34%		90%	264

Total
Contract revenue	US$	1,250,104	US$	2,000,687	US$	(750,583)	(38)
Contract costs		(872,177)		(1,579,049)		706,872	(45)
Gross profit		377,927		421,638		(43,711)	(10)
Gross profit margin		30%		21%		6%	28

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Our contract revenues were US$1,250,104 for the six months ended June 30, 2022 as compared to US$2,000,687 for the six months ended June 30, 2021, a decrease of US$750,583, or 38%. Many of our major construction projects were close to completion, and accordingly, our revenue recognition for these projects was either recognized in stages or delayed pending the issuance of a certificate of completion. In the meantime, we have been engaged a few major construction projects by the end of the first half of 2022, and we expect that there will be significant growth in revenue in the second half of 2022.

Contract Costs

Contract costs primarily consist of subcontract costs, materials costs, labor, equipment costs, and other direct costs incurred to perform customer contracts. We incurred contract costs of US$872,177 for the six months ended June 30, 2022, as compared to US$1,579,049 for the six months ended June 30, 2021, a decrease of US$706,872, or 45%. The decrease was mostly due to various major projects being in completion status and relying only on internal labor that is billed on a monthly basis.

Gross Profit

Gross profit was US$377,927 for the six-months ended June 30, 2022, as compared to US$421,638 for the same period in 2021, a decrease of US$43,711, or 10%. The overall increase in gross margin from 21% for the six months ended June 30, 2021 to 30% for the six months ended June 30,2022 was due to the following: (1) the cost at the beginning and at the completion stages were comparatively lower when compared to the cost once site work commences, and (2) there were no revenue and cost under the MVAC segment, which has high fixed costs and lower gross profit margins.

There have been significant changes year-over-year in certain segments of our business, especially in segments involving less manpower but higher materials cost, such as installations of MVAC systems and plumbing systems (a subset of “Other E&M system”). Due to major projects being either in the completion stage or at the very beginning stage, most of the construction work was focused on Low Voltage Electrical System installation, E&M inspection, and site design and drafting. Our material costs were recognized based on delivery dates, but labor costs were recognized in stages during the projects. Also, completion status inspection work, early stage site design and drafting were performed by our fixed monthly salary engineering team. Accordingly, there was no MVAC work but fixed costs for Low Voltage Electrical System installation and fitting out.

General and Administrative Expenses

We incurred general and administrative expenses of US$761,402 for the six months ended June 30, 2022, as compared to US$313,608 for the six months ended June 30, 2021, an increase of US$447,794, or 143%. The increase was mainly a result of costs from our listing activities including professional fees and staff overtime costs.

Operating Loss (Income)

We incurred an operating loss of US$383,475 for the six months ended June 30, 2022, as compared to an operating income of US$108,030 for the six months ended June 30, 2021, a decrease of US$491,505, or 455%. The decrease of operating income was mainly a result of increased costs attribute to our proposed public offering.

For the years ended December 31, 2021, and 2020

The following table sets forth a summary of our consolidated results of operations for the years ended December, 2021, and 2020. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended 31 December,
	2021		2020

Contract revenue	US$	4,135,059	US$	4,074,258
Contract costs		(3,275,299)		(3,339,093)
GROSS PROFIT		859,760		735,165

Less: General and administrative expenses		(1,220,619)		(592,539)

OPERATING INCOME (LOSS)	US$	(360,859)	US$	142,626

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Contract Revenue

The following table lists the calculation methods of gross profit and gross profit margin of each type of revenue:

	For the years ended December 31,				Changes
	2021		2020		Amount		%
Low Voltage Electrical System
Contract revenue	US$	2,628,625	US$	2,293,206	US$	335,419	15
Contract costs		(2,235,698)		(1,729,720)		(505,978)	29
Gross profit		392,927		563,486		(170,559)	(30)
Gross profit margin		15%		25%		(10)%	(39)

MVAC System
Contract revenue	US$	299,985	US$	862,290	US$	(562,305)	(65)
Contract costs		(262,322)		(1,026,326)		764,004	(74)
Gross profit		37,663		(164,036)		201,699	(123)
Gross profit margin		13%		(19)%		32%	(166)

Fitting Out
Contract revenue	US$	1,103,692	US$	806,588	US$	297,104	37
Contract costs		(701,688)		(431,968)		(269,720)	62
Gross profit		402,004		374,620		27,384	7
Gross profit margin		36%		46%		(10)%	(22)

Other E&M system
Contract revenue	US$	102,757	US$	112,174	US$	(9,417)	(8)
Contract costs		(75,591)		(151,079)		75,488	(50)
Gross profit		27,166		(38,905)		66,071	(170)
Gross profit margin		26%		(35)%		61%	(176)

Total
Contract revenue	US$	4,135,059	US$	4,074,258	US$	60,801	1
Contract costs		(3,275,299)		(3,339,093)		63,794	(2)
Gross profit		859,760		735,165		124,595	17
Gross profit margin		21%		18%		3%	15

Our contract revenues were US$4,135,059 for the year ended December 31, 2021 as compared to US$4,074,258 in for the year ended December 31, 2020, an increase of US$60,801, or 1%. The increase in revenue was mostly due to the resumption to normal business operations. Also we have learnt from the COVID1-19 pandemic experience not to be over-reliant on large project revenues. Instead, we have consciously focused more on smaller projects in 2021 to minimize our operation risks. The total number of small projects that are under HK$1 million (US$129,032) in 2021 was 45 amounting to US$324,102, compared to 27 small projects amounting to US$261,775 in 2020, an increase of US$62,327, or 24%.

During the year ended 2020, the new large project engagements that were supposed to commence in the first quarter were delayed into the second quarter of 2020. By comparison, for the year ended 2021, we were already engaged in four large projects which were carryovers from the previous year. Our manpower was already engaged and we only had bandwidth to take on smaller projects with completion dates of less than three months and average contracted amount of US$12,745.

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Our business was temporarily suspended and construction projects were put on hold for at least three months in 2020 as a result of the COVID-19 pandemic, which led to significant changes between the two periods especially in the “MVAC System” and “Other E&M system” segments. The “Other E&M system” segment includes fire services system, plumbing and drainage systems. For both these segments, we are required to pre-order materials before or at the beginning of site work. In the year ended December 31, 2020, we had ordered a large amount of materials for two large MVAC and plumbing system projects but were unable to commence work when site work was temporarily suspended. Since revenue is recognized based on the stages of site work and materials are recognized based on their delivery dates, we posted a gross loss in the year ended December 31, 2020.

Contract Costs

Contract costs, primarily consists of subcontract costs, materials costs, labor, equipment costs, and other direct costs incurred to perform customer contracts. We incurred contract costs of US$3,275,299 for the year ended December 31, 2021, as compared to US$3,339,093 for the year ended December 31, 2020, a decrease of US$63,794, or 2%. The decrease, despite increased revenues was mostly due to effectively controlling costs by out-sourcing labor to sub-contractors at a fixed cost price instead of relying on internal labor that is billed on an hourly basis.

Gross Profit

Gross profit was US$859,760 for the year ended December 31, 2021, as compared to US$735,165 for the year ended December 31, 2020, an increase of US$124,595, or 17%. The overall increase in gross margin from 18% for the year ended December 31, 2020 to 21% for the year ended December 31,2021 was due to the following: (1) There are an almost 4-month suspension or progress on hold on construction projects on the first half year of 2020, caused by the public holiday for Chinese lunar year and 3-month suspension of site works due to the COVID-19 pandemic and (2) the difficulty in delivery of material from China during the first half year in 2020 which led to a slight increase of cost when construction site work was allowed to resume.

There have been significant changes year-over-year in certain segments of our business especially in segments involving less manpower but higher materials costs such as installations of MVAC systems and plumbing systems (a subset of “Other E&M system”). Due to delays in delivery of materials and the time needed to pre-test and prepare the sites for installations, main installation projects were delayed till 2021. Our material costs were recognized based on delivery dates but labor costs are recognized in stages during the projects. Accordingly, our contracts costs for “MVAC System” and “Other E&M system” were disproportionately higher in the year ended 2020 versus 2021.

General and Administrative Expenses

We incurred general and administrative expenses of US$1,220,619 for the year ended December 31, 2021, as compared to US$592,539 for the year ended December, 2020, an increase of US$628,080, or 106%. The increase was mainly a result of costs from our listing activities including professional fees and staff overtime costs.

Operating Income (Loss)

We incurred an operating loss of US$360,859 for the year ended December 31, 2021, as compared to an operating income of US$142,626 for the year ended December 31, 2020, a decrease of US$503,485 or 353%. The decrease in operating income was mainly caused by the increase in listing costs.

For the six months ended June 30, 2022 and 2021

As of June 30, 2022, we had US$204,118 in cash. Our working capital and other capital needs mainly came from a director’s loan, bank facilities and operating cash flow. Cash is needed to pay for construction costs, wages, rent and other operating expenses.

Although management believes that cash generated by operations will be sufficient to meet our normal working capital requirements, our ability to service our current debt will depend on our entering into new contracts and collection of contract revenue for at least the next 12 months. Management took into account historical experience, the economy, trends in the construction industry, and the collectability of accounts receivable as of June 30, 2022. Based on these considerations, the management believes that we have sufficient funds to meet our working capital requirements and debt obligations, as they fall due at least 12 months from the date of financial reporting. However, there is no guarantee that management’s plan will succeed. There are number of factors that can arise and cause our plans to fall short, such as demand for E&M engineering services, economic conditions, competitive pricing in the industry, and the continued support of banks and suppliers. If future cash flow from operations and other capital resources are insufficient to meet our liquidity needs, we may be forced to reduce or delay our anticipated expansion plans, acquisition of additional debt or equity capital, or refinance all or part of our debt.

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The following table summarizes our cash flow data as of:

	For the six months ended June 30,
	2022		2021

Net cash (used in) provided by
Operating activities	US$	(530,028)	US$	215,271
Investing activities		-		-
Financing activities		202,211		(199,064)

Net (decrease) increase in cash and cash equivalents		(327,817)		16,207

Effect of foreign currency translation		(5,803)		(11,561)

Net (decrease) increase in cash and cash equivalents		(333,620)		4,646

Operating Activities

Net cash provided by operating activities consists primarily of net income (loss) adjusted for non-cash items, including depreciation, accounts receivable, contractual assets and liabilities, and is adjusted for the impact of changes in working capital. Net cash used in operations as of June 30, 2022 was US$530,028, representing a decrease of US$745,299, compared to net cash provided by operating activities of US$215,271 for the six months ended June 30, 2021. The increase in cash used was mainly impacted by the increase in listing cost.

Investing Activities

There was no cash used in investing activity for the six months ended June 30, 2022 and 2021.

Financing Activities

Net cash provided by financing activities was approximately US$202,211 for the six months ended June 30, 2022, an increase of US$401,275, as compared to US$199,064 net cash used in financing activities for the six months ended June 30, 2021. The increase in cash provided was due to the increased use of a low interest bank loan and line of credit to replace high interest bank borrowings.

	For the six months ended June 30,
	2022		2021

Contract revenue	US$	1,250,104	US$	2,000,687
Contract costs		(872,177)		(1,579,049)
GROSS PROFIT		377,927		421,638

General and administrative expenses		(761,402)		(313,608)
Other income (expenses)		3		9,150
Provision for income taxes		-		-

Net Income (Loss)		(383,472)		117,180
Foreign currency translation adjustment		4,730		1,171

Total comprehensive income (loss)		(378,742)		118,351

For the years ended December 31, 2021 and 2020

As of December 31, 2021, we had US$537,738 in cash. Our working capital and other capital needs mainly come from bank borrowings and operating cash flow. Cash is needed to pay for construction costs, wages, rent and other operating expenses.

Although the management believes that cash generated by operations will be sufficient to meet our normal working capital requirements, its ability to service its current debt will depend on its entering into new contracts and collection of contract revenue for at least the next 12 months. Management took into account of historical experience, the economy, trends in the construction industry, and the collectability of account receivable as of December 31, 2021. Based on these considerations, the management believes that we have sufficient funds to meet its working capital requirements and debt obligations, as they fall due at least 12 months from the date of financial reporting. However, there is no guarantee that management’s plan will succeed. There are number of factors that can arise and cause our plans to fall short, such as demand for E&M engineering services, economic conditions, competitive pricing in the industry, and the continued support of banks and suppliers. If future cash flow from operations and other capital resources are insufficient to meet its liquidity needs, we may be forced to reduce or delay its anticipated expansion plans, acquisition of additional debt or equity capital, or refinance all or part of its debt.

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The following table summarizes our cash flow data as of:

	For the year ended December 31,
	2021		2020

Net cash provided by (used in)
Operating activities	US$	(482,801)	US$	(74,380)
Investing activities		-		(2,926)
Financing activities		1,018,183		83,895

Net increase in cash and cash equivalents		535,382		6,589

Effect of foreign currency translation		(5,863)		(5,803)

Net increase in cash and cash equivalents		529,519		786

Operating Activities

Net cash provided by operating activities consists primarily of net income (loss) adjusted for non-cash items, including depreciation, deferred tax expenses, accounts receivable, contractual assets and liabilities, and is adjusted for the impact of changes in working capital. Net cash used in operations as of December 31, 2021 was US$482,801, representing an increase of US$408,421, compared to net cash used in operating activities of US$74,380 for the year ended December 31, 2020. The increase of cash used was mainly impacted by the increase of listing cost.

Investing Activities

Net cash used in investing activities was approximately US$Nil for the year ended December 31, 2021, a decrease of US$2,926 as compared to US$2,926 net cash used in investing activities for the year ended December 31, 2020.

Financing Activities

Net cash provided by financing activities was approximately US$1,018,183 for the year ended December 31, 2021, an increase of US$934,288, or 1,114%, as compared to US$83,895 net cash provided by financing activities for the year ended December 31, 2020. The increase in cash provided was due to the increase of low interest bank loan and line of credit to replace the high interest bank borrowings and bank line of credit.

	For years ended 31 December,
	2021		2020

Contract revenue	US$	4,135,059	US$	4,074,258
Contract costs		(3,275,299)		(3,339,093)
GROSS PROFIT		859,760		735,165

General and administrative expenses		(1,220,619)		(592,539)
Other income (expenses)		6,116		140,936
Provision for income taxes		-		(5,544)

Net Income (Loss)		(354,743)		278,018
Foreign currency translation adjustment		4,053		(4,533)

Total comprehensive income (loss)		(350,690)		273,485

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Material Trends

The downturn in Hong Kong’s construction industry in 2020 followed three years of successive contractions of real output, with political uncertainty and widespread social unrest hampering activity in the sector. In 2020, disruption due to the coronavirus (COVID-19) pandemic, as well as subsequent lockdown measures and tensions as a result of continued political intervention from China, further exacerbated the challenges faced by the industry. According to the Census and Statistics Department (C&SD), the value-add of the construction industry declined in the first quarter of 2021, falling by 3% year on year (YoY) - its 10th consecutive quarterly decline on a year-over-year basis since the fourth quarter of 2018.

The construction industry, however, was forecasted to record growth of 3.3% in real terms in 2021, owing to the global economic recovery and the government’s investment in infrastructure projects to stimulate economic growth. The construction output value in HK SAR was HK$31.5 billion (US$4.1 billion) in 2021. (https://store.globaldata.com/report/hong-kong-construction-market-analysis/)

The commitment of government initiatives and new strategies to the travel and tourism sector will support commercial construction output over the forecast period.

The government’s HK$1.1 billion (US$141.9 million) of short- and medium-to-long-term initiatives helped soften the impact of the sharp decrease in travel and tourism. In the 2021-2022 Budget, the government increased its expenditure on infrastructure by 8.9%, with spending rising from HK$77.3 billion (US$10 billion) in 2020-2021 to HK$84.1 billion (US$10.8 billion).

The construction industry is projected to record an average annual growth rate of 2% in real terms between 2022 and 2025, supported by the government’s attempts to stimulate economic growth, as well as public and private sector investments in industrial, institutional and energy and utility building projects. Growth will be further supported by the government-established HK$5 billion (US$645 million) funding scheme to promote the construction of transitional housing, in an attempt to improve affordability in what is the most unaffordable city globally.

Key risks associated with HK SAR’s construction industry outlook include a worsening political crisis, following China’s decision to implement new national security laws for HK SAR, and the subsequent decision by the US to remove HK SAR’s special status. The US government’s trade war with China and the removal of HK’s special status is expected to decrease investment in the construction industry. https://www.researchandmarkets.com/reports/5448695/construction-in-hong-kong-key-trends-and?utm_source=BW&utm_medium=PressRelease&utm_code=xmx9jg&utm_campaign=1598278+-+Construction+in+Hong+Kong+-+Key+Trends+and+Opportunities+to+2025+&utm_exec=chdo54prd.

Notwithstanding the notable headwinds in the HK SAR construction industry, we remain optimistic in the forecast. We believe that the slowdown in mainland China’s economy (https://www.cnn.com/2021/12/15/economy/china-omicron-economy-intl-hnk/index.html) will have very limited on us as we are largely focused on the HK SAR construction industry. Also, the worsening political crisis between the United States and China, the overreach of the Chinese government and change in HK SAR’s trade status have not had a direct, calculable impact on the HK SAR construction industry yet. Conversely, the various initiatives to consciously shore up the construction industry are based off real, tangible financial initiatives and stimulus plans spanning several years. Accordingly, unless we are besotted with unforeseen circumstances, we are optimistic in the growth projections.

The HK SAR government implemented one of the toughest social-distancing and quarantine rules to combat the COVID-19 pandemic. However, apart from a three-month freeze on construction activity in the first half of 2020 and 2022, the limitation of business operations in HK SAR have largely been confirmed to the food and beverage and entertainment industries. For example, the hours of operations of restaurants were limited and entertainment centers such as cinemas and beauty salons were temporarily shuttered. There has not been a region-wide lockdown in HK SAR since the first half of 2020 and with the advent of vaccinations and boosters and the easing of COVID-19 era restrictions, we believe that it is unlikely that a region-wide lockdown will occur again.

During the first half year in 2020 and 2022, due to the high number of people getting infected with COVID-19, we experienced a temporary shortage in labor in both our offices and construction sites. This resulted in delays in our projects and consequently, delays in the recognition in our contract revenues. We are following the government COVID-19 prevention guidelines such as providing test kits for daily testing and the installation of Antiviral Air Purifiers in the office. In anticipation of material delivery delays, we have also begun to order materials and schedule deliveries one month ahead of when we typically make such orders.

INDUSTRY

Overview of the Construction Services Industry in HK SAR

HK SAR’s construction industry is characterized by compact high-rise residential buildings and office towers. HKSAR developers are experts in slope and high-density design, as well as designing with space constraints. The techniques of reclamation, design-and-build methods with innovative application of building materials have made HK SAR a regional leader.

The construction market in HK SAR is dominated by a small number of large local contractors, a large number of overseas contractors, and a high level of sub-contracting, with substantial companies being both developers and contractors. According to the Hong Kong Census and Statistics Department, the gross value of construction works performed by main contractors in 2019 was recorded at US$17 billion, down from US$18.6 billion in 2018. Residential construction was the largest market in the industry during the period of 2015-2019, accounting for 43% of its total value in 2019 at US$7.3 billion. HK SAR companies have gained a reputation in building and construction services industry in HK SAR over the years for the rapid construction of quality high-rise apartment blocks and office towers. The adoption of specialized construction techniques, such as reclamation and design-and-build methods, has made HK SAR a regional leader.

(Source: https://www.trade.gov/market-intelligence/hong-kong-construction)

Total number of construction sites in HK SAR

The construction sites in HK SAR increased by an average 5.5 year-on-year growth rates (“YOY%”), and record 3.5 YOY% by a quarter. This increase was mainly attributable to the establishment of several key infrastructure facilities and construction of both private and public residential buildings in the recent years. The HK SAR Government is determined to increase the housing supply and community facilities, both the construction sites and the gross value of construction works performed by the contractors is expected to steadily increase.

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	Dec 2020 (YOY%)	Mar 2021 (YOY%)
Number of Construction Sites	1,668 (-0.6)	1.681 (+3.5)
Public	809 (+15.1)	789(+3.55)
Private	859(-11.9)	892(+3.5)

Source: Quarterly Report of Employment and Vacancies at Construction Sites (Fourth Quarter 2020 and First Quarter 2021), Census and Statistics Department

Most of HK SAR’s engineering and construction companies are small in size. Companies that carry out engineering and construction work worth less than HK$10 million (US$1.3 million) in terms of annual gross value account for as much as 86% of the industry. The majority of the small companies act as subcontractors for the large ones, which tend to be main contractors. There are also a number of big construction companies capable of handling projects requiring sophisticated technology and strong financial backing, which are expanding their business across the region.

(Source: https://research.hktdc.com/en/article/MzExMzQzOTc4)

Gross Value of Construction Works Performed by Main Contractors

Sector	2018		2019		2020
	HK$ Million	YOY%	HK$ Million	YOY%	HK$ Million	YOY%
Private sector sites	75,552	+0.8	73,286	-3.0	58,664	-20.0
Public sector sites	75,856	-13.7	62,697	-17.3	70,428	+12.3
Locations other than sites	100,768	+15.7	100,455	-0.3	97,342	-3.1
All group	252,176	+0.9	236,438	-6.2	226,434	-4.2

Source: Report on the Quarterly Survey of Construction Output (Fourth Quarter 2020), Census and Statistics Department

Overview Of E&M Engineering Industry Market in HK SAR

Introduction and Definition

Electrical & Mechanical Engineering (“E&M”) is part of the engineering work which uses scientific principles to plan, design, manage and build the Mechanical, Electrical and Plumbing system of a building. Electrical, Mechanical, Plumbing and Fire systems are four technical disciplines that encompass building systems that are suitable for human use and occupancy. E&M Services are important across all stages of construction as a building’s central nervous system, provide creature comfort features of a building structure, turn buildings from empty rooms into comfortable spaces that are pleasant and building livable.

Electrical Installation Works

Electrical installation works (“EL”) include comprehensive electrical system design, onsite power generation and distribution, conduit and distribution wiring, lightning protection system, earthing system, general electrical appliances installation, interior and exterior lighting installations, and Extra Low Voltage system including Closed Circuit Television System Access Control System, Public Address system, information and telecommunications systems, control systems, etc.

Mechanical, Ventilation, and Air-Conditioning Installation Works (“MVAC”)

Mechanical, ventilation and air-conditioning (“MVAC”) systems are necessary for comfortable living conditions as well as keeping temperature and humidity within a range that is comfortable for inhabitants, to ensure enough fresh air supply to keep pollutant concentrations at safe and low levels. MVAC installation most commonly involves heating and cooling systems including chiller systems, Variable Refrigerant Flow systems, and Air Handlers systems. The installation works can be further segmented into pipework, mechanical fitting works, sheet metal, ducting and insulation works, etc.

Fire Services Installation Works

A fire protection system aims to reduce damage to the building, expensive equipment, documents, and inventory when fire occurs. Fire suppression systems, smoke detectors, and sprinkler systems are all types of fire protection systems that help with fire detection and protecting building occupants and equipment. Fire service installation works are divided into pipework and electrical fitting including sprinkler system, fire detection system, alarm system, etc.

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Plumbing & Drainage Works

A plumbing system is used for the supply of water to kitchens and toilets via a piping distribution system in a building. A drainage system is divided by two types: rainwater system and sewage system used to flush out rainwater and human wastes through an installed network of drainage pipes. Plumbing installation consists of installation of piping distribution, pumps, water tanks and drainage installation consists of installation of piping distribution.

Gross Output Value of the E&M Engineering Industry in HK SAR

Source: https://www.cic.hk/common/Fore/Fore.aspx?lang=en-US&year=2021_22)

The gross output value of the E&M engineering industry in HK SAR fell from approximately HK$50 billion (US$6.45 billion) in 2019 to approximately HK$42.9 billion (US$5.54 billion) in the first half of 2021. The decrease in gross output value was attributed to the reduced number of private residential and industrial building projects in 2019 and the outbreak of the COVID-19 pandemic in 2020, which resulted in a disruption in building projects. This disruption had a ripple effect on E&M engineering works, which is reflected in our financial performance during those periods. Please refer to our Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The gross output value of the E&M engineering industry in HK SAR can be categorized into public sector and private sector.

Currently, both public and private sector growth is supported by a government project called “Hong Kong 2030+: Towards a Planning Vision and Strategy Transcending 2030” (“Hong Kong 2030+”). Hong Kong 2030+ is a strategic spatial planning framework for the future planning, land and infrastructure development as well as the shaping of the built and natural environment of HK SAR beyond 2030.

E&M Industry in Development Blueprint for HK SAR

“HONG KONG 2030+: TOWARDS A PLANNING VISION AND STRATEGY TRANSCENDING 2030” (“Hong Kong 2030+”)

The “Hong Kong 2030+” is a strategic study to update the territorial spatial development strategy. It provides a strategic spatial planning framework for the future planning, land and infrastructure development as well as the shaping of the built and natural environment of HK SAR beyond 2030. This conceptual spatial framework includes: (i) two metropolises, Harbor Metropolis, and Northern Metropolis; and (ii) two development axes, the Western Economic Corridor, and Eastern Knowledge and Technology Corridor. Driven by this massive infrastructure development program, we anticipate a high level of demand for our services in the coming 10-20 years.

Sources: Development Bureau & Planning Department (10/2021). Towards a Planning Vision and Strategy Transcending 2030., (56), 39-54.

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Price Trend of Major Cost Components

(i)	High Average Daily Wage of Workers

According to a study by Construction Industry Council (“CIC”), there is and will be a shortage of 10,000 to 15,000 skilled workers from a range of areas of expertise in future. Between 2010 and 2017, the median age of the skilled construction workforce rose from 48.2 years to 51.4 years old as illustrated below:

Labor shortages results in higher wages prices for workers, as employers increase wages to try to hold onto existing workers and attract new ones. The overall labor wage index in 2021 is illustrated below:

Sources: Census and Statistic Department, Average Daily Wages of Workers Engaged in Public Sector Construction Project as Reported by Main Contractors

Census and Statistic Department (2022). Average Daily Wages of Workers Engaged in Public Sector Construction Projects as Reported by Main Contractors (2021 Edition of Data Series). HKSAR, Census and Statistic Department Web site: https://www.censtatd.gov.hk/en/web_table.html?id=29#

When these figures are considered collectively, it can be concluded that the industry is under pressure when faced with an aging labor force, and the challenges in recruiting and retaining younger workers, potentially limiting the pipeline of new ideas, approaches and fresh ways of doing business.

Despite these challenges, we managed to maintain and train a core group of fixed-salaried engineers to save us from having to hire part-time workers, who charge a higher daily rate.

Also, to address these challenges, we will adopt the Building Information Modeling (“BIM”) and Modular Integrated Construction (“MiC”) at construction sites. BIM is the foundation of the wave of digital transformation in the architecture, engineering, and construction (AEC) industry. MiC is an innovative construction method by adopting the concept of “factory assembly followed by on-site installation”. In this method, free-standing integrated modules (completed with finishes, fixtures, E&M installation and fittings) are manufactured and assembled in a factory prior delivery on site. With BIM and MiC, we are able to improve the constructability by using less labor, but better control quality, avoid costly rework, worker’s errors and omissions through a management platform across the entire E&M design and construction process.

(ii)	Shortage of Raw Material

Construction raw material costs including the price of steel, sand, diesel crude oil and copper etc. continue to increase, resulting in increased costs associated with real estate and infrastructure development, reduced commercial investment feasibility, potentially leading to higher costs of housing and lower residential affordability, as well as reduced employment opportunities in a wide range of industries that rely on construction activity stimulus.

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Crude oil

Crude oil is one of the major raw materials of many products in the construction industry including rubber and plastic, which are usually used in electrical installations. The price of crude oil will affect our project cost directly. The trend of increasing crude oil prices from 2017 to 2022 is illustrated below:

(Source: https://oilprice.com/commodity-price-charts?page=chart&sym=CL*1)

Copper

Copper is a major raw material used in the E&M industry. Electric cables are made with copper. As with crude oil, the price of copper directly affects our project costs. The worldwide trend of increasing copper prices from 2018 to 2021 is illustrated below:

(Source: London Metal Exchange – Price Graphic of Copper from 2018-2021)

With multi-faceted rising costs, we face an enormous challenge in maintaining our competitive edge in E&M construction industry. To maintain our competitiveness and minimize the pricing risks caused by raw material costs increases, we managed to enter an agreement with our supplier to hedge copper prices without commitment before site work commences.

Competitive Analysis of the E&M Engineering Industry in HK SAR

Name of Registration	Authority	No. of registered contractors

Registered Electrical Contractor	Hong Kong Electrical and Mechanical Services Department	14,960

Registered Fire Service Installation Contractor	Fire Services Department Class 1 Class 2	358 404

Note:	Contractors who wish to perform plumbing and drainage works in the private sector are not required to register with the Hong Kong Water Supplies Department but are required to employ licensed plumbers who are registered under the Water Works Ordinance.

Sources:	Electrical and Mechanical Services Department, HKSAR; Buildings Department, HKSAR; Fire Services Department, HKSAR

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The E&M engineering industry in HK SAR is considered to be relatively mature and fragmented. Under the Hong Kong Ordinance, E&M engineering contractors are required to register the above-named registration for E&M works.

As at December 31, 2021, there were 181 registered specialist contractors under the ventilation works category authorized by the Hong Kong Buildings Department, of which WANG & LEE CONTRACTING Limited is one. Accordingly, as at December 31, 2021 we are among the less than 1% of E&M engineering companies that hold all four licenses in HK SAR, and able to perform a full range of E&M engineering works including electrical installation, air- conditioning installation and fire service installation.

Competition

We believe the following are factors that will distinguish us from our competitors:

●	Capability to provide a one-stop E&M engineering solution

E&M engineering contractors who are able to provide one-stop E&M engineering solutions covering electrical installation, MVAC installation and fire service installation etc., can help customers minimize overall project management effort and costs. We believe customers, especially customers of large-scale E&M engineering projects where different types of E&M engineering works are required, are more likely to select E&M engineering contractors with the capability to provide a one-stop E&M engineering solution.

●	Proven Track Record

Quality of work and the timeliness of project delivery are crucial factors considered by customers during the selection process of E&M engineering contractors. E&M engineering contractors can showcase their ability to deliver high quality of works on time through proven track record and thus establishing their industry reputation. In general, E&M engineering contractors with proven track records not only possess relatively higher chance in securing projects, but they are also likely to receive more tender invitations from customers as well.

●	Long –Term Business Relationships

Establishing long-term business relationships with raw material suppliers and subcontractors ensure stable supply of raw materials and manpower, which are essential for the timely completion of E&M engineering projects. Also, long-term business relationships with raw material suppliers and subcontractors allowed greater flexibility for raw material procurement and deployment of construction workers at a more stable price level, which may help E&M engineering contractors remain price competitive, increasing their likelihood of securing projects.

Key Drivers and Opportunities

Increasing demand from new construction projects

As stated in the 2021–22 HK SAR Government Budget Speech, approximately 101,400 public housing units are expected to be provided in the coming five years, while the private housing supply is targeted to remain an average annual level of 18,000 units from 2021 to 2025. Moreover, the Government introduced the “Green Schools 2.0” to subsidize primary and secondary schools in HK SAR (excluding government schools and profit-making schools) to replace existing air conditioners with new variable speed air conditioners, convert existing lights to LED lights, and install real-time energy monitoring systems in schools for the financial years from 2020–21 to 2024–25. Furthermore, according to the Government’s 2021–22 Budget Speech, HK$1 billion (US$129 million) is earmarked to install small-scale renewable energy systems at government buildings and infrastructure. The aforementioned programs and schemes initiated by the Government are expected to provide continued growth opportunities to the E&M engineering industry in HK SAR.

The increasing environmental awareness

With increasing level of environmental awareness, new buildings are usually designed with more environmentally friendly elements such as energy saving features. In general, latest technologies are employed in new buildings with green design. Therefore, such buildings cost higher than traditionally designed buildings with the value-added functions. For old buildings, refurbishment works to upgrade or improve the original building design so as to adapt to a green building design may be required. In conclusion, the increasing level of environmental awareness will provide more business opportunities to the E&M engineering industry in HK SAR.

Increasing demand for E&M engineering refurbishment

To improve the safety of residential buildings, the Government has increased its support for building rehabilitation projects through tightened regulations and enhanced subsidies. In 2012, the Government implemented the Mandatory Building Inspection Scheme (MBIS) to locate private buildings (except domestic buildings not exceeding 3 stories) over 30-years old that require revitalization. Furthermore, the Operation Building Bright 2.0 and Fire Safety Improvement Works Subsidy Scheme were launched in 2018. In 2019, the Government launched a HK$10.5 billion (US$1.35 billion) package to repair 5,000 buildings and 8,000 lifts across the city. In 2020, the Building Maintenance Grant Scheme for Elderly Owners was administered by the Hong Kong Housing Society for elderly owner-occupiers to repair and maintain their buildings and improve building safety. In 2021, HK$1 billion (US$129 million) will be funded by the Government to launch a subsidy scheme to assist old buildings to carry out drainage repair or enhancement works. With the increasing number of old buildings and Government subsidies, continued demand for repair and maintenance works for buildings is expected, which is expected to provide more growth opportunities to the E&M engineering industry in HK SAR.

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Threats and Challenges

Relative Dependence on the Real Estate Market

The sales value of the real estate market in HK SAR experienced an overall decrease at CAGR of approximately 1.9% from 2015 to 2020. Amid uncertainties caused by unfavorable global economic environment, the E&M engineering industry, which is relatively dependent on the real estate market performance, especially the number of newly- built properties, would be adversely affected.

Labor Shortage and Increasing Labor Costs

Labor shortage and increasing labor costs may dampen the profitability of E&M engineering contractors. Also, difficulties in attracting and retaining experienced and qualified staff may delay the completion of the works and thereafter reducing the profitability of the E&M engineering industry. As a result, E&M engineering contractors, in particular those who fail to shift the increasing labor costs to customers, may face the problem of lowered profitability.

Going Concern

As of December 31, 2021 and 2020, we had an accumulated deficit of US$1,624,941 and US$1,270,198, and working capital deficit of US$518,589 and US$894,295 respectively. As the Company has an accumulated deficit and has a working capital deficit, net cash outflows from operating activities, our auditor, WWC, P.C. had raised substantial doubt about our ability to continue as going concern.

Management plans to focus its resources on smaller scale engineering projects that generate sustainable positive profit margins. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations. If we are unable to improve our liquidity position, we may not be able to continue as a going concern, and therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.

Entry Barriers

Lack of Proven Track Records

E&M engineering contractors can demonstrate their capabilities to deliver quality of works and meet tight project deadlines through proven track records. In general, customers may have less confidence in E&M engineering contractors who do not have proven track records. Therefore, potential E&M engineering contractors may have difficulties in entering the E&M engineering industry in HK SAR.

High Initial Capital Requirements

Substantial initial capital is required to enter the E&M engineering industry in HK SAR. First, it is compulsory for E&M engineering contractors to register with relevant government departments to perform public works. There is minimum financial capitalization requirement. For example, the minimum capital requirements set by the Housing Authority is HK$3.4 million (US$0.43 million). Also, E&M engineering contractors need to have sufficient funds to sustain daily operations and ensure smooth project execution. Prepayments such as surety bond which amounts to approximately 10% of the contract value and upfront payment which amounts to approximately 5% to 30% of the contract value depending on project complexity and scale are usually required. Hence, the high initial capital requirements set an entry barrier for potential E&M engineering contractors.

IMPACT OF COVID-19 ON THE CONSTRUCTION INDUSTRY IN HK SAR INCLUDING THE E&M ENGINEERING INDUSTRY

The COVID-19 pandemic has posed negative impacts on the Hong Kong construction industry to a certain extent since early 2020. For example, a few construction projects were suspended for fourteen (14) days with identified COVID-19 cases. For the private sector, there were delays in the tendering process amid uncertainties caused by the COVID-19 pandemic whereas for public sector, the funding approvals for some public works were delayed as well. The full impact of the COVID-19 pandemic depends on the extent, duration, and resurgence of new COVID-19 cases. With the introduction of COVID-19 vaccines in early 2021, the outbreak of COVID-19 is expected to be put gradually under control. However, since it takes time for the citizens of HK SAR including construction workers to be vaccinated, investors and developers are yet to have restored their confidence in the HK SAR economy in 2021. According to the forecast of the Rating and Valuation Department, it is expected that the completion of private office and commercial projects to reach 275 thousand square meters and 173 thousand square meters respectively in 2022, which is the highest since 2015. Hence, we believe that these private offices and private commercial projects will drive up demand for the E&M engineering services and the construction industry starting from 2022.

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BUSINESS

Overview

We are a British Virgin Islands company incorporated on May 20, 2021, as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED.

Wang & Lee Engineering Limited was founded in 1981 and we mainly conducted electrical work until December 3, 1992. By 1990, we had provided services for a great number of shops, factories and residential buildings and began providing other installation work. WANG & LEE CONTRACTING LIMITED, formerly known as WANG & LEE ENGINEERING (M/E) LIMITED was incorporated in HK SAR on December 3, 1992. It changed its name to WANG & LEE CONTRACTING LIMITED on May 2, 1995 to reflect the expanded scope of work it now provides. Wang & Lee Engineering Limited was wound up in 2003.

We are, WANG & LEE CONTRACTING LIMITED, a construction prime and subcontractor engaging in the installation of Electrical & Mechanical Systems (“E&M”), which include low voltage (220v/phase 1 or 380v/phase 3) electrical systems, mechanical ventilation and air-conditioning systems, fire service systems, water supply and sewage disposal system installation and fitting out for the public and private sectors. WANG & LEE CONTRACTING LIMITED has mainly undertaken projects that are related to the supply, installation and maintenance of the following systems:

●	Low voltage (220v/phase 1 or 380v/phase 3) electrical systems to power building equipment and services, such as lighting, air-conditioning and elevator etc.;
●	mechanical ventilation and air-conditioning systems (“MVAC”); and
●	fitting out for commercial buildings and offices; and
●	other E&M systems such as fire services, which includes fire prevention, detection, suppression and extinguishing systems and plumbing and drainage systems.

WANG & LEE CONTRACTING LIMITED is also able to provide design and contracting services to all trades in the construction industry. Its clients range from small startups to large companies.

Nowadays, buildings are going certifiably green. As we have become more conscious of the effect our installation and works have on the environment and on us directly, organizations have developed voluntary methods of rating the environmental impact and efficiency of buildings, and other similar structures. Assessments take place both during design and after completion. Existing structures or commercial interior spaces can also be rated. Our team provides every effort to be environmentally conscious with a focus on designs that promote energy and water efficiency, indoor environment quality, and the responsible discharge of wastes.

WANG & LEE CONTRACTING LIMITED has been providing construction contracting services in HK SAR for almost 40 years and have been awarded:

●	ISO9001:2000 Certification, Government Approved Specialist Contractor for Public Works of Electrical and Air Conditioning Installation and Government Registered Specialist Contractor of Ventilation (BO (132) Sec.8A);
●	ISO9001:2015 Quality Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	ISO 14001:2015 Environmental Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;

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●	ISO 45001:2018 Occupational Health and Safety Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	ISO 9001:2008 Quality Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	OHSAS 18001: 2007 Occupational Health and Safety Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	H.K.E.M.S.D. Registered Electrical Contractor;
●	H.K.F.S.D. Registered Fire Service Installation Contractor;
●	H.K. Building Authority Registered Class II, III Type A, B, D, E, F, G Minor Works Contractors;
●	H.K. Water Authority Grade 1 Plumber’s license.

Additionally, WANG & LEE CONTRACTING LIMITED a registered Class 1 Fire Service Installation Contractor with the Fire Services Department, Specialist Contractor in Ventilation Works under the Building Ordinance (Cap 123) Section 8A, registered Minor Works Contractor (Company) for Classes II and III (covering under alteration and addition works, repair works, drainage works, works relating to structures for amenities, finishes works and demolition works) under the Building Ordinance (Cap 123) Section 8A and registered Electrical Contractor under the Electricity (Registration) Regulations (Cap 406 Sub Leg.).

All of WANG & LEE CONTRACTING LIMITED’s projects were predominantly in the private sector for fiscal years 2021 and 2020. WANG & LEE CONTRACTING LIMITED provides a wide range of large sitework construction services to private construction customers, including commercial and residential developers and local businesses. WANG & LEE CONTRACTING LIMITED’s recent projects include two well-known theme parks in HK SAR – Ocean Park and Hong Kong Disneyland where it carried out various low voltage electrical work for the theme parks, such as installation of emergency power supply system, lighting, etc. WANG & LEE CONTRACTING LIMITED competes for private construction projects primarily on the basis of the breadth of its service capabilities and its reputation for quality. We believe we are well-positioned to capitalize on the strong momentum after the COVID-19 pandemic restrictions were lifted in commercial and residential private construction sectors driven by population and economic expansion in HK SAR and mainland China.

WANG & LEE CONTRACTING LIMITED’s primary market is in the E&M market in HKSAR (the “market” or “local market”) which, in turn is broken down into low voltage electrical system, MVAC, fire services, plumbing and fitting out works. Supported by its local market presence and knowledge, as well as scale advantages attributable to its vertical integration, geographic reach and strong financial profile, we believe WANG & LEE CONTRACTING LIMITED is a significant player in each of E&M the markets in HK SAR that it serves. For all but the very largest projects, it competes primarily against HK SAR local firms that have similar qualifications and experience. By virtue of this locally driven competitive dynamic, competition in our industry is characterized by relative market share, which we define as the percentage of jobs we win in a local market compared to the jobs we bid in a local market. WANG & LEE CONTRACTING LIMITED’s average a bid/win rate of 28-43% compared to the highest average bid/win rate of one of its competitors of 48% (Source: https://www.emsd.gov.hk/minisites/voice/en/special_issue2015/p2.html).

Our Services

As a construction contractor, WANG & LEE CONTRACTING LIMITED’s principal business has been in the provision of E&M engineering services. For each of the years ended December 31, 2021 and 2020, the total revenue derived from E&M engineering services was HK$32,138,725 (US$4,135,059) and HK$31,598,957 (US$4,074,258) respectively. Depending on our customers’ needs and requests, it may provide integrated E&M engineering services covering design, supply, installation and maintenance for MVAC system, low voltage electrical system, fire services system, and plumbing and drainage system on a project-to-project basis.

WANG & LEE CONTRACTING LIMITED mainly undertakes projects that are related to the supply, installation and maintenance of the following systems depending on our customers’ needs and engagement:

(i)	Low voltage (220v phase 1 or 380v phase 3) electrical systems to power building equipment and services, such as lighting, air-conditioning and elevator etc.;
(ii)	MVAC systems, which refer to mechanical ventilation and air-conditioning systems;
(iii)	fitting out for commercial buildings and offices; and

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(iv)	other E&M systems such as:

	●	fire services, which includes fire prevention, detection, suppression, and extinguishing systems; and
	●	plumbing and drainage systems.

The low voltage (220v/phase 1 or 380v/phase 3) electrical system monitors and controls, power supply to buildings to ensure other systems can function properly (including but not limited to lighting, MVAC systems and other systems). It normally comprises the main power supply, submain distribution system and final circuit system, lighting system, earthing and bonding system, lightning protection system, emergency generator power supply system with system pipework, electrical cable, and wiring works.

A MVAC system mainly covers the following functions:

●	Mechanical ventilation: regulating the inflow and outflow of air within buildings/spaces by channeling treated air into the building while extracting exhaust air out; and
●	Air-conditioning: controlling and maintaining the temperature and humidity of air within buildings/spaces.

It normally comprises mechanical ventilation fan and air-conditioning equipment including chiller, air handling unit, fan coil unit, water pumps, cooling tower, air-conditioner with system pipework, ductworks, electrical and control works.

Fitting out services for commercial buildings or offices, which are usually associated with E&M design, includes installing fixtures and furniture.

Apart from the low voltage electrical system, the MVAC system and fitting out services as mentioned above, we also engage in the provision of other E&M engineering services, including the supply, installation and maintenance of the following systems:

●	Fire services system, which refers to fire prevention, detection, suppression and extinguishing systems. Fire services system normally comprises a fire services control panel, fire detector and alarm system, sprinkler, fire hydrant and hose reel, smoke control, portable hand operated appliances and gas extinguishing systems, emergency lighting, audio and visual advisory system.
●	Plumbing and drainage system – the plumbing system of a building provides clean and stable water supply for occupants, including fresh water for drinking, cooking and washing purposes and seawater/fresh water for flushing system, and the functioning of the fire service system. The drainage system of the building provides the removal of waste water and rainwater through the drainage system into the city’s sewage system. A typical plumbing and drainage system of a building comprises pipework, valves, pumps and tanks.

The following table sets forth a breakdown of our revenue by different E&M engineering services for the years ended December 31, 2021 and 2020.

	For the years ended December 31,
	2021		2020
	Revenue	% of Total Revenue	Revenue	% of Total Revenue
Low Voltage Electrical System	2,628,625	64%	2,293,206	56
MVAC System	299,985	7%	862,290	21
Fitting Out	1,103,692	27%	806,588	20

All projects in our fiscal years 2021 and 2020, are privately funded projects. WANG & LEE CONTRACTING LIMITED provides a wide range of large sitework construction services to private construction customers, including commercial and residential developers and local businesses. WANG & LEE CONTRACTING LIMITED competes for private construction projects primarily on the basis of the breadth of its service capabilities and its reputation for quality. As a result, we believe we are well-positioned to capitalize on the strong momentum in commercial and residential private construction sectors driven by population and economic expansion in HK SAR.

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All of WANG & LEE CONTRACTING LIMITED’s projects are for offices, factories, hotels, hospitals, schools and educational institutes, theme parks and shopping malls and residential flats for construction companies, property developers, operators of a private hospitals and the government.

The following tables set forth the breakdown of our revenue by types of projects and by sectors for each of the years ended December 31, 2021 and 2020.

	For the years ended December 31,
	2021		2020
	Revenue	% of Total Revenue	Revenue	% of Total Revenue
Residential	1,640,852	40	267,704	7
Non-residential	2,494,207	60	3,806,554	93

	For the years ended December 31,
	2021		2020
	Revenue	% of Total Revenue	Revenue	% of Total Revenue
Private	4,135,059	100	4,066,875	99
Public	-	-	7,383	1

Operational workflow

For illustration purposes, a simplified workflow of our typical E&M engineering operations is outlined as follows:

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Our customers usually send us tender invitation letters or ask us to submit direct quotations for new projects. In deciding whether to proceed with specific tenders or not, we have to evaluate the manageability and profitability of such projects with reference to our resources, capacity and capability. Therefore, to maintain stability and profitability of our business operations, we tender a mixture of projects covering different project sizes and project types.

WANG & LEE CONTRACTING LIMITED is mainly a subcontractor. WANG & LEE CONTRACTING LIMITED served as the prime contractor on approximately 7% and 11% of its projects and as a subcontractor on the remaining 93% and 89% for the fiscal years 2021 and 2020, respectively. WANG & LEE CONTRACTING LIMITED will be directly engaged by its customers and responsible for liaising with the main contractor and other subcontractors subsequently engaged. WANG & LEE CONTRACTING LIMITED may also act as domestic subcontractor as engaged by other main contractors. In other cases, WANG & LEE CONTRACTING LIMITED enters into direct contract as main contractor with its customers.

Once we confirm our interest in submitting a tender, the potential customer will send us a tender invitation letter, which will request us to provide further information including, among others, project information, estimated project size, required contract commencement and completion date. Before we formally submit our tender, we may have a chance to conduct site visit if needed. We will then prepare for our tender submission. Our tender team will be responsible for the tender submission and the bidding process. Our tender submission will prepare our tender submission. In terms of our pricing policy, our tender team will consider each project on a case-by-case basis taking into account of various factors such as (i) the specifications of the project; (ii) the estimated project cost which mostly includes (a) the subcontracting fees (if any), (b) equipment and material costs, (c) direct labor costs; (d) tender records of similar projects; and I our current capacity and resources. Related market information, such as price fluctuations for equipment and materials and resources at the relevant time, are also considered. Our tender team will obtain preliminary quotation for equipment and materials from potential subcontractors and suppliers in respect of the engineering design at this stage in order to ascertain the costs expected to be incurred in purchasing such equipment and materials when we prepare the tender documents. All of our subcontractors go through stringent selection procedures to ensure that the products/services they provide meet the specification requirements of our customers. We also take into account of the manageability and profitability of such projects with reference to our resources, capacity and capability. We strive to maintain a balance between making a competitive bidding price against our competitors and maintaining a reasonable profit margin for each project. We may sometimes be invited to provide a quotation for a potential project from a customer directly. If we are interested to proceed with the project, our tender team will prepare the quotation documents. The steps for preparing the quotation documents are same as the ones as mentioned in the paragraph above regarding tender submission.

In general, it takes approximately two to five weeks for us to prepare and submit the tender.

After we have submitted our tender documents, we will attend an interview conducted by the customers. If the customer decides to award a contract to us, they will arrange for a letter of award or letter of acceptance to be signed by us. The customers will sign a formal contract with us subsequently.

A project team will be formed once we are awarded a contract, which usually comprises a project manager, a project in-charge, and a certain number of technical staff depending on the specific requirements imposed by the customers. The project manager is responsible for the overall management and supervision of the project and will be the chief liaison with our customers. The rest of the project team is responsible for project execution which include arranging subcontractors and suppliers, sourcing of equipment and materials, and performing relevant tasks as required in the contracts.

In the beginning of the project implementation stage, our project team will prepare a budget, also known as a cost sheet, stating the estimated costs to be incurred. We will record the actual costs incurred in our accounting system. The project manager will carry out cost analysis and make comparisons to actual costs incurred with the budget. According to the contract requirement if necessary, we will take out all the relevant insurance and bond for the project.

We will commence our work in accordance with the master program provided by our customer and will utilize the time period between the award of project and commencement of site works, usually five to six months’ time, for our preparation. The project team will prepare a budget/cost sheet with particulars of the estimated costs to be incurred. A detailed project plan will also be prepared by the project team and be submitted to the consultant designated by the customer for his approval. The project plan normally contains a project organization chart with resumes of key staff, preliminary installation program, equipment and material submission schedule, sample submission schedule and drawing submission schedule, which indicate all the work to be completed in accordance with the work plan and the program as contained in the tender documents.

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We purchase major equipment and materials from our suppliers for the provision of our services. Before we place purchase orders, we will arrange to obtain the quotations previously provided from our suppliers and we may obtain price reduction for the products to be purchased from them. The suppliers usually deliver equipment and materials to the work sites directly or may arrange to ship equipment and materials, such as air-conditioners and chillers to container terminals in HK SAR and we will deliver such equipment and materials to the work sites. We store these equipment and materials at the work site, subject to the storage area available to avoid disruption. Our subcontractors, should we choose to use them typically provide certain minor materials and components, such as tiny metal and spare parts, with the costs included in their subcontracting charges. To ensure the quality of the equipment and materials sourced by both the subcontractors and us, our engineers are responsible for conducting quality control on materials used in projects.

We may not commence site works immediately after we are awarded with a project. The customer will issue a master program setting out the implementation period and order of the stages of the project. We will commence site work in accordance with such master program usually five to six months after we have been awarded with the project. We will utilize the time period between the awarding of the project and the commencement of site works for preparations such as preparing the budget and project plan, conducting a site inspection, making arrangements with and supervising our subcontractors and suppliers and sourcing of equipment and materials.

During the implementation stage, the project manager will conduct a site inspection from time to time to inspect the work progress and work quality. We will assign a designated project team member to supervise our subcontractors in order to ensure that all work performed are up to standard as required in the relevant contract. The subcontractors are required to report to us on a regular basis.

The project team and the customers will regularly have site progress meetings to report and follow up on relevant issues. Based on the amount of work completed, we make interim payment applications to our customers which set out the amount and value of work done on a monthly basis.

In some cases, customers may have modifications on the respective contractual terms including the scope of works, completion date and pricing. We may agree with our customers to carry out those works in title of variation orders with time and cost implication. We may prepare a quotation according to each variation order but the quoted sum is tentative only until it is further evaluated and confirmed by the customer.

Once the contract installation works are completed, we will perform the relevant system testing and prepare a report for customers’ acceptance together with corresponding operating and maintenance manual and as-fitted drawings. If the customer is satisfied with our work, the customer will issue a practical completion certificate and release our performance guarantee, if any, together with part of the retention money. If we expect any delay in completion, the main contractor will issue a notification of delay to the customer. After the completion of the project, all the notifications of delay will be sent to the architect of the customer for assessment to determine the number of days extended and thereafter determine whether any liquidated damages will be payable to the customer. During the years ended December 31, 2021, and 2020, we had no record of payment of any liquidated damages to our customers.

In general, it takes approximately one month to 24 months to complete a project

After the practical completion, there is generally a year defect liability period. During this period, we are required to make good on any defect in the systems we provided and installed and other defective works at our own costs. The remaining amount of the retention money will be released usually within 14 days after the issue of the certificate of completion of making good defects.

Teams

We operate via a highly efficient, robust and cross-functional structure that allows for a healthy and progressive growth in size, skill and quality.

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The following organizational chart shows the relationship between WANG & LEE CONTRACTING LIMITED’s various divisions and departments. All chart components contribute as required to the overall effort of engineering and construction of any specific project. We assign a dedicated team to each project. This team is composed of a group of skilled individuals assigned from various divisions on a full-time basis as required. Team members perform their respective duties in accordance with a set planned schedule and budget.

Pricing strategies

We adopt a cost-plus pricing model in setting our tender prices for all projects. On a case-by-case basis, we take into account of various factors, including but not limited to: (i) the project’s specifications; (ii) the estimated project cost which mainly comprises (a) subcontracting fees, (b) equipment and material costs, and (c) direct labor costs, with reference to preliminary quotations from our subcontractors and suppliers; (iii) tender records and experience for projects of similar nature, scope and complexity; and (iv) our capacity and resources at the relevant time. We would also make reference to market information such as expected fluctuations in equipment and material costs, mainly MVAC system, in arriving at our final tender price.

Our projects are in general labor intensive. Despite the fact that we could engage subcontractors to carry out certain site works and complete certain tasks as required in the contracts with our customers, substantial involvement by our project teams in the project implementation phase is required. For instance, our project teams need to prepare budget and project plan, conduct site inspections, make arrangements with and supervise our subcontractors and suppliers, source equipment and materials, and take up relevant tasks as required in the contracts. Any material deviation in the actual time and resources spent from initial estimation may result in significant cost overruns which may in turn adversely affect our financial results. As such, in order to avoid exceeding our capacity and having an adverse impact on our financial performance resulting from excessive tendering, we may decline tender invitations.

Equipment and material costs deployed in projects are also crucial factor which may impact our financial performance. In the preparation of tenders to our customers, we obtain preliminary quotations from our suppliers to ensure the equipment and material costs to be deployed in projects are accurately assessed. After projects are awarded to us, our engineers will make sure that the equipment and materials to be ordered from suppliers can match the projects’ specifications. With a view to further improving our profit margin from projects, we also strive to pursue better offers and terms than those set out in the preliminary quotations from the relevant suppliers. Particularly, for projects which allow us to have flexibility in the selection of suppliers, we source specifications-matching equipment and materials deployed at the most competitive pricing terms. In addition, suppliers may offer price reductions, taking into account factors including purchase quantity, exchange rates, cost of materials, market competition and whether the supplier is desirous of providing the equipment and materials in specific projects. Consequently, these projects usually give rise to higher gross profit margins.

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Apart from the above, we have also implemented the following measures to manage our risk of cost overruns:

(i)	a detailed estimation of time and costs expected to be incurred in a project is prepared by our engineers and will be reviewed by the management before submission to our customers;
(ii)	a fixed scope of work will be agreed upon with customers, based on which our Group’s tender is prepared. We accept customers’ requests for variation in the scope of work on the basis that a variation order has to be agreed upon. Our engineers will prepare budgets with expected time and costs on such requests for material variation orders and would not proceed prior to obtaining the approvals from our relevant project managers; and
(iii)	the project team will obtain preliminary quotations from potential subcontractors and suppliers in respect of various engineering designs in order to ascertain the costs expected to be incurred, thereby forming the cost assessment basis for our tenders. We have not experienced material irrecoverable cost overruns for the projects carried out in fiscal years 2021 and 2020.

Safety and Quality

WANG & LEE CONTRACTING LIMITED implements a safety monitoring system to ensure that all employees and related parties maintain a high standard of safety. In addition to that, safety trainings are provided and a safety committee will always be formed for each project. The safety committee will perform scheduled inspections, risk assessment, hold safety meetings, and other safety-related tasks.

To emphasize our commitment to safety, safety is taken into consideration from the design stage. We scrutinize every aspect of the project so that it can be completed in a safe manner at every stage. While the project is in process, strict management and installation controls are implemented to ensure that a high standard of safety is held. After the completion of the project, maintenance services are offered for the safety of the users.

We are committed to a quality assurance policy complying with ISO-9001 and ensuring that this policy is understood, implemented, and maintained throughout the Group. Our scope of certification includes design, supply and installation of low voltage electrical mechanical ventilation and air-conditioning systems. In addition to that, every section of projects is required to go through quality and control inspections by our professional team. We believe that the high quality and safety assurance we provide to our clients will give them the peace of mind that they deserve.

Environment

We have become more conscious of the effect our installation and works have on the environment and on us directly. Organizations such as Hansecontrol Dongguan Technology Consulting Services Limited, JNE Consulting Limited, and Hok International (Asia/Pacific) Limited have developed voluntary methods of rating the environmental impact and efficiency of buildings, and other similar structures. Assessments take place both during design and after completion. Existing structures or commercial interior spaces can also be rated.

If requested, our team will advise on energy efficiency, water efficiency, land use, pollution, waste and indoor environmental quality and impact.

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Competitive Strengths

We believe that the following strengths have contributed to our success and are differentiating factors that set us apart from our peers.

●	Customer and Revenue Diversification. WANG & LEE CONTRACTING LIMITED performs new construction services over a wide geographic footprint for both public and private clients. Its private projects accounted for 100% of our fiscal year 2021 revenues. While its undertakes large projects, it can perform many smaller to medium projects with varied complexity and there durations at the same time. In fiscal year 2021, 12% of its projects were small to medium projects under HK$1 million (US$128,936) with an average duration of approximately 3 months. We believe this strategy, coupled with our disciplined bidding process, yields revenue diversification and enables us to better manage our business through market cycles.

●	Consistent History of Managing Construction Projects and Contract Risk. WANG & LEE CONTRACTING LIMITED’s long and successful track record of over 40 years in each of the markets that it serves demonstrates an understanding of the various risks associated with construction contractor projects. On top of the years of experience, licenses and registrations are also a key factor of recognition in the market. WANG & LEE CONTRACTING LIMITED serves as the prime contractor on approximately 7% and 11% of its projects and as a subcontractor on the remaining 93% and 89% for the fiscal years 2021 and 2020, respectively. When serving as a the prime contractor, it utilizes subcontractors to perform approximately 22% of the total project. The vast majority of its projects are fixed unit price contracts, pursuant to which a portion of its revenues is tied to the volume of various project components. It combines its experience, local market knowledge and fully integrated management information systems to effectively bid, execute and manage projects. It captures project costs such as labor and equipment expenses on a daily basis. its managers review daily project reports to determine whether actual project costs are tracking to budget.

●	Experienced Management Team. Our executive officers are seasoned leaders with complementary skill sets and a track record of financial success spanning over 40 years and multiple business cycles.

●	Commitment to deliver quality works and services with stringent quality, safety and environmental assurance. WANG & LEE CONTRACTING LIMITED is committed to provide high quality works and services. It has adopted stringent quality assurance measures that comprise monitoring, verifying, and validating the works and materials. Its quality management system has been accredited with ISO 9001 certificate by Accredited Certification International Limited (“ACI Limited”). Furthermore, it has also set up an environmental management system to promote awareness of environmental protection and prevent pollution of the environment resulting inform its works. Its environmental management system was accredited by ISO 14001 certification with ACI Limited. Furthermore, it has set up a comprehensive occupational health and safety management system to promote safe working practices among all employees and to prevent the occurrence of accidents through promoting safety awareness at the front line level. Its occupational health and safety management system has been certified to be in compliance with ISO 45001 by ACI Limited.

●	Long-term relationship with customers, suppliers and subcontractors. WANG & LEE CONTRACTING LIMITED has established long term relationships with its customers for a period up to 25 years, suppliers for a period up to 30 years and subcontractors for a period up to 30 years. Maintaining good customer relationships provides more opportunities to tender and also demonstrates its ability to provide high-quality work on time and budget. In addition, it has also maintained a good relationship with equipment and material suppliers as well as subcontractors. WANG & LEE CONTRACTING LIMITED is the authorized dealer of an American air-conditioning equipment manufacturer (the “air-conditioning equipment manufacturer”). Establishing a good relationship with suppliers enables it to have more flexibility in negotiating prices, resources allocation and project execution compared with competitors. Maintaining a good relationship with subcontractors will help reduce the risk of shortage or delay in the delivery of contract works, and ensure timely installation works. We consider partnering with these suppliers and subcontractors to be one of the key success factors for us to deliver high quality work to our customers.

Customers

We usually receives invitations from customers to submit tenders for potential projects. Our customers range from private individuals to office, factories, shopping mall and hotel owners, operators for hospitals, schools and educational institutes, theme parks, shopping malls and construction companies, property developers and even the HK SAR government.

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For the years ended December 31, 2021 and 2020, we made 178 and 156 submissions to our potential customers respectively, and our success rate was approximately 26% and 20% in each of the respective years.

The revenue generated by our five largest customers in aggregate accounted for approximately 88% and 81% of the total revenue for the years ended December 31, 2021 and 2020, respectively.

In fiscal year 2021, three customers accounted for more than 10% of our annual revenue, one for 33%, one for 32% and the last one for 11%. In fiscal year 2020, two customers accounted for more than 10% of our annual revenue – one for 39% and the other for 18%. Because of we work on a project basis, we do not have any long-term contracts with any one client.

Suppliers

Depending on our customers’ needs and requests, we may provide integrated E&M engineering services covering sourcing for supplies. WANG & LEE CONTRACTING LIMITED is the authorized dealer of an American air-conditioning equipment manufacturer (the “air-conditioning equipment manufacturer”) and enjoy the most preferable pricings. Establishing a good relationship with suppliers enables us to have more flexibility in negotiating prices, resources allocation and project execution compared with competitors. We typically enter into one-year non-exclusive dealership agreements with our suppliers and may renew dealership agreements upon the expiration of these dealership agreements. We are only allowed to sell the products within the designated territories as specified in the dealership agreement.

We work with our suppliers and manufacturers to plan ahead for its purchase and delivery of products to enable that they have sufficient stock to fulfil the current orders. We have generally not encountered any substantial delay or shortage in the supply of products.

Our five largest suppliers accounted for approximately 43% and 30% of the total actual costs for the years ended December 31, 2021 and 2020 respectively.

Seasonality

We do not experience any seasonality in our business.

Subcontractors

On occasion, WANG & LEE CONTRACTING LIMITED may engage subcontractors to carry out part of its work. WANG & LEE CONTRACTING LIMITED has not entered into any long term agreement with its subcontractors and has historically not experienced any material difficulties or delays in completing its project due to failure to identify and engage suitable subcontractors.

WANG & LEE CONTRACTING LIMITED has a stringent process in selecting its subcontractors for its work. It has an internal approved list of subcontractors for quotation for each type of work. It takes into account of factors including, among others, assessment of their abilities and its previous work experience with them. For each project, it invites several subcontractors in this list for quotation. Its project team is responsible for selecting the most suitable candidate(s).

Market and Competition

The construction market in Hong Kong is dominated by a small number of large local contractors, a large number of overseas contractors, and a high level of sub-contracting, with substantial companies being both developers and contractors. According to the Hong Kong Census and Statistics Department, the gross value of construction works performed by main contractors in 2019 was recorded at US$17 billion, down from US$18.6 billion in 2018. Residential construction was the largest market in the industry during the period of 2015-2019, accounting for 43% of its total value in 2019 at US$7.3 billion (Source: https://www.trade.gov/market-intelligence/hong-kong-construction).

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Due to the anti-government protests, the outbreak of COVID-19 and the U.S.-China trade tensions, the construction industry has been severely affected. The city’s gross value of construction works decreased 9.4% in the first quarter of 2020 to US$3.7 billion. The unemployment rate in the construction industry sharply increased to 11.2% in the second quarter of 2020, compared to 5% in the same quarter last year, rising to its highest level since mid-2009. According to GlobalData, the construction industry is expected to contract by 9.2% in 2020. However, a recovery phase may start in 2021 as the government will stimulate public and private sector investment in construction projects by investing US$127.6 billion in infrastructure by 2028-2029. Moreover, in July 2021, the Legislative Council approved US$92 billion Capital Work Reserve Fund for future public projects, showing signs of recovery and more job opportunity to the industry. (Source: https://www.trade.gov/market-intelligence/hong-kong-construction).

Insurance

In general, WANG & LEE CONTRACTING LIMITED maintains insurance for employees’ compensation insurance policy with AIG Insurance Hong Kong Limited covering the liability to make payment in respect of death, injury or disability of our employees under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). We also maintain Contractors’ All Risks policy with AIG Insurance Hong Kong Limited which liabilities arising from potential damage to the buildings or structures under our subcontracted works as well as potential bodily injury to third parties or damage to third parties’ properties as a result of the performance of our subcontracted works. We believe that our current insurance policies are sufficient for our operations.

Intellectual Property

Trademarks

We have applied for the following trademarks to be registered:

Country	Trademark	Application Number	Application Date	Registration Number	Classes	Status
United States		90748036	May 31, 2021		37	Pending
HK SAR		TM205125_LY S01016220	May 31, 2021	305642578	37	Registered on November 3, 2021

United States		90757400	June 2, 2021		37	Pending

HK SAR		TM205182_LY S01016985	June 2, 2021	305644657	37	Pending

United States		97128648	November 15, 2021		37	Pending

HK SAR			November 15, 2021	305802174	37	Pending

Class 37- Building construction; repair; installation services.

We also have registered our domain name and website: wangnlee.com.hk.

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Our Mission

We aspire to be a leading provider of specialized engineering services, to exceed our clients’ expectations and be recognized locally and abroad by:

●	Building a loyal customer base via exceptional service, high quality of work and professionalism;
●	Delivering superior, flexible, cost-effective and integrated engineering solutions in compliance with the latest design/ construction standards;
●	Maintaining a work environment that encourages and acknowledges exemplary service.

Our Values

We stand by our core values:

●	Conducting our business with fairness and integrity;
●	Listening and responding to customer needs;
●	Providing quality work on schedule, and at a competitive price;
●	Committing to the well-being of each employee by providing career growth.

Our Corporate History and Structure

We are a British Virgin Islands company incorporated on May 20, 2021, as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED.

Wang & Lee Engineering Limited was founded in 1981 and we mainly conducted electrical work until December 3, 1992. By 1990, we had provided services for many shops, factories and residential buildings and began providing other installation work. WANG & LEE CONTRACTING LIMITED, formerly known as WANG & LEE ENGINEERING (M/E) LIMITED was incorporated in HK SAR on December 3, 1992. It changed its name to WANG & LEE CONTRACTING LIMITED on May 2, 1995, to reflect the expanded scope of work it now provides. Wang & Lee Engineering Limited was wound up in 2003.

Prior to the Offering, Wang & Lee Group, Inc. is 100% owned by another British Virgin Islands company, Wang & Lee Brothers, Inc. which holds all 8,000,000 of its issued and outstanding Ordinary Shares. Wang & Lee Brothers, Inc, is in turn 100% owned by Mr. Pui Lung Ho, our Chief Executive Officer and Chairman.

Prior to the corporate reorganization which took place for the purposes of the Offering, WANG & LEE CONTRACTING LIMITED was owned by two individuals, Sau Lee Shirley Kam and Pui Lung Ho who held 3,899,999 shares and one share, respectively. On July 2, 2021, they transferred all their shares in WANG & LEE CONTRACTING LIMITED to WANG & LEE HOLDINGS, Inc.

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The following diagram illustrates our current corporate structure prior to the Offering:

Description of Property

Real Property

We lease the following property and use it as our office:

Leases

Facility	Address	Space (m2)
Office	5/F., Wing Tai Factory Building, 3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong	300

From January 1 through September 20, 2019, WANG & LEE CONTRACTING LIMITED rented premises located at Flat A, 13/F, Cheung Lee Industrial Building, 9 Cheung Lee Street, Chai Wan, Hong Kong and Unit 9, 3/F., Decca Industrial Centre, 12 Kut Shing Street, Chai Wan for office and warehousing purposes respectively. It paid a total of HK$200,000 (US$25,512) for the office and HK$81,400 (US$10,383) for the warehouse to Supreme View Investment Limited (“SV”), a related company owned by a former director, Sau Lee Shirley Kam of WANG & LEE CONTRACTING LIMITED. On June 23, 2021, Ms. Kam resigned as director of WANG & LEE CONTRACTING LIMITED.

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We moved to our current address on September 16, 2019. We paid a total of HK$270,000 (US$34,739) and HK$270,000 (US$34,441) in rent for the years ended December 31, 2021 and 2020, respectively to Winta Services Limited (“Winta”), a related company controlled by the director of the Company, Pui Lung Ho (“Mr. Ho”).

The office is not owned by Winta, but a third party landlord, and sub-let to WANG & LEE CONTRACTING LIMITED. On May 24, 2021 Mr. Ho resigned as director of Winta.

Employees

As of the date of this prospectus, WANG & LEE CONTRACTING LIMITED employed a total of 21 employees, located in HK SAR. The following table sets forth breakdown of our employees by function:

Functional Area	Number of Employees	% of Total
Management	1	5.56%
Project and Safety:
- Engineers	3	11.11%
- Site Supervisors	6	33.33%
- Draftsmen	1	5.56%
- Technicians	3	16.67%
- Safety Officer	1	5.56%
Administration	2	5.54%
Finance	3	16.67%

Total	21	100%

We consider that we have maintained good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to labor disputes. In addition, we have not experienced any difficulties in recruitment and retention of experienced core staff or skilled personnel.

We provide various types of trainings to our employees including by means of various external training courses.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employee salaries based on each employee’s qualifications, position and seniority. We will review our remuneration package annually. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in HK SAR.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

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Our Growth Strategies

Our growth strategy is to:

●	Market penetration
Increase revenue of existing services from existing customers. We maintain good relationships with our existing customers, which average 10-15 years. We plan to continue to mine our existing customers for more projects.

●	Market Development
Expand our services to previously unexplored markets and customers. We have expanded our electronic low voltage installation services directly to customers, bypassing the primary contractor and our revenue from this offering has increased 2.83 times from 2019 to 2021. We shall continue to offer new, more cost-effective services to attract new customers.

●	Diversification
Anticipate and provide services ahead of trends. The needs of our customers change with the ever-changing technology. We started offering electronic low voltage installation services ahead of our competitors because we anticipated this trend. We shall continue to keep abreast of technology changes and customize our services in tandem with such changes.

REGULATIONS

This section sets forth a summary of the material laws and regulations applicable to our business operations in HK SAR.

CONTRACTORS REGISTRATION REGIMES

Contractors Registration System for Building Works

Under section 2 of the Buildings Ordinance (Chapter 123 of the Laws of Hong Kong) (the “Buildings Ordinance”), building works include any kind of building construction, site formation works, ground investigation in scheduled areas, foundation works, repairs, demolition, alteration, addition and every kind of building operation, as well as drainage works. A contractor carrying out building works in Hong Kong must register with the Building Authority as a general building contractor, a specialist contractor, or a minor works contractor.

Currently, there are five different categories of building works specified by the Building Authority as specialist works, including:

●	demolition works;
●	foundation works;
●	ground investigation field works;
●	site formation works; and
●	ventilation works.

Under section 8B(2) of the Buildings Ordinance, an applicant for registration as a specialist contractor must satisfy the Building Authority on:

(i)	if it is a corporation, the adequacy of its management structure;
(ii)	the appropriate experience and qualifications of his personnel;
(iii)	his ability to have access to plant and resources;
(iv)	the ability of the person appointed by the applicant to act for the applicant for the purposes of the Buildings Ordinance to understand building works and street works through relevant experience and a general knowledge of the basic statutory requirements.

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An applicant for registration as a specialist contractor must satisfy the Building Authority that he has the necessary experience and, where appropriate, professional and academic qualifications, to undertake works in the specialist category. In considering each application, the Building Authority is to have regard to the qualifications, competence and experience of the following personnel of the applicant:

(i)	a minimum of one person appointed by the applicant to act for the applicant for the purposes of the Buildings Ordinance (the “Authorized Signatory”);
(ii)	if the applicant is a corporation, a minimum of one director from the board of directors of the applicant who is authorized by the board (the “Technical Director”) to:

(a)	have access to plant and resources;
(b)	provide technical and financial support for the execution of building works and street works;
(c)	make decisions for our Company and supervise the Authorized Signatory and other personnel for the purpose of ensuring that the works are carried out in accordance with the Buildings Ordinance; and
(d)	for a corporation which appoints a director who does not possess the required qualification or experience as the Technical Director to manage the carrying out of building works and street works authorized by the board of directors to assist the Technical Director.

In addition to the above key personnel, the applicant is also required to demonstrate that it has employed appropriate qualified staff to assist the applicant and the above key personnel to execute, manage and supervise the building works and street works. For registration as a registered specialist contractor, the applicant should also demonstrate that it has the access to engaging qualified persons to carry out the relevant specialized duties.

Registers

The Building Authority maintains a register of specialist contractors who are qualified to carry out specialized works specified in the category in the sub-register in which they are entered.

Scope of work that can be undertaken

Registered specialist contractors may only carry out specialized works in their corresponding categories as specified in the sub-registers in which they have been entered. We are required to apply for renewal of specialist contractor registration every year. We have been registered as a specialist contractor in the ventilation works category. For details of our specialist registration, please refer to “Business – Overview”. Failure to register as a specialist contractor could affect our businesses in Hong Kong SAR. As confirmed by our directors, we may engage approved subcontractors to carry out part of our engineering works to mitigate such risks, thereby ensuring the timely completion of the engineering projects. We have established long term relationships with our subcontractors for a period up to 30 years. Please refer to “Business — Competitive Strengths” and “Business — Subcontractors” for more details.

Registered minor works contractor

Under the Building (Minor Works) Regulation (Chapter 123N of the Laws of Hong Kong) (“Minor Works Regulation”), a subsidiary legislation under the Buildings Ordinance, certain building works are specified as “minor works”, which could be carried out without the Building Authority’s prior approval of building plans and consent to commence works. Minor works are categorized into three classes (Classes I, II and III) according to their nature, scale, complexity and risk to safety they pose:

●	Class I (a total of 44 items) comprises more complicated minor works and requires higher technical expertise and more stringent supervision, including the appointment of a prescribed building professional (the “Building Professional”), such as an authorized person and where necessary, a registered structural engineer and/or a registered geotechnical engineer;
●	Class II (a total of 40 items) comprise works that are less complex which can be carried out by registered contractors without the involvement of a Building Professional; and
●	Class III (a total of 42 items) comprise works of small scale and are common in household which can be carried out by registered contractors without the involvement of a Building Professional.

The works under each class of minor works are further classified into seven types:

(i)	Type A (Alternation and Addition works);
(ii)	Type B (Repair Works);
(iii)	Type C (Works relating to Signboards);
(iv)	Type D (Drainage Works);
(v)	Type E (Works relating to Structures for Amenities);
(vi)	Type F (Finishes Works); and
(vii)	Type G (Demolition Works).

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Under section 12(5) of the Minor Works Regulation, the Building Authority must not allow an application for registration as a registered minor works contractor unless the Authority is satisfied that:

(i)	in respect of each type of minor works under each class to which the application relates, at least one individual nominated as an authorized signatory for the type of minor works (a) has the qualifications and experience specified by the Building Authority; and (b) has the ability to understand that type of minor works through relevant experience and a general knowledge of the basic statutory requirements;
(ii)	the applicant has access to plants and resources;
(iii)	if the applicant is a corporation, (a) its management structure is adequate; and (b) at least one of its directors has the qualifications and experience specified by the Building Authority; and
(iv)	the applicant is suitable for registration in the register.

Under section 12(6) of the Minor Works Regulation, in deciding whether the applicant is suitable for registration in the register, the Building Authority must take into account (i) whether the applicant and the individual nominated as authorized signatory have any criminal record in respect of any offence under the laws of Hong Kong relating to the carrying out of any building works; and (ii) whether any disciplinary order has been made against the applicant or the individual. In considering each application for registration, the Building Authority is to have regard to the qualification, experience and suitability of the following key personnel of the applicant:

(i)	a minimum of one person appointed by the applicant to act for the applicant for the purpose of the Buildings Ordinance as the authorized signatory (the “AS”); and
(ii)	for a corporation, a minimum of one director from the board of directors of the applicant as the technical director (the “TD”), who is authorized by the board to:

(a)	have access to plants and resources;
(b)	provide technical and financial support for the execution of minor works; and
(c)	make decisions for our Company and supervise the AS and other personnel.

Registers

The Building Authority maintains a register of minor works contractors who are qualified to carry out minor works belonging to the class, type and item specified in the register in which they are registered.

Scope of work that can be undertaken

Minor works contractors shall only carry out such minor works belonging to the class, type and item specified in the register in which they are registered. We are a registered Class II and Class III minor works contractor. In particular, we are permitted to carry out Types A, B, D, E, F and G minor works. For details of our minor works registration, please refer to “Business – Overview”. Failure to register as a minor works contractor could affect our businesses in Hong Kong SAR. As confirmed by our directors, we may engage approved subcontractors to carry out part of our engineering works to mitigate such risks, thereby ensuring the timely completion of the engineering projects. We have established long term relationships with our subcontractors for a period up to 30 years. Please refer to “Business — Competitive Strengths” and “Business — Subcontractors” for more details.

Validity period and renewal of registration as registered specialist contractors and registered minor works contractors

Unless registration is removed by a disciplinary order, registration is valid for a period of three years from the date on which a person’s name is included in the register. Registration can be renewed upon its expiry by making prior application to the Building Authority in accordance with section 8C of the Buildings Ordinance and section 14 of the Minor Works Regulation for registered specialist contractors and registered minor works contractors respectively.

Application for renewal of registration should be made by the registered contractor to the Building Authority not earlier than four months and not later than 28 days prior to the date of expiry of the registration. Provided the application is made within the time limit and the renewal fee is paid, the existing registration will remain in force until the application for renewal is finalized by the Building Authority. Once renewed, a registration is valid for a period of three years from the expiry date of the previous registration.

We are required to apply for renewal of minor works contractor registration every three years pursuant to section 14 of the Minor Works Regulation. Our directors confirm that (i) we have been registered as a minor works contractor; (ii) we have effected the registrations for our operations in Hong Kong in all material aspects; and (iii) we have complied with the relevant requirements for maintaining these registrations.

WANG & LEE CONTRACTING Limited is a registered minor works contractor. It aims to facilitate building owners and occupants in carrying out small-scale building works safely and lawfully. Minor works are classified into three classes according to their nature, scale and complexity and the risk to safety they posed. WANG & LEE CONTRACTING Limited is able to carry out works in the low to medium risks categories.

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Regulatory actions

Under section 13 of the Buildings Ordinance, a registered contractor (including a registered specialist contractor or a registered minor works contractor), or the director, officer or person appointed by the registered contractor to act on its behalf for the purposes of the Buildings Ordinance (collectively, the “persons subject to inquiry”) may be subject to inquiry by the disciplinary board appointed by the Building Authority under section 6 of the Buildings Ordinance where appropriate. The disciplinary board may, among others, order that: (i) the name of the person subject to inquiry be removed from the relevant register, either permanently or for such period as the disciplinary board thinks fit; (ii) the person subject to inquiry be fined, in the case of building works (other than minor works), a sum not exceeding HK$250,000 or in the case of minor works, a sum not exceeding HK$150,000; (iii) the person subject to inquiry be reprimanded; and (iv) the person subject to inquiry be prohibited from certifying or carrying out certain works, either permanently or for such period as the disciplinary board thinks fit.

Subcontractor Registration Scheme

To tender for and carry out capital works and maintenance works contracts in the public sector of Hong Kong as subcontractors, subcontractors shall be registered in one or more of the 52 trades in the Primary Register of the SRS (formerly known as the Voluntary Subcontractor Registration Scheme) managed by the CIC. In broad, the 52 trades cover common structural, civil, finishing, E&M works as well as supporting services. Some trades are further classified into several specialties with reference to specialization in the relevant industry. An approved contractor in relation to capital works and maintenance works in the public sector of Hong Kong is required to employ subcontractors registered from the respective trades available under the SRS.

Requirements for registration

To apply for registration in a trade on the Primary Register of the SRS, a corporate subcontractor shall comply with the following major entry requirements:

Criteria	Major Items
Project undertaken or comparable experience:	●	completion of at least one job within the last five years as a main contractor or subcontractor in the trades and specialties for which registration is applied, or comparable experience acquired by the applicant or its directors within the last five years; or
Qualifications on HK SAR Government registration scheme:	●	listings on one or more government registration schemes relevant to the trades and specialties for which registration is sought; or
Qualifications/working experiences on board of directors:	●

the applicant or its director having been employed by a registered subcontractor under the SRS for at least five years with experience in the trades and (where applicable) the specialties for which registration is sought, and having completed the prescribed training modules for subcontractors (or equivalent) conducted by the CIC; or

	●	the applicant or its director having registered as registered skilled worker under the Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong) for the relevant trade and (where applicable) the specialty with at least five years of relevant experience and having completed the prescribed training modules conducted by the CIC.

Validity period and renewal of registration

An approved registration is valid for three years or five years from the approval date. A registered subcontractor under the SRS shall apply for renewal within three months before expiry of the current registration by submitting an application in specified form and providing information and supporting documents to show continued compliance with the entry requirements. An approved renewal is valid for two years from the expiry of the current registration.

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Regulatory action

The CIC may take regulatory actions against a registered subcontractor on the Primary Register of the SRS where applicable. These regulatory actions include: (i) issue of warning notice to the registered subcontractor; (ii) directing the registered subcontractor to submit an improvement plan within a specified period; and (iii) suspension of registration for a specified period or revocation of registration and in both cases, the name of the registered subcontractor will be removed from the Primary Register of the SRS. A registered subcontractor whose registration has been revoked shall not be eligible for reregistration for a period of two years from the date of revocation.

Registration under the SRS is not mandatory. WANG & LEE CONTRACTING LIMITED is a registered subcontractor under the SRS managed by the CIC. We are permitted to tender and carry out sub-contracts under trade specialties encompassing electrical works, fire services installation works and plumbing. Under the SRS, we are required to apply for renewal of registration every five years from the approval date. Our directors confirm that we have complied with the registration and renewal requirements. However, failure to comply with the SRS registration will not cause material and adverse effect on our businesses. We are permitted to carry out engineering works without registering under the SRS.

LICENCES AND REGISTRATIONS REQUIRED FOR OUR GROUP’S E&M ENGINEERING BUSINESSES

Electrical Works

Registration under the Electricity Ordinance

Under section 2 of the Electricity Ordinance (Chapter 406 of the Laws of Hong Kong), “electrical work” means work in relation to the installation, commissioning, inspection, testing, maintenance, modification or repair of a low voltage or high voltage fixed electrical installation and includes the supervision and certification of that work and the certification of design of that installation. Examples of fixed electrical installations are distribution boards, wiring installations and lighting fittings that are fixed in premises. However, persons who are engaged in work on electrical installations other than fixed electrical installations need not be registered. Examples of electrical installations other than fixed electrical installations are portable electrical home appliances such as table lamps, television sets, refrigerators, etc.

Electrical works are further classified into five grades based on the voltage and capacity of electricity involved in an electrical installation and industry specialization.

Registered electrical workers

Only a registered electrical worker (“REW”) registered with the Electrical and Mechanical Services Department of the HK SAR government (“EMSD”) under the Electricity Ordinance shall do the electrical works specified in his certificate of registration. However, where a non-REW works under the oral or written instruction of a REW who is aware of and responsible for that non-REW’s work, the non-REW may do electrical works of the kind specified in the supervising REW’s certificate of registration, except the following:

●	certifying that a fixed electrical installation complies with the Electricity Ordinance; or
●	works on energized parts of a fixed electrical installation when the non-REW is not immediately adjacent to the supervising REW.

To register as a REW to do electrical works in at least one grade, an individual shall satisfy the Director of the EMSD that he has the qualification to do electrical work in the relevant grades as set out in Part III of the Electricity (Registration) Regulations (Chapter 406D of the Laws of Hong Kong), such as completion of the prescribed apprenticeship or training, possessing craftsmanship, academic qualification or practical experience in electrical engineering and electrical works, or passing the prescribed examination or trade test.

Registered electrical contractors

To qualify as a Registered Electrical Contractor registered with the EMSD under the Electricity Ordinance, a corporate applicant must employ at least one REW. No contractor shall do business as an electrical contractor or carry out electrical works unless it is a REC.

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Validity period and renewal of registration

A registration for REW or REC is valid for the 3 year period shown on the certificate of registration. Under Regulation 13 of the Electricity (Registration) Regulations, a REW or REC shall apply to the Director of the EMSD for renewal of its/his registration within one to four months prior to the date of expiry of the registration.

Regulatory actions

Where the Director of the EMSD considers that there is evidence that a REW or a REC has failed to comply with the Electricity Ordinance, he may: (i) reprimand the worker or contractor, and/or fine a worker up to HK$1,000 and a contractor up to HK$10,000; or (ii) refer the matter to the Secretary for Environment for hearing by a disciplinary tribunal, who may do one or more of the following:

(a) reprimand the registrant;

(b) fine a worker up to HK$10,000 and a contractor up to HK$100,000;

(c) suspend or cancel the registration of the registrant; or

(d) suspend the registrant’s right to apply for registration or renewal of registration for a prescribed period.

The Director of the EMSD may cancel a registration if he considers that: (i) the registrant obtained registration by fraud or on the basis of misleading or inaccurate information; (ii) the registration was made in error; or (iii) the registrant is no longer qualified under the Electricity Ordinance to be registered.

WANG & LEE CONTRACTING Limited a registered electrical worker registered with the Electrical and Mechanical Services Department of the HK SAR government (“EMSD”). Electrical installations engineering works are monitored by the EMSD, guided by the Code of Practice for the Electricity (Wiring) Regulations (“CoP”). The CoP applies to all low or high voltage (“HV”) electrical installations in buildings and premises including those of domestic and commercial buildings, factories and industrial undertakings. We are required to follow the mentioned CoP in all electrical installation works. We are also required to apply for renewal for REW every three years from the last approval date. Our directors confirm that we have complied with the registration and renewal requirements.

Additionally, we also have to follow the Code of Practice for Energy Efficiency of Building Services Installation (“BEC)” and the Code of Practice for Building Energy Audit (“EAC”), pursuant to section 40 of the Buildings Energy Efficiency Ordinance (“BEEO”), and the to enhance the energy efficiency of buildings services installations and promote decarbonization of buildings.

LICENCES AND REGISTRATIONS FOR FIRE SERVICE AND PLUMBING INSTALLATION

Fire Service

Fire Service Installation Contractors (“RFC”)

To undertake works in respect of the installation, maintenance, repairs or inspection of any fire service installation or equipment in HK SAR, a contractor shall be a registered fire service installation contractor with the Fire Services Department in at least one of the three classes under the Fire Service (Installation Contractors Regulations) (Chapter 95A of the Laws of Hong Kong) (“FSICR”):

Class 1:	Registered contractors who are fit to install, maintain, repair and inspect any fire service installation or equipment (other than portable equipment) which contains an electrical circuit or other apparatus for the detection and warning, by alarm or otherwise, of smoke or fire.

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Class 2:	Registered contractors who are fit to install, maintain, repair and inspect any fire service installation or equipment (other than portable equipment) which contains-

(a)	pipes and fittings designed or adapted to carry water or some other fire extinguishing medium; or
(b)	any type of electrical apparatus other than those specified in class 1.

Class 3:	Registered contractors who are fit to maintain, repair and inspect portable equipment.

The major minimum qualifications for registration are set out below:

Class I	At least one director or employee of a corporate applicant shall:

●	hold a degree in electrical engineering satisfying the prescribed examination requirements for corporate membership of the Institution of Electrical Engineers; and
●	be the manufacturer (or its authorized agent) or designer of an electrical circuit or other apparatus, recognized by the Director of Fire Services, for the detection by alarm or otherwise of smoke or fire.

Class II	At least one director or employee of a corporate applicant shall:

●	hold a Grade I plumber’s license issued under the Waterworks Ordinance (Chapter 102 of the Laws of Hong Kong); and
●	hold a diploma from an approved institution in electrical engineering or a qualification recognized as equivalent to such a diploma by the Director of Fire Services.

Class III	Individual applicant shall be a Hong Kong resident of 21 years of age or more and demonstrate adequate knowledge of:

●	the function and maintenance of portable equipment; and
●	the related regulations made under the Fire Services Ordinance (Chapter 95 of the Laws of Hong Kong).

WANG & LEE CONTRACTING Limited is a registered Classes 1 & 2 fire service installation contractor. Fire service installation engineering works are monitored by the Fire Services Department, guided by the Code of Practice for Minimum Fire Service Installations and Equipment and Inspection, Testing and Maintenance of Installations and Equipment (“FSI Code”) and the Code of Practice for Fire Safety in Building, which we have to comply. Registration renewal as a fire service installation contractor is not required under the FSICR.

Prior approval must be obtained from the Fire Services Department by filing the application form FSI314 or FSD314A (depending on the type of work), prior to commencement of building works. WANG & LEE CONTRACTING LIMITED is required to obtain an approval certificate (Certificate of Fire Service Installations and Equipment (F.S. 251)) from the Director of Fire Services before commencement of fire service installation works, certifying that either (i) that, having regard to the purpose to which the building is intended to be put (which purpose shall be stated in the certificate), no fire service installation or equipment is necessary in connection with the building that will result from the carrying out of the building works shown on the plans; or (ii) that the plans have been examined and are approved by the Director of Fire Services as showing all such fire service installations and equipment as in his opinion, having regard to the purpose to which the building is intended to be put (which purpose shall be stated in the certificate), comprise the minimum fire service installations and equipment necessary for the building in accordance with the FSI Code published from time to time by the Director of Fire Services. When the fire service installation works have been completed, WANG & LEE CONTRACTING LIMITED shall report to the Fire Services Department as soon as possible.

Additionally, we are required to follow the BEC, pursuant to section 40 of the BEEO, and the to enhance the energy efficiency of buildings services installations and promote decarbonization of buildings.

Plumbing

Plumbing installation engineering works are monitored by the Water Supply Department and guided under the Waterworks Ordinance. Pursuant to Section 14 of Waterworks Ordinance (Cap. 102) (WWO), a person must not construct, install, alter, or remove a fire service or inside service unless the Water Authority has granted a written permission for it. The Water Authority may grant the written permission on its own initiative or on application of a licensed plumber. Besides, Section 15 of the WWO also stipulates that, a person who is not a designated person must not carry out the construction, installation, maintenance, alteration, repair or removal of a fire service or inside service (i.e. specified plumbing works). A plumber’s licence shall be valid up till and including 31 December in the year in which it is issued and may be renewed annually upon payment of a prescribed fee for a further period of 12 months from the date of expiry.

WANG & LEE CONTRACTING Limited is a licensed plumber authorized by the Water Authority to carry out plumbing works. We are required to apply for licence renewal pursuant to the WWO every year. Our directors confirm that we have complied with the registration and renewal requirements.

WANG & LEE CONTRACTING Limited is required to submit the plumbing proposals together with completed application for water supply to the Water Authority. No work can commence before plumbing proposals have been approved by the Water Supply Department in writing. Before proceeding with the works under the approved plumbing proposal, WANG & LEE CONTRACTING Limited is required to apply for constructing, installing, altering, or removing an inside service to apply for the permission of the Water Authority. When the plumbing work has been completed, WANG & LEE CONTRACTING Limited shall inform the Water Authority as soon as possible. The mains supply will be connected when the plumbing work has been inspected and found satisfactory.

Additionally, we are required to follow the BEC, pursuant to section 40 of the BEEO, and the to enhance the energy efficiency of buildings services installations and promote decarbonization of buildings.

LABOUR, HEALTH AND SAFETY LAWS AND REGULATIONS

As a construction contractor operating in industrial undertakings and construction sites, we are required to observe the relevant regulations in relation to our labor, occupational safety and health including the Factories and Industrial Undertakings Ordinance, Occupational Safety and Health Ordinance, Occupiers Liability Ordinance, Employees’ Compensation Ordinance, Employment Ordinance, Immigration Ordinance, Minimum Wage Ordinance and Construction Workers Registration Ordinance.

Factories and Industrial Undertakings Ordinance

The Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong) (“Factories and Industrial Undertakings Ordinance”) provides for the safety and health protection to workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, every proprietor shall take care of the safety and health at work of all persons employed by it at an industrial undertaking by, so far is reasonably practicable:

●	providing and maintaining plant and work systems that do not endanger safety or health;
●	making arrangement for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances;
●	providing all necessary information, instruction, training, and supervision for ensuring safety and health;
●	as regards any workplace under the employer’s control, (1) maintaining the workplace in a condition that is safe and without risks to health; and (2) providing and maintaining safe access to and egress from the workplaces that are safe and without any such risks; and
●	providing and maintaining a safe and healthy work environment.

A proprietor who contravenes these duties commits an offence and is liable to a fine of HK$500,000. A proprietor who contravenes these duties willfully and without reasonable excuse commits an offence and is liable to a fine of HK$500,000 and to imprisonment for six months. Matters regulated under the subsidiary regulations of the Factories and Industrial Undertakings Ordinance, including the Construction Sites (Safety) Regulations (Chapter 59I of the Laws of Hong Kong), include (i) the prohibition of employment of persons under 18 years of age (save for certain exceptions); (ii) the maintenance and operation of hoists; (iii) the duty to ensure safety of places of work; (iv) prevention of falls; (v) the duty to comply with miscellaneous safety requirements; and (vi) provision of first aid facilities, etc. Contravening any of these rules shall be an offence and a contractor committing the relevant offence without reasonable excuse could be liable to a fine up to HK$200,000 and imprisonment up to 12 months.

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Occupational Safety and Health Ordinance

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (“Occupational Safety and Health Ordinance”) provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

●	providing and maintaining plant and work systems that do not endanger safety or health;
●	making arrangement for ensuring safety and health in connection with the use, handling, storage or transport of plant or substances;
●	providing all necessary information, instruction, training, and supervision for ensuring safety and health;
●	providing and maintaining safe access to and egress from the workplaces; and
●	providing and maintaining a safe and healthy work environment.

Failure to comply with the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

The Commissioner for Labour may also issue (i) improvement notice against contravention of this Ordinance or the Factories and Industrial Undertakings Ordinance requiring employer to remedy the contravention within specific period/refrain from continuing or repeating the contravention or (ii) suspension notice directing specific activity not to be undertaken, or the premises, plant or substance not to be used, while the notice remains in force. Failure to comply with such notices constitutes an offence punishable by a fine of HK$200,000 and HK$500,000 (plus a further fine of HK$50,000 for each day if contravention is knowingly and intentionally continued) respectively and imprisonment of up to 12 months.

Occupiers Liability Ordinance

The Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong) (“Occupiers Liability Ordinance”) regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

WANG & LEE CONTRACTING LIMITED has put in place the following measures to ensure compliance with (i) the Factories and Industrial Undertakings Ordinance; (ii) the Occupational Safety and Health Ordinance; and (iii) the Occupiers Liability Ordinance:

●	providing safe and healthy work environment for workers including but not limited to adequate lighting level;
●	providing barrier to prevent workers from falling;
●	providing necessary and appropriate personal protective equipment for workers;
●	providing safety instructions and training to workers;
●	employing safety officers or safety supervisors on site to safeguard and monitor the safety and health regulations; and
●	adhering to the ISO standards and establishing internal safety and health policies and procedures.

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“Employees’ Compensation Ordinance”) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to sub-contractors’ employees who are injured in the course of their employment to the sub-contractor. The principal contractor is, nonetheless, entitled to be indemnified by the sub-contractor who would have been liable to pay compensation to the injured employee. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

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Pursuant to section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). An employer who fails to comply with this ordinance to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 and to imprisonment for two years.

Our directors confirm that we maintain our employee’s compensation insurance policy and all of our local staff are insured under the employee’s compensation insurance policy.

Employment Ordinance

A principal contractor is subject to the provisions on subcontractor’s employees’ wages in the Employment Ordinance. Section 43C of the Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“Employment Ordinance”) provides that if any wages become due to an employee who is employed by a subcontractor on any work which the subcontractor has contracted to perform, and such wages are not paid within the period specified in the Employment Ordinance, such wages shall be payable by the principal contractor and superior subcontractor (where applicable) jointly and severally. A principal contractor’s and superior subcontractor’s (where applicable) liability shall be limited to (i) the wages of an employee whose employment relates wholly to the work which the principal contractor has contracted to perform and whose place of employment is wholly on the site of the building work; and (ii) the wages due to such an employee for two months (such months shall be the first two months of the period in respect of which the wages are due).

An employee who has outstanding wage payments from subcontractor must serve a notice in writing on the principal contractor within 60 days after the wage due date. A principal contractor and superior subcontractor (where applicable) shall not be liable to pay any wages to the employee of the subcontractor if that employee fails to serve a notice on the principal contractor.

Upon receipt of such notice from the relevant employee, a principal contractor shall, within 14 days after receipt of the notice, serve a copy of the notice on every superior subcontractor to that subcontractor (where applicable) of whom he is aware. A principal contractor who without reasonable excuse fails to serve notice on the superior subcontractors shall be guilty of an offence and shall be liable on conviction to a fine at level 5 (currently at HK$50,000).

Pursuant to section 43F of the Employment Ordinance, if a principal contractor or superior subcontractor pays to an employee any wages under section 43C of Employment Ordinance, the wages so paid shall be a debt due by the employer of that employee to the principal contractor or superior subcontractor, as the case may be. The principal contractor or superior subcontractor may either (i) claim contribution from every superior subcontractor to the employee’s employer or from the principal contractor and every other such superior subcontractor as the case may be, or (ii) deduct by way of set-off the amount paid by him from any sum due or may become due to the subcontractor in respect of the work that he has subcontracted.

We would require our subcontractors to provide workers salary invoices for our assessment. Upon certification of salary to workers, we will make payment to our subcontractors.

Immigration Ordinance

Pursuant to section 38A of the Immigration Ordinance (Chapter 115 of the Laws of Hong Kong), a construction site controller (i.e. the principal or main contractor and includes a subcontractor, owner, occupier or other person who has control over or is in charge of a construction site) should take all practicable steps to (i) prevent having illegal immigrants from being on site or (ii) prevent illegal workers who are not lawfully employable from taking employment on site. Where it is proved that (i) an illegal immigrant was on a construction site or (ii) such illegal worker who is not lawfully employable took employment on a construction site, the construction site controller commits an offence and is liable to a fine of HK$350,000.

We would perform identity check, inspect the worker’s valid travel document and make inquiries as necessary, prior to employment with the worker. We do not (i) have illegal immigrants from being on site or (ii) have illegal workers who are not lawfully employable from taking employment on site.

Minimum Wage Ordinance

The Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) provides for a prescribed minimum hourly wage rate (currently set at HK$32.5 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by this ordinance is void.

Our directors confirm that we have complied with the Minimum Wage Ordinance.

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Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong) (“CWRO”)

The CWRO was enacted on 2 July 2004 to provide, among others, for registration and regulation of construction workers. The principal objective of the CWRO is to establish a system for registration of construction workers and to regulate construction workers who personally carry out construction work on construction sites.

Employment of registered construction workers

Under sections 3(1) and 5 of the CWRO, the principal contractors/subcontractors/ employers/controllers of construction sites are required to employ only registered construction workers to personally carry out construction work on construction sites.

Keeping and submission of site daily attendance report

Under section 58 of the CWRO, a principal contractor/controller of a construction site is required to:

1.	establish and maintain a daily record in the specified form that contains information on registered construction workers employed by him and, in the case of a controller being the principal contractor, by a subcontractor of the controller (section 58(7)(a) of the CWRO); and
2.	furnish the Registrar of Construction Workers in such manner as directed by the Registrar of Construction Workers with a copy of the record:

i.	for the period of 7 days after any construction work begins on the site; and
ii.	for each successive period of 7 days, within 2 business days following the last day of the period concerned (section 58(7)(b) of the CWRO).

In compliance with the CWRO, we would check whether the worker is registered under the CWRO prior to employment with the worker.

ENVIRONMENTAL PROTECTION

Environmental protection laws in HK SAR are also applicable to us as our construction works may emit various types of pollution including air pollution, noise, waste water and chemical waste.

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong) (“APCO”)

The APCO is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odors from construction, industrial and commercial activities and other polluting sources. Subsidiary regulations of the APCO impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

A contractor shall observe and comply with the APCO and its subsidiary regulations, including without limitation to the Air Pollution Control (Open Burning) Regulations (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong) and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working and carrying out the works in such a manner so as to minimize dust impacts on the surrounding environment, and shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the APCO require that building works involving asbestos must be conducted only by registered qualified personnel and under the supervision of a registered consultant.

Under the APCO, we are required to obtain approval from the Environmental Protection Department prior to the commencement of building works. When the building works have been completed, WANG & LEE CONTRACTING LIMITED shall inform the Environmental Protection Department as soon as possible.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong) (“NCO”)

The NCO controls, among others, the noise from construction, industrial and commercial activities. A contractor shall comply with the NCO and its subsidiary regulations in carrying out general construction works. For construction activities that are to be carried out during the restricted hours and for percussive piling between 7 a.m. and 7 p.m. on any day, not being a general holiday, construction noise permits are required from the Noise Control Authority in advance.

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Under the NCO, noisy construction work and the use of powered mechanical equipment in any place are not allowed between 7 p.m. and 7 a.m. or at any time on general holidays, unless prior approval has been granted by the Noise Control Authority through the construction noise permit system. Certain equipment is also subject to restrictions when its use is allowed. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the Noise Control Authority. Percussive pile-driving is allowed on weekdays only with prior approval, in the form of a construction noise permit from the Noise Control Authority. Any person who is in contravention of the aforesaid provisions, according to the NCO, shall be liable (a) on first conviction to a fine of HK$100,000; (b) on second or subsequent conviction, to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offence continues.

Under the NCO, we are required to obtain approval from the Environmental Protection Department prior to the commencement of noise construction work. In compliance with the NCO, we would obtain all necessary approvals and install construction noise barrier at construction sites before commencement of work. Further, we will not carry out building works between 7 p.m. and 7 a.m. or at any time on general holidays, unless prior approval has been obtained from the Noise Control Authority.

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong) (“WDO”)

The WDO controls the production, storage, collection, treatment, reprocessing, recycling and disposal of wastes. At present, livestock waste and chemical waste are subject to specific controls whilst unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the WDO and its subsidiary regulations, particularly the Waste Disposal (Charges for Disposal of Construction Waste) Regulations (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulations (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at prescribed facilities. A main contractor who undertakes construction work with a value of HK$1 million or above will be required to, within 21 days after being awarded the contract, make an application to the Director of Environmental Protection to establish a billing account to pay any disposal charges payable in respect of the construction waste generated from construction work undertaken under that contract.

Under the WDO, a person shall not use, or permit to be used, any land or premises for the disposal of waste unless he has a license from the Director of Environmental Protection Department. A person who except under and in accordance with a permit or authorization, does, causes or allows another person to do anything for which such a permit or authorization is required commits an offence and is liable to a fine of HK$200,000 and to imprisonment for six months for the first offence, HK$500,000 and to imprisonment for six months for a second or subsequent offence; and HK$10,000 for each day during which the offence continues.

To ensure compliance with the WDO, we would engage qualified waste recyclers to undertake disposal of construction waste.

LAWS AND REGULATIONS IN RELATION TO LEVY

As a construction contractor, we may be subject to various levies under the HK SAR laws.

Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong) (“CICO”)

According to section 32 of the CICO, construction industry levy (“CIL”) is payable by registered contractors appointed under section 9 of the Buildings Ordinance (Chapter 123 of the Laws of Hong Kong) or any persons who carry out construction operations in Hong Kong to the CIC. “Construction operation” is exhaustively defined under Schedule 1 of the CICO, which includes building works and street works as defined in section 2(1) of the Buildings Ordinance, construction, alteration, repair, maintenance, extension, demolition or dismantling, external or internal cleaning and painting or decorating any external or internal surfaces or parts of any buildings, or other temporary or permanent structures forming part of land.

On and after 20 August 2012, the CIL chargeable is 0.5% of the total value of the construction operations (as defined under section 53 of the CICO) concerned (0.4% before 20 August 2012). Pursuant to section 32 and Schedule 5 of the CICO, no CIL is chargeable for any construction operations not exceeding HK$1,000,000.

According to section 34 of the CICO, the contractor and authorized person each are required to inform the CIC in a specified form (Form 1) in respect of the construction operations within 14 days after its commencement. It is an offence if a person without reasonable excuse failed to give such notice and liable to a fine at level 1, which is fixed at HK$2,000. Notice is only required for term contract or if the reasonable estimation of the total value of construction operations exceeds HK$1,000,000.

Pursuant to section 35 of the CICO, a contractor is required to give a Notice of Payment (“NOP”) in a specified form (Form 2) to the CIC within 14 days after the contractor receives a payment in respect of the construction operation. It is an offence if a person without reasonable excuse fails to give the NOP and liable to a fine at level 3, which is fixed at HK$10,000.

Pursuant to section 36 of the CICO, a contractor is required to give a Notice of Completion (“NOC”) in a specified form (Form 3) to the CIC within 14 days after the completion of the construction operation. It is an offence if a person without reasonable excuse fails to give the NOC and liable to a fine at level 3, which is fixed at HK$10,000.

The CIC shall assess the CIL payable upon receiving the NOP or NOC and give a Notice of Assessment (“NOA”) in writing specifying the amount of CIL. The CIC can also make the assessment notwithstanding no NOP or NOC has been given. According to section 41 of the CICO, if a contractor fails to give the NOP or NOC, a surcharge not exceeding twice the amount of the CIL payable may be imposed and a Notice of Surcharge (“NOS”) in writing shall be given by the CIC.

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According to section 46 of the CICO, if the contractor fails to pay in full the amount of levy or surcharge within 28 days after the NOA or NOS is given, a 5% penalty of the unpaid amount shall be imposed. If the contractor still fails the pay the unpaid amount within 3 months after the expiry of 28 days, a further 5% penalty of the unpaid amount shall be imposed.

According to section 47 of the CICO, CIL, surcharge, penalty or further penalty is recoverable by the CIC as civil debt under the jurisdiction of the District Court. The time limits for the CIC to make the assessment or imposing the surcharge under sections 42 to 45 of the CICO are, whichever is the last of the following periods: (a) two years after the completion of all construction operations under the contract, or without term contract two years after the completion of the construction operations; (b) two years after the expiry of the period within which the contract stipulates that all such construction operations have to be completed; and (c) one year after evidence, sufficient in the opinion of the CIC to justify the making of the assessment, comes to its knowledge.

Pneumoconiosis and Mesothelioma (Compensation) Ordinance (Chapter 360 of the Laws of Hong Kong) and Pneumoconiosis and Mesothelioma (Compensation) (Assessment of Levy) Regulations (Chapter 360A of the Laws of Hong Kong)

According to section 35 of the PMCO, pneumoconiosis compensation fund levy (“PCFL”) is imposed in respect of construction operations carried out in Hong Kong. PCFL is rated at 0.15% of the value of the construction operations (0.25% before 20 August 2012) and not chargeable if the total value (as defined under section 39D of PMCO) do not exceed HK$1,000,000. Pursuant to section 39A of the PMCO, PMCO does not apply to construction operations for domestic unit, or for the sole and principal purpose of renovation.

Pursuant to section 35(5) of the PMCO, the contractor is liable to make a payment of PCFL only if the Pneumoconiosis Compensation Fund Board (“PCFB”) serves a NOA. According to section 38 of the PMCO, PCFL, surcharge, penalty or further penalty is recoverable by the PCFB as debt under the jurisdiction of the District Court. According to section 39 of the PMCO, fraudulent evasion of the payment of PCFL is liable for a fine of HK$10,000 or 20 times the amount of PCFL, whichever is greater.

Contractors are required to:

(a)	inform the PCFB the commencement of construction operations within 14 days thereafter by a notice of commencement (Form 1). Failure to comply without reasonable excuse is liable for a fine at Level 2, which is fixed at HK$5,000;
(b)	inform the PCFB within 14 days after the contractor receives a payment in respect of the construction operation by a NOP (Form 2). Failure to comply without reasonable excuse is liable for a fine at Level 2, which is fixed at HK$5,000; and
(c)	inform the PCFB the completion of the construction operations within 14 days by a NOC (Form 3). Failure to comply without reasonable excuse is liable for a fine at Level 2, which is fixed at HK$5,000.

Our directors confirm that we have paid all necessary levies under the CICO, the PMCO and the PMCALR. We have also given all necessary notices required under the CICO, the PMCO and the PMCALR, including (i) the specified form under section 53 of the CICO; (ii) the notice of commencement under section 35 of the PMCO; (iii) the NOP; (iii) the NOC; (iv) the NOA; and (v) the NOS.

According to regulation 6 of the PMCALR, the PCFB shall assess the PCFL payable upon receiving the NOP or NOC and give a NOA in writing specifying the amount of PCFL. The PCFB can make the assessment notwithstanding no NOP or NOC has been given. If a contractor fails to give the NOP or NOC, a surcharge not exceeding twice the amount of the PCFL payable may be imposed and a NOS in writing shall be given by the PCFB.

According to section 37 of the PMCO, if the contractor fails to pay in full the amount of levy or surcharge within 28 days after the NOA or NOS is given, a 5% penalty of the unpaid amount shall be imposed. If the contractor still fails the pay the unpaid amount within 3 months after the expiry of 28 days, a further 5% penalty of the unpaid amount or HK$1,000 whichever is greater shall be imposed.

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The time limits for the PCFB to make the assessment or imposing the surcharge under regulations 6E to 6H of the PMCALR are, whichever is the last of the following periods:

(a)	two years after the completion of all construction operations under the contract, or without term contract two years after the completion of the construction operations;
(b)	two years after the expiry of the period within which the contract stipulates that all such construction operations have to be completed; and
(c)	one year after evidence, sufficient in the opinion of the PCFB to justify the making of the assessment, comes to its knowledge.

OTHERS

Security of Payment Legislation for the Construction Industry (“SOPL”)

The HK SAR government has recently completed a public consultation on a new legislation for the construction industry to address unfair payment terms, payment delays and disputes and intended to proceed with such new legislation. The proposed SOPL is intended to encourage fair payment, rapid dispute resolution and increase cash flow in the contractual chain.

When it comes into force, it is proposed that SOPL will apply to all written and oral contracts where construction works or plant and materials are being supplied for works in HK SAR. All public sector construction contracts will be caught by the legislation, whereas only construction and supply contracts relating to a “new building” (as defined by the Buildings Ordinance (Chapter 123 of the Laws of Hong Kong)) which has an original value in excess of HK$5 million will be caught in private sector. However, where the proposed SOPL applies to the main contract, it will automatically apply to all subcontracts in the contractual chain.

It is proposed that the new legislation will:

●	prohibit “pay when paid” and similar clauses in contracts. “Pay when paid” refers to provisions in contracts that (i) make payment contingent or conditional on the operation of other contract or agreement and (ii) make payment conditional on the payer receiving payment from a third party. Payers will not be able to rely on such clauses in dispute resolution forums;
●	prohibit payment periods of more than 60 calendar days for interim payments or 120 calendar days for final payments;
●	enable amounts due for construction work or materials or plant supplies to be claimed as statutory payment claims, upon receipt of which the payer has 30 calendar days to serve a payment response, and either party has a statutory right to refer the matter to adjudication for decision (typically a 60 day process); and
●	give parties who have not been paid amounts admitted as due the right to suspend works until payment is made.

The implementation date of the proposed SOPL has not been announced, and therefore does not affect WANG AND LEE CONTRACTING LIMITED.

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MANAGEMENT

Set forth below is information concerning our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
Pui Lung HO	46	Chief Executive Officer, Executive Director and Chairman
Yuk Ming, Gary MA	47	Chief Finance Officer
Olivia Sarah Annabel Marion SERRE	37	Independent Director*
Juan Ruiz-Coello	39	Independent Director*
Chun Yip, Edmund CHAN	34	Independent Director, Audit Committee Chairman*
Wood SHING Kei Sze	43	Independent Director*

* This individual consents to be such position upon the closing of this Offering.

The business address of each of the officers and directors 5/F Wing Tai Factory Building, 3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong.

The following is a brief biography of each of our executive officers and directors:

Executive Officers:

Chief Executive Officer

Pui Lung HO, age 46, graduated in New Zealand and Hong Kong with a Bachelor Degree of Science, a Bachelor Degree of Engineering in Building Engineering and a Master Degree of Science in Engineering Management. He has over 20 years of experience in the building industry. He joined WANG & LEE CONTRACTING LIMITED in 2000. He is now our Chief Executive Officer and Chairman. He specializes in building services installation, energy management and energy-saving planning design.

His profession qualifications are below:

Professional Regulations	Qualification	Since
The Hong Kong Institution of Engineers	Certified Member	March 1, 2016
HK Institution of Facilities Engineers	Certified Facilities Engineer	March 31, 2017
Engineers Registration Board	Registered Professional Engineer	July 1, 2017
The Chartered Institution of Building Services Engineers	Certified Member	December 21, 2017
The Chartered Institution of Building Services Engineers	Chartered Engineer	March 5, 2018
The Chartered Institution of Plumbing and Heating Engineering	Certified Member	January 14, 2019

Through his two decades of work experience with WANG & LEE CONTRACTING LIMITED, Mr. Ho has participated and led the organization through various cycles of growth to the where it stands today. Shored by his education and professional qualifications, Mr. Ho has honed his executive leadership and management skills over the years and has surrounded himself with a team of like-minded, competent professionals. His decades long involvement in our industry coupled with his familiarity with the Company and its employees is a unique combination that sets the leadership within this organization apart from its competition.

Chief Financial Officer

Yuk Ming, Gary MA, age 47, is a qualified CPA of CPA Australia and graduated in New Zealand with Bachelor of Commerce major in Accountancy, Diploma for Post-Graduates and Master of Corporate Finance. He joined and appointed as Chief Financial Officer for the Company in December 2021. He has over 17 years of experience in financial industry. He previously worked as Finance Manager for Chu Kong High-Speed Ferry Co. Ltd., a public company for over 4 years, then as Financial Planning and Analysis Manager for Zuellig Pharma Limited, one of the largest pharmaceutical groups in China for more than 3 years.

WANG & LEE CONTRACTING LIMITED, is a construction contracting company which adopts many complex accounting policies. As we are involved in capital-intensive projects, Mr. Ma’s extensive experience and knowledge in financials and management in listed companies, and familiarity with accounting standards contribute to our effective control over risks and cost management and ultimately, the Company’s profitability.

Independent Directors

Olivia Sarah Annabel Marion SERRE, age 37, graduated in France with a Bachelor of Architecture and Interior Design in 2010. She has extensive experience collaborating with reputable architecture firms (Tarlet Architects & Gerzina Architecture, MAKE Creative & Innova Design etc.) involved in commercial, residential, retail and medical projects. Since September 2012, she founded Oli & J, a creative jewelry brand that specialized in the beauty of Australian Gemstones and timeless pieces which has launched into the European market by showcasing at the BIJORHCA International Jewelry Show (Paris, France) and display currently at the iconic Victoria & Albert Museum since 2016 (London, UK). Ms. SERRE currently resides in France.

Juan Ruiz-Coello, age 39, is the director of OJ Studio Pty Ltd with extensive experience in design and build projects, electrical network and fiber optic cable services, solar energy installations, energy efficiency and cryptocurrency infrastructure and systems. Mr. Ruiz-Coello has been an accredited electrician since 2008 and undertook major design and build projects as a selected contractor for major commercial landmarks including the Queen Victoria Building and Sydney Westfields as well as for jewelry exhibitions and art galleries in Hong Kong, Paris, London and Sydney. He was responsible for domestic and commercial solar installations in Australia and Spain as a contractor and accredited installer for Ecopense Pty Ltd, an international leading expert in the solar and electrical industry. He has designed and developed crypto proof-of-state mining computers to support the Ethereum Cryptocurrency Network to compute the block chain transactions using high powered modified graphics cards and has developed and managed a solar and crypto currency mining rig to work effectively with energy efficient solar array system to make the mining system powered by green energy. He currently resides in Australia.

Chun Yip, Edmund CHAN, age 34, is a Qualified Public Accountant and graduated in Hong Kong with Bachelor of Business Administration (Honors) – Accounting. He worked as a Senior Auditor at RSM Nelson Wheeler, one of the largest CPA firms over 3 years and then as Senior Accountant at Time Watch Investments Limited, a public company for over 7 years. He has over 10 years’ experience in financial and management in listed companies and is appointed as Chairman of our Audit Committee.

Wood SHING Kei Sze, 43, has been an independent Director of Troops, Inc., (Symbol: Troo), a NASDAQ listed company, since June 26, 2018. From April 2004 to April 2007, Mr. Sze served as an audit senior in Moore Stephens CPA Limited. From November 2007 to February 2008, Mr. Sze served as a senior accountant at Grant Thornton Hong Kong Limited. Subsequently, Mr. Sze served as financial manager of Global Beverages Asia Limited, Skyworth Digital Holdings Limited, and TAL Apparel Limited since 2008, 2009, and 2013 respectively. From September 2013 to April 2018, Mr. Sze served as the financial controller of the property & facility management services at Synergis Management Services Limited, a subsidiary of Synergis Holdings Limited (02340.HK) which is a Hong Kong listed company engaging in the provision of property and facility management services. Mr. Sze obtained a Bachelor of Arts degree in Accountancy from the Hong Kong Polytechnic University in 2002. Mr. Sze has been a chartered accountant at the Association of Chartered Certified Accountants since 2008.

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Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K Our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board of Directors

We expect our board of directors will consist of five (5) directors after completion of the Offering.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice, it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Copy of our committee charters are to be posted on our corporate investor relations website at [*] prior to our listing on the Nasdaq.

Each committee’s members will be appointed when the close of our Offering and listing on the Nasdaq and their functions are described below.

Audit Committee. We expect that on completion of the Offering, the audit committee will be comprised of Messrs Ruiz-Coello, Chan and Serre with Mr. Chun Yip, Edmund CHAN serving as chair. Our board of directors has determined that Mr. Chan qualifies as an audit committee financial expert and has the accounting or financial management expertise as defined under Item 407(d)(5) of Regulation S-K and required under NYSE Rule 303A.07(a). We have also determined that Messrs Ruiz-Coello, Chan and Serre satisfy the “independence” requirements for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and of Section 802(a) and Section 803A of the NYSE Company Guide.

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Our board of directors has also adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available at our corporate website.

Compensation Committee. We expect that upon completion of the Offering, the Compensation Committee will be comprised of Messrs Ruiz-Coello, Chan and Serre, with Mr. Juan Ruiz-Coello serving as chair. We have also determined that Messrs Ruiz-Coello, Chan and Serre satisfy the “independence” requirements of Section 802(a) and Section 803A of NYSE Company Guide. The compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally. If so authorized by the Board of Directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt. The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the compensation committee consults with the chief executive officer, who may make recommendations to the compensation committee. Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations. The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers. A copy of the compensation committee’s current charter is available at our corporate website.

Nominating and Corporate Governance Committee. We expect that upon completion of the Offering, the Nominating and Corporate Governance Committee will be comprised of Messrs Ruiz-Coello, Chan and Serre, with Ms. Olivia Sarah Annabel Marion SERRE serving as chair. We have also determined that Messrs Ruiz-Coello, Chan and Serre, satisfy the “independence” requirements of Section 802(a) and Section 803A of NYSE Company Guide. The governance and nominating committee is involved in evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. A copy of the nominating committee’s current charter is available at our corporate website.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Business Conduct and Ethics is currently available at our corporate website at http://www.wangnlee.com.hk/.

Duties of Directors

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our Amended Memorandum and Articles or the BVI Act.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position.

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Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors, or by a resolution of our shareholders. Each of our directors will hold office until the expiration of his or her term fixed by the resolution of shareholders or the resolution of directors appointing him or her, if any, or until his or her successor has been elected or appointed. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated. Our officers are elected by and serve at the discretion of the board of directors.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director shall forthwith disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to all other directors that a director is a member, director, or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure in relation to that transaction.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Employment Agreements with Named Executive Officers and Directors

We have entered into employment agreements with each of the named executive officers. Under these agreements, each of the named executive officers is employed for a specified time period and is entitled to receive annual salary plus other remuneration, pension insurance, medical insurance, maternity insurance, unemployment insurance, work-related injury insurance, housing provident funds and other benefits pursuant to PRC law. We and the named executive officers may terminate the employment upon mutual agreement. The named executive officers may terminate the employment by giving thirty days advance written notice. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses to the Company, damaging the Company’s image through defamation or disseminating rumors about the Company or its employees outside the Company, We may also terminate the employment for cause, with thirty days advance written notice and one month’s salary, for certain acts of the executive officer, such as illness, non-work related injury resulting in inability to work in the previous position or a newly assigned position after recovery, and inability to perform the assigned work and failure to perform the assigned tasks even after training or adjustment of position. The employment agreements will be terminated upon (1) expiry of the employment, (2) the entitlement of the named executive officers to the pension insurance, (3) the death of the named executive officers, (4) the bankruptcy of the Company pursuant to law, and (5) revocation of the Company’s business license, shutdown of the business pursuant to the order issued by the relevant authority, or earlier dissolution of the Company.

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Each named executive officer has agreed not to be involved in a second occupation during the period of employment. Without our prior written consent or related mutual agreement, he shall not, directly or indirectly, hold any position in any other enterprises providing same or similar products or services.

Each named executive officer has agreed to be bound by non-competition restrictions during the term of his employment and for two years following termination of the employment. The executive officers are not allowed to contact our customers for business after termination of the employment and we have the right to bring legal action against them in the event of any losses so caused by their breach of said restrictions.

In addition, each named executive officer has agreed that the title to the intellectual property, including but not limited to patents and copyrights, created by him during the course of his employment, is vested in the Company. In exchange, the Company will compensate him based on the economic returns so derived.

We have entered into confidentiality agreements with each of the named executive officers. Each named executive officer has agreed (1) not to inquire about the trade secrets which are unrelated to the performance of his work; (2) not to disclose the trade secrets of the Company to any third party; (3) not to allow any third party to use or acquire the trade secrets of the Company, except as required in the performance of his or her duties in connection with the employment or pursuant to the instruction of the Company; (4) not to use the trade secrets of the Company for its own benefits; (5) to hold the trade secrets in strict confidence and report to the Company if the trade secrets are disclosed; and (6) to keep other confidential obligations. As a compensation, each named executive officer is entitled to receive a monthly confidentiality fee of $70.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law or the Company’s instruction, any of our trade secrets, the trade secrets of our business partners and customers received by us and for which we have confidential obligations.

We have entered into director agreements with each of our independent director appointees. Their appointments will be effective on the date of close of our Offering and the listing of our Ordinary Shares on the Nasdaq Capital Market. These agreements set forth the services to be provided and compensation to be received by our independent directors, as well as the independent directors’ obligations in terms of confidentiality, non-competition and non-solicitation. Pursuant to these agreements, the directorship of our independent director appointees will last until the earlier of (i) the date on which the director ceases to be a member of our board of directors for any reason or (ii) the next annual meeting of shareholders if the director is not re-elected.

EXECUTIVE COMPENSATION

Our compensation committee approves our salaries and benefit policies. They determine the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. Each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

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Summary Compensation Table

The following table sets forth certain information with respect to compensation for the year ended December 31, 2020 and 2021 earned by or paid to our chief executive officer (the “named executive officers”).

Name and Principal Position	Year	Fee earned or paid in Cash ($)	Base Compensation and bonus ($)	Share Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred ($)	All Other Compensation ($)	Total ($)
Mr. Pui Lung, Ho	2019	55,587	-	-	-	-	-	-	55,587
Chief Executive Officer	2020	56,152	-	-	-	-	-	-	56,152
	2021	54,038	-	-	-	-	-	-	54,038

Mr. Yuk Ming, Gary Ma *	2019	-	-	-	-	-	-	-	-
Chief Financial Officer	2020	-	-	-	-	-	-	-	-
	2021	3,860	-	-	-	-	-	-	3,860

*Mr. Ma joined the Company on December 1, 2021.

Compensation of Directors

For the fiscal years ended December 31, 2021, 2020, and 2019, no members of our board of directors received compensation in their capacity as directors.

Director Compensation — Non-Employee Directors

Historically, we have not paid our non-employee directors. We have agreed to pay our independent directors an annual cash retainer of $4,645, subject to terms of the definitive agreements. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. In addition, we may provide incentive grants of stock, options or other securities convertible into or exchangeable for, our securities. For the years ended December 31, 2020 and 2019, we did not pay any non-employee directors because we did not have any non-employee directors.

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since incorporation, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

	For the years ended December 31,
	2021	2020	2019

Rental expenses paid to
Supreme View Investment Limited.
- For office purpose	$-	$-	$38,292
- For warehouse purpose	-	-	10,390
Winta Services Limited
- For office and warehouse purpose	-	34,813	10,052

Contract revenue received from
Winta Services Limited	-	115,064	564,666
Unity Solutions Limited	-	752,001	466,680

Amount due from (to)
Supreme View Investment Limited	-	(3,344)	(22,076)
Sau Lee Shirley Kam	-	(1,161,091)	(646,053)
Pui Lung Ho	(1,526,557)	(7,824)	-
WANG & LEE BROTHERS., Inc	1,283

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Pui Lung Ho was the common director of the Company and Winta Services Limited (“Winta”). He subsequently resigned as director of Winta on May 24, 2021. Sau Lee Shirley Kam is a family member of a director of the Company and the director of Supreme View Investment Limited (“SV”).

Kar Lok Mak is the General Manager of WANG & LEE CONTRACTING LIMITED. He was also a director of Unity Solutions Limited (“Unity”) and resigned on July 29, 2021. As of this prospectus, the amount due from Unity has been fully settled.

For the year ended December 31, 2021 and 2020, the amounts due to the director, Pui Lung Ho, were $1,526,557 and $7,824, respectively, and are unsecured, interest-free and repayable on demand.

During the year ended December 31, 2020, the amount due to a related party, Sau Lee Shirley Kam, with amounted to $258,064, which is bearing interest at 2.04% interest rate per annum for the period from May 1, 2019 to May 31, 2020. The amount of $258,064 was paid off on May 31,2020. As at the year ended December 31, 2020, the balance of $1,161,091 and $3,344 due to Sau Lee Shirley Kam and SV respectively were unsecured, interest-free and repayable on demand.

During the year ended December 31, 2021, Sau Lee Shirley Kam agreed to transfer all the rights of the outstanding debt due from the Company to her son, Pui Lung Ho.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;
●	Each of our director, director nominees and named executive officers; and
●	All directors and named executive officers as a group.

Our Company is authorized to issue an unlimited number of Ordinary Shares with no par value. The number and percentage of Ordinary Shares beneficially owned before the Offering are based on 12,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus and 16,000,000 Ordinary Shares post-. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at 5/F Wing Tai Factory Building, 3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong. As of the date of this prospectus, we have one shareholder of record.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number	Percent	Number	Percent
Directors and Executive Officers:
Pui Lung, Ho1 Chief Executive Officer	8,000,000	66.67%	8,000,000	50.00%
Yuk Ming, Gary Ma Chief Financial Officer	-	-	-	-

Olivia Sarah Annabel Marion Serre Director	-	-	-	-

Julio Ruiz-Coello Director	-	-	-	-
Chun Yip, Edmund Chan Director	-	-	-	-
Wood Shing Kei Sze Director	-	-	-	-

5% Beneficial Owners

WANG & LEE BROTHERS, Inc.	8,000,000	66.67%	8,000,000	50.00%
Jupiter Stone Holding Limited[2]	1,300,000	10.83%	1,300,000	8.13%
Billion Supreme Corporation[3]	1,300,000	10.83%	1,300,000	8.13%
Blaze Master Investment Limited[4]	1,400,000	11.67%	1,400,000	8.75%

(1)	Wang & Lee Brothers, Inc., a British Virgin Islands corporations, holds all 8,000,000 of the 12,000,000 WANG & LEE GROUP, Inc.’s issued and outstanding Ordinary Shares pre-Offering. Wang & Lee Brothers, Inc, is in turn 100% owned by Mr. Pui Lung Ho, our Chief Executive Officer and Chairman. Accordingly, Mr. Ho has the sole voting and dispositive power over these shares.

(2)	Jupiter Stone Holding Limited, a British Virgin Islands corporation, is 100% owned by Kong Shun Lee. Accordingly, Kong Shun Lee has the sole voting and dispositive power over these shares. The address of Jupiter Stone Holding Limited is Overseas Company Services Limited, Qwomar Trading Complex, Port Purcell, Road Town, Tortola, British Virgin Islands.

(3)	Billion Supreme Corporation, a British Virgin Islands corporation, is 100% owned by Chun Pang Yuen . Accordingly, Chun Pang Yuen has the sole voting and dispositive power over these shares. The address of Billion Supreme Corporation is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(4)	Blaze Master Investment Limited, a British Virgin Islands corporation, is 100% owned by Chi On Wong. Accordingly, Chi On Wong has the sole voting and dispositive power over these shares. The address of Blaze Master Investment Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

As of the date of this prospectus, we are authorized to issue an unlimited number of shares of no par value in a single class. Holders of Ordinary Shares are entitled to one vote per share. We will issue and register Ordinary Shares in this Offering.

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As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

History of Share Capital

We were incorporated in the British Virgin Islands as a business company with liability limited by shares on May 20, 2021 with the specific purpose to become the legal vehicle for WANG & LEE CONTRACTING LIMITED to go public in the U.S.

	Place of	Attributable Equity	Issued and Outstanding
Name of Company	incorporation	Interest (%)	Shares
WANG & LEE GROUP, Inc.	BVI	100	12,000,000
WANG & LEE HOLDINGS, Inc.	BVI	100	100
WANG & LEE CONTRACTING LIMITED	Hong Kong (“HK SAR”)	100	3,900,000

On May 20, 2021, the Company incorporated in the BVI. On May 27, 2021, the Company incorporated a wholly owned subsidiary of WANG & LEE HOLDINGS, Inc, a limited company incorporated in the BVI.

On July 2, 2021, Sau Lee Shirley Kam and Pui Lung Ho, the shareholders of WANG & LEE CONTRACTING LIMITED transferred their 99% and 1% respective equity interest in WANG & LEE CONTRACTING LIMITED to WANG & LEE HOLDINGS, Inc.

As of the date of this prospectus, none of our outstanding Ordinary Shares is held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

DESCRIPTION OF ORDINARY SHARES

General

WANG & LEE GROUP, Inc. is a holding company incorporated under the laws of the British Virgin Islands on May 20, 2021. Our affairs are governed by the provisions of our Amended Memorandum and Articles, as amended and/or restated from time to time and the BVI Act, and the applicable laws of the BVI (including applicable common law).

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Our memorandum authorizes us to issue an unlimited number of shares at no par value of a single class. All of our issued Ordinary Shares are fully paid and non-assessable. We may, but is not required to if the rules of the senior national exchange allow, issue share certificates specifying the number of Ordinary Shares held by each holder of Ordinary Shares in the Company. Our shareholders may freely hold and vote their Ordinary Shares.

Our Amended Memorandum and Articles permit the directors, by way of resolution of directors, to fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. All decisions about the compensation of directors will be recommended by the compensation committee and approved by way of resolution of directors of the Company.

The following description of our authorized shares and our constitutional rules under our Amended Memorandum and Articles is qualified in its entirety by reference to our Amended Memorandum and Articles, which have been filed as an exhibit to the registration statement of which this prospectus is a part.

Memorandum and Articles of Association

The following discussion describes our Amended Memorandum and Articles that (subject to any limitations, restrictions or modifications in our Amended Memorandum and Articles; and subject to any rights or restrictions attaching to any shares) will be in effect upon the completion of this Offering:

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members will be maintained by our transfer agent, Transhare Securities Transfer and Registrar. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI Law, where a shareholder’s shares are registered in the name of a nominee such as Cede & Co, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s Amended Memorandum and Articles, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has on any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the Amended Memorandum and Articles) vote on a transaction in which he has an interest. In accordance with, and subject to, our Amended Memorandum and Articles, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

Rights, Preferences and Restrictions of Ordinary Shares. Our directors may (subject to our Amended Memorandum and Articles and BVI law) authorize dividends at such time and in such amount as they determine. Each Ordinary Share is entitled to one vote on any resolution of shareholders. In the event of a liquidation or dissolution of the Company, each Ordinary Share (subject to our Amended Memorandum and Articles) is entitled to an equal share in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the Company and after provision is made for each class of shares (if any) having preference over the Ordinary Shares. Holders of our Ordinary Shares have no pre-emptive rights. Subject to the provisions of the BVI Act, we may, (subject to our Amended Memorandum and Articles) with the consent of the shareholder whose shares are to be purchased, repurchase our Ordinary Shares in certain circumstances provided that the Company will, immediately after the repurchase, satisfy the solvency test. The Company will satisfy the solvency test, if (i) the value of the Company’s assets exceeds its liabilities; and (ii) the Company is able to pay its debts as they fall due.

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In accordance with the BVI Act:

(i)	the Company may purchase, redeem or otherwise acquire its own shares in accordance with either (a) Sections 60, 61 and 62 of the BVI Act (save to the extent that those Sections are negated, modified or inconsistent with provisions for the purchase, redemption or acquisition of its own shares specified in the Company’s Amended Memorandum and Articles); or (b) such other provisions for the purchase, redemption or acquisition of its own shares as may be specified in the Company’s Amended Memorandum and Articles. The Company’s Amended Memorandum and Articles provide that such Sections 60, 61 and 62 do not apply to the Company; and

(ii)	where a company may purchase, redeem or otherwise acquire its own shares otherwise than in accordance with Sections 60, 61 and 62 of the BVI Act, it may not purchase, redeem or otherwise acquire the shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired, unless the Company is permitted by the Amended Memorandum and Articles to purchase, redeem or otherwise acquire the shares without that consent; and

(iii)	unless the shares are held as treasury shares in accordance with Section 64 of the BVI Act, any shares acquired by the Company are deemed to be cancelled immediately on purchase, redemption or other acquisition.

Variation of the Rights of Shareholders. Pursuant to our Amended Memorandum and Articles, the rights conferred upon the holders of the shares of any class of the Company may (subject to our Amended Memorandum and Articles) only be varied, whether or not the Company being wound up, with the consent in writing of or by resolution passed at a meeting by the holders of more than 50 percent of the issued shares of that class.

Shareholder Meetings. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any director of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI Law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the shares that that shareholder holds; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares or, where there exists more than one class of shares, not less than 50 percent of each class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

Dividends. Subject to the BVI Act and our Amended Memorandum and Articles, the directors of the Company may, by resolution of the directors, authorize a distribution by way of dividend at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the Company will meet the statutory solvency test. In accordance with, and subject to, our Amended Memorandum and Articles, no dividend shall bear interest as against the Company (except as otherwise provided in our Amended Memorandum and Articles).

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Liquidation. On a liquidation or winding up of the Company assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.

Appointment and Removal of Directors. In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the first directors of the Company shall be appointed by the first registered agent within 6 months of the date of the incorporation of the Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his disqualification, earlier death, resignation or removal; (c) a director may be removed from office: (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five percent of the Shareholders of the Company entitled to vote; or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director resolution of directors or resolution of shareholders; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold shares in the Company as a qualification to office.

Meetings of Directors. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is two; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our Amended Memorandum and Articles require a different majority.

Indemnification of Directors. In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

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In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), (a) the indemnity referred to above only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful; (b) the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the articles of association, unless a question of law is involved; and (c) the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

In accordance with, and subject to, our Amended Memorandum and Articles, the Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the articles of association.

Directors and Conflicts of Interest. As noted above, pursuant to the BVI Act and the Company’s Amended Memorandum and Articles, a director of a company who has an interest in a transaction entered into or to be entered into by the Company and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the BVI Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

In accordance with, and subject to, our Amended Memorandum and Articles, (a) a director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company; and (b) for the purposes noted foregoing, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

Issuance of Additional Shares. Our Amended Memorandum and Articles authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Transfer of Shares. Under the BVI Act and our Amended Memorandum and Articles, shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange.

Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Summary of Certain Significant Provisions of BVI Law

The BVI Act differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BVI Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the BVI Act, negated or modified in our memorandum and articles of association in accordance with the BVI Act).

Mergers and Similar Arrangements. Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger.

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective:

a.	the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;

b.	the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;

c.	assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;

d.	the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;

e.	no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and

f.	no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director or officer, or agent thereof, are abated or discontinued by the merger; but

(i)	the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof, as the case may be; or

(ii)	the surviving company may be substituted in the proceedings for a constituent company.

The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

The BVI Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position in respect of dissenters rights in the event of a merger under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

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Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Continuation into a Jurisdiction Outside the BVI. In accordance with, and subject to, our Amended Memorandum and Articles, the Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company that wishes to continue as a company incorporated under the laws of a jurisdiction outside the BVI has a charge registered in respect of the property of the company undersection 163 of the BVI Act which has not been released or satisfied, it shall, before continuing and provided that the charge does not contain a covenant prohibiting continuation of the company outside the BVI, provide a written declaration addressed to the Registrar specifying that: (a) a notice of satisfaction or release in respect of the charge has been filed and registered under section 165 of the BVI Act; (b) where paragraph (a) has not been complied with, the chargee to whom the registered charge relates has been notified in writing of the intention to continue the company as a company incorporated under the laws of a jurisdiction outside the BVI and the chargee has given his or her consent or has not objected to the continuation; or (c) where paragraph (a) has not been satisfied and the chargee, after notification under paragraph (b), has not given his or her consent or objected to the continuation, the chargee’s interest secured by the registered charge shall not be diminished or in any way compromised by the continuation and the charge shall operate as a liability of the continued company incorporated under the laws of a jurisdiction outside of the BVI. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BVI Act.

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Members’ Suits. Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

In certain circumstances, a member has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a member or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a member of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the members.

Inspection of Books and Records. A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

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Squeeze-out Provisions. Members of a company holding 90% of the votes of the outstanding shares entitled to vote and members of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

Dissolution; Winding up. Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or a insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Voluntary Liquidation If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

Rights of Non-resident or Foreign Members. There are no limitations imposed by memorandum and articles of association on the rights of non-resident or foreign members to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which member ownership must be disclosed.

Anti-money laundering. In order comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Material Differences in BVI Law and our Memorandum and Articles of Association and Delaware Law

Our corporate affairs are governed by our memorandum and articles and the provisions of applicable BVI law, including the BVI Act and BVI common law. The BVI Act differs from laws applicable to US corporations and their shareholders. The following table provides a comparison between certain statutory provisions of the BVI Act (together with the provisions of our memorandum and articles) and the Delaware General Corporation Law relating to shareholders’ rights.

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Shareholder Meetings

BVI		Delaware

●	In accordance with, and subject to, our Amended Memorandum and Articles (a) any director of the company may convene meetings of the shareholders at such times and in such manner as the director considers necessary or desirable; and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of shareholders.	●	May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors.

●	May be held inside or outside the BVI.	●	May be held inside or outside Delaware.

●	In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the company and are entitled to vote at the meeting; and the other directors; and (b) the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.	●	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

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Shareholder’s Voting Rights

BVI		Delaware

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder; and (b) the instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.	●	Any person authorized to vote may authorize another person or persons to act for him by proxy.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than fifty percent (50%) of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (b) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.	●

The charter or bylaws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) at any meeting of the shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken forthwith. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. In accordance with the BVI Act, a shareholder resolution is passed if approved by a majority of in excess of 50% or, if a higher majority is required by the memorandum and articles, that higher majority, of the votes of those shareholders entitled to vote and voting on the resolution; unless (in either case) the BVI Act or our memorandum and articles require a different majority.	●	Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders.

●	In accordance with, and subject to, our Amended Memorandum and Articles, (a) the rights attached to shares as specified in the memorandum may only, whether or not the Company is in liquidation, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 percent of the issued shares of that class, except where some other majority is required under our memorandum and articles or the BVI Act.	●	The certificate of incorporation or bylaws may provide for cumulative voting.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, Clause 8 of the memorandum and any rights or restrictions attaching to any shares), the company may amend its memorandum or articles by a resolution of shareholders or by a resolution of directors, save that no amendment may be made by a Resolution of directors: (i) to restrict the rights or powers of the shareholders to amend the memorandum or articles; (ii) to change the percentage of shareholders required to pass a Resolution of Shareholders to amend the memorandum or articles; (iii) in circumstances where the memorandum or articles cannot be amended by the shareholders or (iv) to Clauses 7, 8, 9 or 12 of the memorandum.

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Directors

BVI		Delaware

●	In accordance with, and subject to, our Amended Memorandum and Articles, the minimum number of directors shall be one.	●	Board must consist of at least one member.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the first directors of the Company shall be appointed by the first registered agent within 6 months of the date of the incorporation of the Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal; (c) a director may be removed from office: (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five percent of the Shareholders of the Company entitled to vote; or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; and (e) a director is not required to hold Ordinary Shares as a qualification to office.	●	Number of board members shall be fixed by the by laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter.

●	Directors do not have to be independent.	●	Directors do not have to be independent.

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Shareholder’s Derivative Actions

BVI		Delaware

●	Under the provisions of the Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the articles of association or in the Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.	●

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

●	If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.	●	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

●	The Act provides for a series of remedies available to members. Where a company incorporated under the Act conducts some activity which breaches the Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.	●	Such action shall not be dismissed or compromised without the approval of the Delaware Court of Chancery.

●	The traditional English basis for members’ remedies have also been incorporated into the Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

●	Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

●	The Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a)	a merger;

(b)	a consolidation;

(c)	any sale, transfer, lease, exchange or other disposition of more than 50 percent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d)	a redemption of 10 percent, or fewer, of the issued shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the Act; and

(e)	an arrangement, if permitted by the BVI High Court.

●	Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

●	The Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the Act or the memorandum or articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Act or the memorandum or articles of association.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to the Offering, we had 12,000,000 Ordinary Shares issued and outstanding, which includes 4,000,000 Ordinary Shares offered by the Selling Shareholders. Upon completion of this Offering, we will have 16,000,000 Ordinary Shares outstanding. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this Offering, there has been no public market for our Ordinary Shares. We have applied for and gotten a listing approval letter to list the ordinary shares on Nasdaq, but we cannot assure you that a regular trading market will develop in the Ordinary Shares. We do not expect that a trading market will develop for our ordinary shares.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

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A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Sichenzia Ross Ference LLP, our U.S. Tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of O Tse & Co., our HK SAR counsel, insofar as it relates to legal conclusions with respect to matters of HK SAR Taxation below.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

HK SAR Taxation

The following brief description of HK SAR laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

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Profits tax

No tax is imposed in HK SAR in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in HK SAR where such gains are derived from or arise in HK SAR from such trade, profession or business will be chargeable to HK SAR profit tax. Liability for HK SAR profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in HK SAR where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in HK SAR. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, HK SAR does not impose withholding tax on gains derived from the sale of stock in HK SAR companies and does not impose withholding tax on dividends paid outside of HK SAR by HK SAR companies. Accordingly, investors will not be subject to HK SAR withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between HK SAR and the United States.

Stamp duty

HK SAR stamp duty is generally payable on the transfer of “Hong Kong stocks.” The term “stocks” refers to shares in companies incorporated in HK SAR, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in HK SAR given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in HK SAR. If HK SAR stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

British Virgin Islands Taxation

The following summary contains a description of certain British Virgin Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of British Virgin Islands and regulations thereunder and on the tax laws of the U.S. and regulations thereunder as of the date hereof, which are subject to change.

British Virgin Islands Tax Considerations

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Under Existing British Virgin Islands Laws.

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

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There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

The disclosure included in the Taxation Section of this Prospectus is the opinion of Maples & Calder, our BVI counsel, on the BVI tax consequences of investing in the Company. In addition, Maples & Calder has confirmed rendering the tax opinion relating the BVI taxation contained in this section in part of its legal opinion attached herein as Exhibit 5.1.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAXADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark-to-market;

●	U.S. expatriates;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting shares (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

●	persons holding our Ordinary Shares through partnerships or other pass-through entities.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

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Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus. Non-corporate U.S. Holders will also be subject to the 3.8% Net Investment Income Tax if their income exceeds the threshold amounts for such tax.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

A dividend distribution that exceeds our current and accumulated earnings and profits is treated as a tax-free return of your tax basis in your Ordinary Shares, and to the extent that it exceeds your tax basis, as capital gain, but only if we determine our accumulated earnings and profits under U.S. federal income tax principles. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The Net Investment Income Tax also applies to capital gains.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits.

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Passive Foreign Investment Company

Our status as a Passive Foreign Investment Company.

A non-U.S. corporation is considered a passive foreign investment company or “PFIC” for any taxable year if either:

● at least 75% of its gross income for such taxable year is passive income (the “passive income test”); or

● at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

In determining whether we are a PFIC, we are permitted, under Internal Revenue Code (“Code”) Section 1297(c), to take into account, on a pro rata basis, the income and the assets of any entity of which we own (or are treated under the Code as owning) at least 25% of the stock by value (a so-called “look-through subsidiary”). Because we own 100% of the stock of Wang & Lee Contracting Limited (“Wang & Lee”), in determining our PFIC status we will take into account its income and assets (other than certain assets, or the income therefrom, that are subject to intercompany transfers), as well as the income and assets of any other look-through subsidiary.

Taking into account the income and assets of Wang & Lee, our status as a PFIC will depend on the nature of our income and the income of Wang & Lee (as well as the income and assets of any other look-through subsidiary). We expect Wang & Lee to have considerable amounts of income from operations and so we expect that any passive income generated by us and by Wang & Lee (and our other 100% owned subsidiary) will not amount to 75% of the total income from all the entities. Accordingly, based on our current operations we would not expect to be a PFIC under the passive income test. (As discussed below, PFIC status is determined on an annual basis and our status as a PFIC under the passive income test may change from year to year.)

In determining whether we are a PFIC under the assets test, a number of different kinds of assets must be taken into account. Wang & Lee has considerable assets used in its operations which would be counted as active assets. However, in this offering we expect to raise for our company cash in an amount that considerably exceeds the value of the operational assets of Wang & Lee. The IRS has stated that cash, even if held as working capital, produces passive income and is therefore a passive asset. Our status as a PFIC under the assets test will therefore depend in part on how quickly we spend the cash that we raise. Our status as a PFIC could also depend on the value of our stock as determined by the market. PFIC status based on assets is calculated annually and is based on the average quarterly value of our assets. Accordingly, our status as a PFIC based on the assets test could change from year to year.

Based on the foregoing, it is not possible to determine whether we will be characterized as a PFIC for the 2022 taxable year or any subsequent year until after the close of the relevant year. We must make a separate determination each year as to whether we are a PFIC (under either the asset test or the passive income test), and there can be no assurance with respect to our status as a PFIC for 2022 or any future taxable year.

If we are a PFIC for any year during which you hold our Ordinary Shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our Ordinary Shares, even if in a succeeding taxable year we are no longer classified as a PFIC. However, if we cease to be a PFIC, you may avoid the adverse effects of the PFIC regime thereafter by making a “purging election” (as described below) with respect to the Ordinary Shares. A discussion of other ways in which you may be able to mitigate some of the adverse effects of PFIC status are also discussed below.

Consequences to you of PFIC status.

If we are a PFIC for a taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive, and with respect to any gain that you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, in that year and subsequent years, unless you make a “mark-to-market” election as discussed below. You will be subject to these rules for the first year in which we are a PFIC and for all subsequent years unless (i) we cease to be classified as a PFIC and (ii) you make a “purging election”, as discussed below.

“Excess distributions” are distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during (i) the three preceding taxable years or (ii) your holding period for the Ordinary Shares, whichever is shorter. Under the special tax rules that apply to excess distributions, and to gains realized from a disposition of our Ordinary Shares,

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● the excess distribution or gain will be allocated ratably (on a daily basis) over your holding period for the Ordinary Shares;

● the amount allocated to your current taxable year, and any amount allocated to any tax year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income arising in the current taxable year; and

● the amount allocated to each of your other taxable year(s) – i.e., prior years during which we were a PFIC -- will be subject to the highest tax rate in effect for that year; moreover, interest charges generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of excess distribution or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

“Mark-to-market” election. To elect out of the excess distribution tax treatment discussed above, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares. Such excess will be treated as ordinary income and not capital gain. Under the mark-to-market rules you are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts.

In you sell or otherwise dispose of any Ordinary Shares that are subject to a mark-to-market election, any gain on the sale or other disposition is treated as ordinary income. Any loss incurred on such sale or disposition is treated as an ordinary loss, but only to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares.

If you make a valid mark-to-market election and if we subsequently make dividend distributions, the tax rules that apply to distributions by corporations which are not PFICs would apply to such distributions, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. We expect to be listed on the Nasdaq Capital Market by the time this offering is closed, but we are uncertain as to whether our Ordinary Shares will be regularly traded. If our Ordinary Shares do not trade regularly on the Nasdaq Capital Market, the mark-to-market election would not be available to you were we to be or become a PFIC.

“Purging election.” If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules, described above, that apply to excess distributions. But as long as we are not thereafter a PFIC, dividends distributed by us (or gains from the sale of our Ordinary Shares) following a purging election will no longer be subject to the rules (described above) that apply to excess distributions. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and a new holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

In some cases a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC generally includes in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides the U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Reporting requirements. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will in all likelihood be required to file U.S. Internal Revenue Service Form 8621 for each such year and provide certain annual information regarding such Ordinary Shares, including information on distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares. You should consult your tax advisor about Form 8621 filing requirements.

The PFIC rules are complex and uncertain. You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above, including your ability to make a “protective election” if you are uncertain about our PFIC status, and the PFIC filing requirements

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Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

Additional reporting requirements that apply if we are classified as a PFIC are discussed above under “Passive Foreign Investment Company – Reporting Requirements”.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a BVI business company limited by shares. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

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●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

We have appointed Sichenzia Ross Ference LLP as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

O Tse & Co., our counsel to HK SAR law, have advised us that there is uncertainty as to whether the courts of the HK SAR would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the HK SAR against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our HK SAR counsel also advised us that in HK SAR, foreign judgments can be enforced under statute under the Foreign Judgments (Reciprocal Enforcement) Ordinance or under common law. The Foreign Judgments (Reciprocal Enforcement) Ordinance is a registration scheme for the recognition and enforcement of foreign judgments based on reciprocity but the United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, will not be enforced by the HK SAR courts under the statutory regime. In addition, the Supreme People’s Court of the PRC and the Government of HK SAR have entered into the “Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region pursuant to Choice of Court Agreements between Parties Concerned,” or the Arrangement. The Mainland Judgements (Reciprocal Enforcement) Ordinance gave effect to the Arrangement and is a registration scheme for recognition and enforcement of PRC judgements based on reciprocity. Other than the Arrangement, HK SAR has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign judgments. Accordingly, any judgments rendered by a court in the United States will need to be enforced under common law. In order to enforce a foreign judgment under common law in HK SAR, the judgment must meet certain criteria before it can be enforced, such as the judgment being final and conclusive.

UNDERWRITING

In connection with this Offering, we will enter into an underwriting agreement with Boustead Securities LLC, as the Underwriter in this Offering. The Underwriter may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this Offering. The Underwriter has agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the Offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriter	Number of Ordinary Shares

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The Underwriter is committed to purchase all the Ordinary Shares offered by this prospectus if it purchases any Ordinary Shares. The Underwriter is offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriters reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a fee/commission equivalent to seven percent (7%) of the gross proceeds of this Offering. The Underwriter proposes initially to offer the Ordinary Shares to the public at the Offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the Ordinary Shares offered by us are not sold at the Offering price, the Underwriter may change the Offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriting with this Offering:

	Per Ordinary Share	Total
Public Offering price	$4.00	$16,000,000
Underwriting fees and commissions (7%)	$0.28	$1,120,000
Proceeds, before expenses, to us	$3.72	$14,880,000
Non-accountable expense allowance (1%)	$0.04	$160,000

In addition to the cash commission, we will also reimburse the Underwriter for its non-accountable expenses of one percent (1%) of the gross proceeds of the Offering and accountable out-of-pocket expenses not to exceed $108,000. Such accountable out-of-pocket expenses include no more than $75,000 in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $25,000; background checks expenses not to exceed $8,000. Other than the aforementioned, any expense exceeding $5,000 shall be pre-approved in writing by us. We estimate that the total expenses payable by us in connection with the Offering, other than the underwriting fees and commissions, will be approximately $939,702. We have paid $108,000 in accountable expenses to the Underwriter as of the date hereof, which will be refunded to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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The Underwriter intends to offer our Ordinary Shares to their retail customers only in states in which we are permitted to offer our Ordinary Shares. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on a National Securities Exchange are “covered securities.” If we were unable to meet National Securities Exchange listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this Offering unless we meet a National Securities Exchange’s listing requirements and our application to list on the exchange is approved.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

Until six (6) months from the later of the closing of this public offering or the expiration of the Underwriting Agreement, the Underwriter shall have a right of first refusal to act as the exclusive or joint financial advisor or in any other similar capacity, on the representative’s customary terms and conditions, in the event we pursue a registered, underwritten public offering of securities (in addition to this offering), a public or private offering of securities (debt or equity), a merger, acquisition of another company or business, change of control, sale of substantially all assets, business combination, recapitalization or other similar transaction (regardless of whether we would be considered an acquiring party, a selling party or neither in such transaction). In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the date of commencement of sales of the public offering or the termination date of the engagement between the us and the Underwriter.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition, for a period of twelve months following the date on which the Ordinary Shares are trading on the Nasdaq Capital Market, without the prior written consent of the Underwriter.

Lock-Up Agreements

We have agreed that, subject to certain exceptions set forth in the underwriting agreement, we will not, without the prior written consent of the Underwriter, from the date of execution of the underwriting agreement and continuing for a period of 12 months from the date on which the trading of the Ordinary Shares on Nasdaq commences, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities.

Our officers, directors, and all existing shareholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of up to 12 months from the date on which the trading of the Ordinary Shares on Nasdaq commences, without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

125

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained on any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Application for Nasdaq Listing

We intend to apply to have our Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “WLGS.” We will not consummate and close this Offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this Offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

If the application is approved, trading of our Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

126

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,462
Nasdaq Capital Market Listing Fee	$5,000
FINRA	$5,403
Legal Fees and Expenses	$488,664
Accounting Fees and Expenses	$596,784
Printing and Engraving Expenses	$6,195
Miscellaneous Expenses	$27,080
Total Expenses	$1,132,588

These expenses and underwriting fees and commissions will be borne by us.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby will be opined upon for us by Maples and Calder. Sichenzia Ross Ference LLP is acting as counsel to our Company regarding U.S. securities law matters. Ortoli Rosenstadt LLP is acting as counsel to the Underwriter. Certain legal matters as to HK SAR law will be passed upon for us by O Tse & Co. Sichenzia Ross Ference LLP may rely upon O Tse & Co. with respect to matters governed by HK SAR law.

The current address for Sichenzia Ross Ference LLP is 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. The current address of Maples and Calder is Ritter House, PO Box 173, Road Town, Tortola, British Virgin Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, New York, N.Y. 10017. The current address of O Tse & Co. is Unit 3102, 31st Floor, Office Tower Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong.

EXPERTS

The consolidated financial statements for the years ended December 31, 2021 and 2020, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC. P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of WWC.P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

127

WANG & LEE GROUP, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets	F-35

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income	F-36

Unaudited Condensed Consolidated Statement of Changes in Shareholders’ Deficit	F-37

Unaudited Condensed Consolidated Statement of Cash Flows	F-38

Notes to the Unaudited Condensed Consolidated Financial Statement	F-39

WANG & LEE GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

To:	The Board of Directors and Shareholders of Wang & Lee Group Inc.

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wang & Lee Group Inc. (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit and has a working capital deficit, net cash outflows from operating activities which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

San Mateo, California

June 20, 2022

We have served as the Company’s auditor since May 5, 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Wang & Lee Group Inc.

Results of Review of Interim Financial Information

We have reviewed the condensed consolidated balance sheets of Wang & Lee Group Inc. (the “Company”) as of June 30, 2022, and the related condensed consolidated statements of income and comprehensive income (loss), statements of shareholders’ deficit, and statements of cash flows for the six-month periods ended June 30, 2022 and 2021, and the related notes (collectively referred to as the “interim financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2021 and 2020, and the related statements of income and comprehensive income, statement of shareholders’ deficit, and statement of cash flows for the years then ended (not presented herein), and in our report dated June 20, 2022, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2021 and 2020, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived. Our opinion indicated that there was substantial doubt that the Company may continue as a going concern. As of the date of this report that doubt still exists.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No. 1171

San Mateo, California

November 1, 2022

We have served as the Company’s auditor since May 5, 2021.

WANG & LEE GROUP, INC.

AUDITED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

(Stated in US Dollars)

	2021	2020
ASSETS

Cash and cash equivalents	$537,738	$8,219
Account receivables, net	681,449	1,055,012
Account receivables – related parties	-	404,938
Contract assets, net	943,369	305,928
Retention receivables – current, net	67,549	185,897
Other receivables	16,565	16,661
Other receivables – related parties	1,283	-
Advance and prepayment	16,625	16,060
Total current assets	2,264,578	1,992,715

Retention receivables – non-current, net	150,589	120,462
Plant and equipment, net	4,425	8,089
TOTAL ASSETS	$2,419,592	$2,121,266

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Short-term bank loans	$258,539	$61,115
Line of credit	-	297,128
Accounts payables	694,581	739,386
Other payables	76,119	84,666
Contract liabilities	227,371	532,456
Other payables – related parties	1,526,557	1,172,259
Total current liabilities	2,783,167	2,887,010

Bank loans – non-current	752,859	-
TOTAL LIABILITIES	$3,536,026	$2,887,010

Commitments and contingencies	-	-

Shareholders’ Deficit
Ordinary share, no par value; 12,000,000 shares issued and outstanding as of December 31, 2021 and 2020.	$2	$2
Additional paid in capital	503,225	503,225
Accumulated deficit	(1,624,941)	(1,270,198)
Accumulated other comprehensive income	5,280	1,227
Total Shareholders’ Deficit	(1,116,434)	(765,744)

TOTAL LIABILTIES AND SHAREHOLDERS’ DEFICIT	$2,419,592	$2,121,266

The accompanying notes are an integral part of these audited consolidated financial statements.

WANG & LEE GROUP, INC.

AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

(Stated in US Dollars)

	2021	2020

Contract revenues	$4,135,059	$4,074,258
Contract costs	3,275,299	3,339,093
Gross profit	859,760	735,165

Selling expenses	-	-
General and administrative expenses	1,220,619	592,539
Total operating expenses	1,220,619	592,539

Operating (loss) income	(360,859)	142,626

Other income (expenses)
Other income	19,428	190,668
Interest expense	(13,312)	(49,229)
Other expense	-	(503)
Total other income	6,116	140,936

(Loss) Income before taxes	(354,743)	283,562

Provision for income taxes	-	5,544

Net (loss) income	$(354,743)	$278,018

Other comprehensive (loss) income
Foreign currency translation adjustment	4,053	(4,533)
Total comprehensive (loss) income	$(350,690)	$273,485

(Loss) Income per share – Basic and diluted	$(0.03)	$0.02
Basic and diluted weighted average shares outstanding	12,000,000	12,000,000

The accompanying notes are an integral part of these audited consolidated financial statements.

WANG & LEE GROUP, INC.

AUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

(Stated in US Dollars)

					Accumulated
	Number		Additional		Other
	of	Ordinary	Paid-in	Accumulated	Comprehensive
	Shares	Shares	Capital	Deficit	Income	Total

Balance, January 1, 2020	12,000,000	$2	$503,225	$(1,548,216)	$5,760	$(1,039,229)

Net income	-	-	-	278,018	-	278,018

Foreign currency translation adjustment	-	-	-	-	(4,533)	(4,533)

Balance, December 31, 2020	12,000,000	$2	$503,225	$(1,270,198)	$1,227	$(765,744)

					Accumulated
	Number		Additional		Other
	of	Ordinary	Paid-in	Accumulated	Comprehensive
	Shares	Shares	Capital	Deficit	Income	Total

Balance, January 1, 2021	12,000,000	$2	$503,225	$(1,270,198)	$1,227	$(765,744)

Net loss	-	-	-	(354,743)	-	(354,743)
Foreign currency translation adjustment	-	-	-	-	4,053	4,053

Balance, December 31, 2021	12,000,000	$2	$503,225	$(1,624,941)	$5,280	$(1,116,434)

The accompanying notes are an integral part of these audited consolidated financial statements.

WANG & LEE GROUP, INC.

AUDITED CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

(Stated in US Dollars)

	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(354,743)	$278,018
Depreciation	3,629	6,196
Expected credit loss allowance	108,456	6,019
Loss on disposal of plant and equipment	-	503
Deferred tax expense	-	5,544
Contract assets	(747,043)	371,460
Account receivables	772,607	(737,420)
Retention receivables	86,744	114,330
Advance and prepayment	(659)	2,736
Account payables	(34,441)	(87,131)
Other payables	(14,348)	(65,787)
Contract liabilities	(303,003)	31,152
Net cash used in operating activities	(482,801)	(74,380)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of plant and equipment	-	(2,926)
Net cash used in investing activities	-	(2,926)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of bank loans	(1,411,310)	(1,854,052)
Proceeds from new bank loans	2,068,614	998,326
Advance from a director	1,523,639	958,444
Repayments to directors	(1,158,138)	-
Repayments to a related company	(3,335)	(18,823)
Advance to a holding company	(1,287)	-
Net cash provided by financing activities	1,018,183	83,895

Net increase of cash and cash equivalents	535,382	6,589
Effect of foreign currency translation on cash and cash equivalents	(5,863)	(5,803)
Cash and cash equivalents, beginning of year	8,219	7,433
Cash and cash equivalents, end of year	$537,738	$8,219

Supplementary cash flow information:

Taxes paid	$-	$5,544
Interest paid	$13,312	$49,229
Listing fee	$354,743	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

WANG & LEE GROUP, INC.

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

(Stated in US Dollars)

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

WANG & LEE GROUP, Inc. (the “Company”) was incorporated in the British Virgin Islands (“BVI”) on May 20, 2021 as an investment holding company. The Company conducts its primary operations through its indirectly wholly owned subsidiary WANG & LEE CONTRACTING LIMITED (“WLHK”) which is incorporated and domiciled in Hong Kong SAR; WLHK provides contract engineering, installation and out-fitting of the following products and services: low voltage (220v/phase 1 or 380v/phase 3) electrical systems, mechanical ventilation and air-conditioning systems (“MVAC”), fire safety systems, and water supply and sewage disposal systems.

The Company owns WANG & LEE HOLDINGS, Inc. (“WL Holdings”) an investment holding company that was incorporated in the BVI on May 27, 2021. The primary purpose of WL Holding is to hold WLHK. WLHK was incorporated on December 3, 1992, in Hong Kong SAR and provides the services above to large corporate customers that are primary located in Hong Kong SAR.

The following is an organization chart of the Company and its subsidiaries:

GOING CONCERN

As of December 31, 2020, the Company had an accumulated deficit of $1,270,198 and working capital deficit of $894,295, and its net cash used in operating activities for the year ended December 31, 2020 was $74,380. These circumstances gave rise to substantial doubt that the Company would continue as a going concern subsequent to December 31, 2020.

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

As of December 31, 2021, the Company has incurred a net loss of $354,743 and had an accumulated deficit $1,624,941 and a working capital deficit of $518,589, and its net cash used in operating activities for the year ended December 31, 2021 was $482,801; accordingly, as of the date of this report, there still exist substantial doubt that the Company will continue as going concern. Management plans to focus its resources on smaller scale engineering projects that generate sustainable positive profit margins. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations.

The accompanying audited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These audited consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of accounting

The accompanying audited consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). In addition, the financials include WL Holding and WLHK, entities combined with the Company as of December 31, 2021 and 2020 based on common control. The Company eliminates all significant intercompany balances and transactions in its audited consolidated financial statements.

Management has prepared the accompanying audited consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Principles of consolidation

The accompanying audited consolidated financial statements reflect the activities of the Company, and each of the following entities:

	Place of	Attributable equity	Registered
Name of Company	incorporation	interest %	capital
WANG & LEE GROUP, Inc.	BVI	100	$2
WANG & LEE HOLDINGS, Inc.	BVI	100	100
WANG & LEE CONTRACTING LIMITED	Hong Kong SAR (“HK SAR”)	100	503,225

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying audited consolidated financial statements.

On May 20, 2021, the Company incorporated in the BVI. On May 27, 2021, the Company incorporated WL Holding, a limited company incorporated in the BVI.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of consolidation (Continued)

On July 2, 2021, we acquired WLHK. WLHK was owned 99% by Sau Lee Shirley Kam and 1% by Pui Lung Ho. Pui Lung Ho owns 100% of the common stock of WANG & LEE GROUP, Inc. through his ownership of WANG & LEE BROTHERS, Inc. Sau Lee Shirley Kam is mother of Pui Lung Ho. Since there is a family relationship between Sau Lee Shirley Kam and Pui Lung Ho, the acquisition of WLHK has been accounted for as a business combination under common control in accordance to ASC-805-30-5, in which the assets and liabilities of WLHK has been presented at their carrying values at the date of the transaction.

The accompanying financial statements have been prepared assuming the Company and its subsidiaries WL Holdings and WLHK were wholly owned by the Company from the beginning of the first period presented.

Use of estimates

The preparation of the audited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers cash, bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash consists primarily of cash in accounts held at a financial institution. Certain of these accounts are designated as zero balance accounts wherein the balance is swept out nightly to reduce the Company’s line of credit balance, if any.

Under the terms of the Company’s line of credit, the Company’s primary lenders may make advances to prevent or cover an overdraft on any of the Company’s bank accounts. On the accompanying audited consolidated balance sheets as of December 31, 2021 and 2020, the Company has included $Nil and $297,128 respectively, of payments in excess of cash on hand in accounts payable and accrued expenses. The total amount of such payments did not exceed the availability under the Company’s line of credit as of December 31, 2021 and 2020. Detailed refer to Note 9.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advance and prepayments

The Company makes a deposit payment to suppliers and vendors for the procurement of materials. Upon physical receipt and inspection of the materials from suppliers, the applicable amount is reclassified from deposit and prepayments, and advance to cost of revenue due to those materials are ordered only when needed by specific projects.

Plant and equipment, net

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the plan and equipment are as follows:

Leasehold improvement	the lesser of useful life or term of lease
Furniture & fixtures	5 years
Equipment	5 years
Motor vehicle	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may become obsolete from a difference in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported lower the carrying amount or fair value fewer costs to selling.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The accompanying audited consolidated financial statements are presented in United States dollars (“$”). The functional currency of the Company is the Hong Kong Dollars (“HK$”). WLHK’s assets and liabilities are translated into $    from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2021	2020
Period-end $: HK$ exchange rate	7.7971	7.7525
Period average $: HK$ exchange rate	7.7723	7.7558

Adoption of new accounting standard

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”). ASU 2014-09 provides a single comprehensive revenue recognition framework and supersedes almost all existing revenue recognition guidance including industry-specific revenue guidance. Included in the new principle-based revenue recognition model are changes to the basis for determining the timing of revenue recognition. In addition, the standard expands and improves revenue disclosures. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year, using the modified retrospective approach. As part of the adoption of this standard, the Company was required to apply the standard to new contracts and those not completed as of the date of adoption.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326) to replace the incurred loss impairment methodology under U.S. GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require the Company to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to account receivable, contract assets and other financial instruments. This standard is effective for the Company beginning December 15, 2020. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company adopted ASU 326 effective January 1, 2019, the first day of the Company’s fiscal year. The adoption of ASU 326 did not have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

As discussed in Note 1, the Company provides a variety of engineering and related professional services to customers located throughout the HK SAR. The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have written agreements with its customers and revenue on oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor materials, labor and equipment are included in revenue and cost of revenue when management believes that the Company is acting as a principal rather than as an agent (e.g., the Company integrates the materials and labor into the deliverables promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). In the contracts with customer, there are terms that allow for the Company to implement variation order without seeking additional approval from their customers within a pre-approved range set forth in the contract; these variations may be for additional labor or materials necessary to fulfill the contract. The Company typically integrates the deliverables as part of the general performance obligation of the contract as a whole. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic cost. Any project mobilization costs such as obtaining government zoning, approvals and permits are included in project costs, and constitute a part of the overall performance obligation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The Company contracts set forth payment terms that require their customer to make payment within 30 days of billing which is triggered by the Company reaching the milestone to bill the customer after the Company has received certification that it has discharged its responsibilities under the terms of the contract.

Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment do not typically exceed one year.

For service contracts, such as fire safety systems inspection services, the Company recognizes revenue at a point in time when the service has been rendered to the customer which is evidenced by the Company submitting the annual inspection certificate to the Director of the Fire Services Department of the Government of the HK SAR.

The Company generally provides limited warranties for work that it has performed under its engineering and construction contracts; these warranty periods are known as the defect liabilities period (“DLP”). The DLP typically extends for a duration of one year from the substantial completion of the project for the customer. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the Customer will withhold 5 to 10% of the total contract value until the end of the DLP at which point the customer will release the retention amounts to the Company.

The details of revenue and cost of revenue of the Company is as follows:

	December 31,
	2021	2020

Contract Revenue	$4,135,059	$4,074,258
Contract Costs	3,275,299	3,339,093
Gross Profit	$859,760	$735,165

Gross Profit Margin	21%	18%

Contract related assets and liabilities are classified as current assets and current liabilities. Significant balance sheet accounts related to the revenue cycle are as follows:

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Account receivables, net

Account receivables, net (contract receivables) includes amounts billed under the contract terms. The amounts are stated at their net realizable value. The Company maintains an allowance for expected credit loss to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances.

Contract assets

Contract assets are recorded when progress to completion revenue earned on contracts exceeds amounts actually billed under the contract.

Contract liabilities

Contract liabilities are recorded when amounts actually billed under a contract exceeds the progress to completion revenue earned under the contract.

Deferred income

In the contracts, 5 to 10% of the contract sum (“Retention Revenue”) usually assign to be withheld at the end of a project for the limited warranties of work performed under its engineering and construction contracts to ensure that the Company meets the contract requirements. Once the defect liabilities period(“DLP”) started, the Company recognized retention receivable and deferred income. The Retention Revenue will be recognized once the DLP is ended and signed off by the customer.

Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. WLHK adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year and applied to account receivables, contract assets and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Retirement benefits

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of services.

Income Taxes

The Company recognizes deferred income tax assets or liabilities for expected future tax consequences of events recognized in the audited consolidated financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the audited consolidated financial statement and income tax bases of assets and liabilities using enacted tax rates expected to apply when the differences settle or become realized. Valuation allowances are provided when it is more likely than not that a deferred tax asset is not realizable or recoverable in the future.

The Company determines that the tax position is more likely than not to be sustained and records the largest amount of benefit that is more likely than not to be realized when the tax position is settled. the Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by WLHK. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the audited consolidated balance sheets for cash, accounts receivable, other receivables, prepayments, accounts payable, other payables and short term loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial instruments (Continued)

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815.

Recent accounting pronouncements

Leases

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-02”) to increase transparency and comparability of accounting for lease transactions by requiring lessees to recognize the right-of-use assets and lease liabilities on the balance sheet and to disclose qualitative and quantitative information about lease transactions and enable users of consolidated financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The effective date of ASU 2016-02 for the Company is January 1, 2022, with early adoption permitted. The Company is currently evaluating the impact this ASU may have on its consolidated financial statements and related disclosures.

Goodwill

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350), simplifying the Test for Goodwill Impairment. ASU 2017-04 eliminates Step 2 of the goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying amount exceeds its fair value, limited to the carrying amount of the goodwill. ASU 2017-04 is effective for us beginning January 1, 2022. the Company does not expect the impact of this ASU to be material to its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s audited consolidated balance sheets, statement of operations and comprehensive income and statement of cash flows.

NOTE 3 – ACCOUNT RECEIVABLES

Account receivables consist of the following:

	December 31,
	2021	2020

Account receivables	$689,622	$1,058,074
Less: allowance for expected credit loss	8,173	3,062
	$681,449	$1,055,012

NOTE 4 – ACCOUNT RECEIVABLES – RELATED PARTIES

Account receivables – related parties consist of the following:

	December 31,
	2021	2020

Account receivables – related parties	$-	$404,938
Less: allowance for expected credit loss	-	-
	$-	$404,938

The accounts receivables with related party, Unity Solutions Limited, during the years ended 2021 and 2020 are $Nil and $404,938, respectively. Kar Lok Mak, who is the director of Unity Solutions Limited, is the key management of WLHK. He has resigned his position as the director of Unity Solutions Limited during the year ended December 31, 2021. Up to the date the report is issued, the account receivables of related parties has been fully settled.

NOTE 5 – CONTRACT ASSETS

Contract assets consist of the following:

	December 31,
	2021	2020
Contract assets
Balance at beginning of the year	$305,928	$630,475
Additions	1,609,920	30,801
Changes due to billings	(862,830)	(357,626)
Allowance for expected credit loss	(109,013)	(3,519)
Exchange adjustment	(636)	5,797
Balance at end of year	$943,369	$305,928

NOTE 6 – RETENTION RECEIVABLES

Retention receivables consist of the following:

	December 31,
	2021	2020

Retention receivables – current	$67,549	$187,604
Less: allowance for expected credit loss	-	1,707
	$67,549	$185,897

Retention receivables – non-current	$150,589	$121,255
Less: allowance for expected credit loss	-	793
	$150,589	$120,462

NOTE 7 – PLANT AND EQUIPMENT, NET

Plant and equipment, net consist of the following:

	December 31,
	2021	2020
At cost:
Furniture and fixtures	$3,195	$3,195
Equipment	28,250	28,250
Motor vehicle	27,976	27,976
	59,421	59,421
Less: accumulated depreciation	(54,996)	(51,332)
Total	$4,425	$8,089

Depreciation expense for the year ended December 31, 2021 and 2020 was $3,629 and $6,196, respectively.

NOTE 8 – CONTRACT LIABILITIES

Contract liabilities consist of the following:

	December 31,
	2021	2020

Balance at beginning of year	$532,456	$491,413
Additions	106,493	299,889
Recognized to revenue during the year	(409,495)	(259,487)
Exchange adjustment	(2,083)	641
Balance at end of year	$227,371	$532,456

NOTE 9 – SHORT-TERM, LONG-TERM BANK LOANS AND LINE OF CREDIT

Short-term, long-term bank loans and line of credit consist of the following:

Credit agreement entered date	Provider	Facilities	Interest rate	Limits	Utilized as of December 31,
					2021	2020
September 19, 2019	HSBC	Bank overdraft	Base Lending Rate +1.25%	638,632	-	65,047
		Import facilities	Base Lending Rate +1%	1,277,265	-	-
July 14, 2020	Bank East of Asia (“BEA”)	Invoice financing loan	Higher of HIBOR +2.5% or Prime rate -0.5%	387,057	241,884	61,115
		Bank overdraft	Higher of HIBOR +3% or Prime rate		-	232,081
September 27, 2021	Bank East of Asia (“BEA”)	Non-revolving term loan under SME Financing Guarantee Scheme	Prime Rate -2.50%	769,514		-
		Short-term loan portion			16,655
		Long-term loan portion			752,859

The credit agreement offers from HSBC and BEA have been renewed on November 13, 2020 and August 23, 2021 with the same credit limit and interest rate offered.

NOTE 9 – SHORT-TERM, LONG-TERM BANK LOANS AND LINE OF CREDIT (CONTINUED)

As of December 31, 2021 and 2020, short-term bank loans and line of credit were secured by the personal deposit from the directors of the Company, unlimited personal guarantee provided by the directors and related company, and properties owned by the director and the related company. The amounts due are based on scheduled repayment dates set out in the banking facilities letters or loan agreements. All the Company’s short-term bank loans and line of credit carried variable interest at 1-month Hong Kong Interbank Offered Rate (the “HIBOR”) plus 2.5% to 3% per annum, from Hong Kong Dollar Prime Rate (the “Prime Rate”) plus 1.25% per annum to the Prime Rate less 1.25% per annum, or Best Lending Rate plus 1% to 1.25% per annum.

The effective interest rate of year 2021 and 2020 for the Company’s short-term bank loans and line of credit ranged from 4.75% to 6% per annum. All the Company’s short-term bank loans and line of credit are repayable on demand or repayable within one year.

As of December 31, 2021 the BEA bank loan was issued by the HKMC Insurance Limited under the SME Financing Guarantee Scheme and secured by personal guarantee provided by the directors for HK$6,000,000 (equivalent to US$769,514). The amounts due are based on scheduled repayment dates set out in the banking facilities letters. The bank loan carrying by 2.5% per annum below the prime lending rate for Hong Kong Dollars quoted by HKMC.

Interest expense on the short-term, long-term bank loans and line of credit totaled $13,312 and $47,037 during the year ended December 31, 2021 and 2020, respectively.

As of December 31, 2021 the Company was granted the general banking facilities stated above with the following pledges:

-	Personal guarantee limited to HK$10 million (approximately equivalent to US$1.2 million) provided by Pui Lung Ho and Sau Lee Shirley Kam;

-	Pledged deposit amounted approximately to HK$3 million (equivalent to US$402,781) by Pui Lung Ho.

NOTE 10 – EQUITY

The equity of the Company as of December 31, 2021 and 2020 represents 12,000,000 ordinary shares amounting to $2.

NOTE 11 – EMPLOYEE BENEFIT PLANS

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 12 – PROVISION FOR INCOME TAXES

British Virgin Islands

WANG & LEE GROUP, Inc. and WANG & LEE HOLDINGS, Inc. are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.,

HK SAR

On 21 March 2018, the HK SAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on 28 March 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, starting from the current year, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses following as of December 31, 2021 and 2020.

	December 31,
	2021	2020
Income before tax	$(354,743)	$283,562

HK SAR Profits Tax at 16.5%	(58,533)	46,788
Tax effect on non-assessable income	-	(29,368)
Tax effect on non-deductible expenses	476,534	1,467
Tax effect on deductible temporary differences	(139)	(611)
Tax effect on utilization of tax losses	(417,862)	(12,732)
Income tax	$-	$5,544

NOTE 12 – PROVISION FOR INCOME TAXES (CONTINUED)

The Company’s effective tax rate was as follows as of December 31, 2021 and 2020:

	December 31,
	2021	2020

HK SAR Profits Tax at 16.5%	16.5%	16.5%
Tax effect of income not taxable	(16.5)%	(14.5)%
The Company’s effective tax rate	0%	2.0%

NOTE 13 – CONCENTRATIONS OF RISK

Contract Assets Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s contract assets as of December 31, 2021 and 2020.

	For the years ended
Customers	December 31, 2021		December 31, 2020
	Amount $	%	Amount $	%
A	374,588	36	5,587	2
B	341,394	32	-	-
C	240,616	23	275,173	90
D	95,783	9	-	-
E	-	-	11,126	4
F	-	-	9,631	3
G	-	-	4,411	1

NOTE 13 – CONCENTRATIONS OF RISK (CONTINUED)

Retention Receivables Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s retention receivables as of December 31, 2021 and 2020.

	For the years ended
Customers	December 31, 2021		December 31, 2020
	Amount $	%	Amount $	%
A	136,474	63	138,584	45
B	62,104	28	-	-
C	17,003	8	-	-
D	2,557	1	-	-
E	-	-	75,480	25
F	-	-	56,368	18
G	-	-	14,193	5
H	-	-	10,125	3

Customers Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues as of December 31, 2021 and 2020.

	For the years ended
Customers	December 31, 2021		December 31, 2020
	Amount $	%	Amount $	%
A	1,367,752	33	-	-
B	1,313,900	32	1,571,448	39
C	476,884	12	286,812	7
D	264,558	6	319,511	8
E	201,190	5	-	-
F	-	-	752,001	19
G	-	-	390,543	10

The following table sets forth information as to each customer that accounted for top 5 of the Company’s account receivables as of December 31, 2021 and 2020.

	For the years ended
Customers	December 31, 2021		December 31, 2020
	Amount $	%	Amount $	%
A	308,154	45	87,745	6
B	170,960	25	544,680	37
C	93,102	14	87,941	6
D	53,481	8
E	43,159	6	239,245	16
F	-	-	404,938	28

NOTE 13 – CONCENTRATIONS OF RISK (CONTINUED)

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase as of December 31, 2021 and 2020.

	For the years ended
Suppliers	December 31, 2021		December 31, 2020
	Amount $	%	Amount $	%
A	361,030	11	-	-
B	315,760	10	-	-
C	293,494	9	-	-
D	234,358	7	-	-
E	214,423	7	186,730	6
F	-	-	247,724	7
G	-	-	206,298	6
H	-	-	185,958	6
I	-	-	178,190	5

NOTE 14 – CONTRACT REVENUES AND CONTRACT COSTS

The Company’s main business operations are: (i) low voltage (220v/phase 1 or 380v/phase 3) electrical systems; (ii) mechanical ventilation and air-conditioning systems (“MVAC”); (iii) out-fitting; (iv) water supply and sewage disposal systems installation; and (v) fire safety systems.

	December 31,
Total contract revenues as of	2021	2020
Low voltage electrical system	$2,628,625	$2,293,206
MVAC systems	299,985	862,290
Out-fitting	1,103,692	806,588
Water supply and sewage disposal system installation	71,516	101,422
Fire safety system	31,241	10,752
Total Contract Revenues	$4,135,059	$4,074,258

	December 31,
Total contract costs as of	2021	2020
Low voltage electrical system	$2,235,698	$1,729,720
MVAC systems	262,322	1,026,326
Out-fitting	701,688	431,968
Water supply and sewage disposal system installation	52,320	145,950
Fire safety system	23,271	5,129
Total Contract Costs	$3,275,299	$3,339,093

NOTE 15 – RISKS

A.	Credit risk

Account receivables and contract assets arising from contracts with customers

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective account receivables. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of account receivables and contract assets for the year ended December 31, 2021 is $681,449 and 943,369, respectively.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

Deposit and other receivables

The Company assessed the impairment for its other receivables individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for other receivables as of 31 December 2021 and 2020 was insignificant and accordingly no allowance for credit losses was provided.

NOTE 15 – RISKS (CONTINUED)

B.	Interest risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit, short-term bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s post tax profit for the year ended December 31, 2021 and 2020 would have decreased or increased by approximately $1,954 and $56, respectively.

Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, the Company did not have foreign currency denominated monetary liabilities at the end of reporting period. the Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

In the opinion of the directors of the Company, the currency risk of $    is considered insignificant as HK$ is pegged to $    and therefore no sensitivity analysis is presented.

NOTE 15 – RISKS (CONTINUED)

C.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Environmental risks

The Company has procured environmental licenses required by the HK SAR government. Historically there was no penalties charged over the environmental issue during any engagement of construction works. In addition, the Company also obtained a certification of complies with the requirements of ISO 14001: 2015 Environmental Management System Standard to maintain and proved the quality service with less environmental risk.

In the opinion of the directors of the Company, there is no environmental risk for the Company.

E.	Inflation Risk

Management monitors changes in price levels. Historically inflation has not materially impacted the Company’s audited consolidated financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact WLHK’s results of operations.

NOTE 16 – RELATED PARTY TRANSACTIONS

The summary of amount due from and due to related parties as the following:

		December 31,
		2021	2020
Due from related parties consist of the following:

Winta Services Limited	Account receivables	$-	$-
Unity Solutions Limited	Account receivables	-	404,938
Winta Services Limited	Contract assets	-	-
Unity Solutions Limited	Retention receivables	-	-
WANG & LEE BROTHERS., Inc.	Due from ultimate holding company	1,283	-
		$1,283	$404,938

Due to related parties consist of the following:

Unity Solutions Limited	Deferred income	-	-
Supreme View Investment Limited	Due to related party	-	3,344
Sau Lee Shirley Kam	Due to related party	-	1,161,091
Pui Lung Ho	Due to director	1,526,557	7,824
		$1,526,557	$1,172,259

Pui Lung Ho was the common director of WLHK and Winta Services Limited (“Winta”), he subsequently resigned as director of Winta on May 24, 2021. Sau Lee Shirley Kam was the family member of the director of the Company and the director of Supreme View Investment Limited (“SV”).

Kar Lok Mak is the General Manager of WLHK, one of the key managements of the Company. He also was a director of Unity Solutions Limited (“Unity”) and resigned on July 29, 2021. As of the date the report is issued, the amount due from Unity has been fully settled.

For the year ended December 31, 2021 and 2020, the amounts due to the director, Pui Lung Ho, is $1,526,557 and $7,824, respectively, are unsecured, interest free and repayable on demand.

During the year ended December 31, 2020, except for the amount due to a related party, Sau Lee Shirley Kam, with amounted $258,064, which is bearing interest at 2.04% interest rate per annum for the period from May 1, 2019 to May 31, 2020. The amount of $258,064 was paid off on May 31,2020. The balance of $1,161,091 due to Sau Lee Shirley Kam is unsecured, interest free and repayable on demand.

During the year ended December 31, 2021, Sau Lee Shirley Kam agreed to transfer all the rights of the outstanding debt due from the Company to her son, Pui Lung Ho.

NOTE 16 – RELATED PARTY TRANSACTIONS (CONTINUED)

In addition to the transactions and balances detailed elsewhere in these audited consolidated financial statements, the Company had the following transactions with related parties:

	December 31,
	2021	2020

Revenue from related parties	$-	$867,065
Rental expenses paid to related parties	$-	$34,813

The related parties were under common control by Pui Lung Ho and Sau Lee Shirley Kam.

NOTE 17 – Impact of COVID-19

The Coronavirus Disease 2019 (“COVID-19”) pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains, and created significant volatility and disruption of financial markets. We have experienced some resulting disruptions to our business operations, and we expect the COVID-19 pandemic could have a material adverse impact on our business and financial performance.

Due to ongoing recession caused by the COVID-19 Pandemic, the Company’s business is likely to be adversely impacted. The effects of recession can also increase economic instability with our vendors, developers and subcontractors.

NOTE 18 – SUBSEQUENT EVENT

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the dates of the balance sheets, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has analyzed its operations subsequent to December 31, 2021 to the date of June 20, 2022, these audited consolidated financial statements were issued, and has determined that it does not have any material events to disclose.

WANG & LEE GROUP, INC.

JUNE 30, 2022 AND 2021

WANG & LEE GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021

(Stated in US Dollars)

	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$204,118	$537,738
Account receivables, net	519,841	681,449
Contract assets, net	965,153	943,369
Retention receivables – current, net	52,815	67,549
Other receivables	-	16,565
Other receivables – related parties	1,274	1,283
Advance and prepayment	19,268	16,625
Total current assets	1,762,469	2,264,578

Retention receivables – non-current, net	175,528	150,589
Plant and equipment, net	3,098	4,425
TOTAL ASSETS	$1,941,095	$2,419,592

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Short-term bank loans	$97,372	$258,539
Line of credit	127,638	-
Account payables	422,541	694,581
Other payables	54,586	76,119
Contract liabilities	235,677	227,371
Other payables – related parties	1,800,312	1,526,557
Total current liabilities	$2,738,126	$2,783,167

Bank loans – non-current	698,145	752,859
TOTAL LIABILITIES	$3,436,271	$3,536,026

Commitments and contingencies	-	-

Shareholders’ Deficit
Ordinary share, no par value; 12,000,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021	$2	$2
Additional paid in capital	503,225	503,225
Accumulated deficit	(2,008,413)	(1,624,941)
Accumulated other comprehensive income	10,010	5,280
Total Shareholders’ Deficit	(1,495,176)	(1,116,434)

TOTAL LIABILTIES AND SHAREHOLDERS’ DEFICIT	$1,941,095	$2,419,592

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WANG & LEE GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Stated in US Dollars)

	June 30, 2022	June 30, 2021

Contract revenues	$1,250,104	$2,000,687
Contract costs	872,177	1,579,049
Gross profit	377,927	421,638

Selling expenses	-	-
General and administrative expenses	761,402	313,608
Total operating expenses	761,402	313,608

Operation (loss) income	(383,475)	108,030

Other income (expenses)
Other income	13,938	13,982
Interest expense	(13,935)	(4,832)
Total other income	3	9,150

(Loss) income before taxes	(383,472)	117,180

Provision for income taxes	-	-

Net (loss) income	$(383,472)	$117,180

Other comprehensive income (loss)
Foreign currency translation adjustment	4,730	1,171
Total comprehensive (loss) income	$(378,742)	$118,351

(Loss) income per share – Basic and diluted	$(0.03)	$0.01
Basic and diluted weighted average shares outstanding	12,000,000	12,000,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WANG & LEE GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Stated in US Dollars)

					Accumulated
	Number		Additional		Other
	of	Ordinary	Paid-in	Accumulated	Comprehensive
	Shares	Shares	Capital	Deficit	Income	Total

Balance, January 1, 2021	12,000,000	$2	$503,225	$(1,270,198)	$1,227	$(765,744)

Net income	-	-	-	117,180	-	117,180

Foreign currency translation adjustment	-	-	-	-	1,171	1,171

Balance, June 30, 2021	12,000,000	$2	$503,225	$(1,153,018)	$2,398	$(647,393)

					Accumulated
	Number		Additional		Other
	of	Ordinary	Paid-in	Accumulated	Comprehensive
	Shares	Shares	Capital	Deficit	Income	Total

Balance, January 1, 2022	12,000,000	$2	$503,225	$(1,624,941)	$5,280	$(1,116,434)

Net loss	-	-	-	(383,472)	-	(383,472)

Foreign currency translation adjustment	-	-	-	-	4,730	4,730

Balance, June 30, 2022	12,000,000	$2	$503,225	$(2,008,413)	$10,010	$(1,495,176)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WANG & LEE GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Stated in US Dollars)

	June 30, 2022	June 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(383,472)	$117,180
Depreciation	1,302	1,817
Expected credit loss allowance	141,097	12,823
Contract assets	(176,445)	(432,627)
Account receivables	164,994	801,620
Retention receivables	(11,655)	43,449
Other receivables	16,505	-
Advance and prepayment	(2,759)	(8,085)
Account payables	(298,139)	(50,311)
Other payables	8,733	(26,816)
Contract liabilities	9,811	(243,779)
Net cash (used in) provided by operating activities	(530,028)	215,271

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of plant and equipment	-	-
Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of bank loans	(369,308)	(394,571)
Proceeds from new bank loans	287,027	300,220
Repayments to director	-	(1,161,091)
Advance from a director	284,492	1,059,722
Repayments to a related company	-	(3,344)
Net cash provided by (used in) financing activities	202,211	(199,064)

Net (decrease) increase of cash and cash equivalents	(327,817)	16,207
Effect of foreign currency translation on cash and cash equivalents	(5,803)	(11,561)
Cash and cash equivalents, beginning of period	537,738	8,219
Cash and cash equivalents, end of period	$204,118	$12,865

Supplementary cash flow information:

Taxes paid	$-	$-
Interest paid	$13,935	$4,832
Listing fee	$261,664	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WANG & LEE GROUP, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Stated in US Dollars)

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

WANG & LEE GROUP, Inc. (the “Company”) was incorporated in the British Virgin Islands (“BVI”) on May 20, 2021 as an investment holding company. The Company conducts its primary operations through its indirectly wholly owned subsidiary WANG & LEE CONTRACTING LIMITED (“WLHK”) which is incorporated and domiciled in Hong Kong SAR; WLHK provides contract engineering, installation and out-fitting of the following products and services: low voltage (220v/phase 1 or 380v/phase 3) electrical systems, mechanical ventilation and air-conditioning systems (“MVAC”), fire safety systems, and water supply and sewage disposal systems.

The Company owns WANG & LEE HOLDINGS, Inc. (“WL Holdings”) an investment holding company that was incorporated in the BVI on May 27, 2021. The primary purpose of WL Holding is to hold WLHK. WLHK was incorporated on December 3, 1992, in Hong Kong SAR and provides the services above to large corporate customers that are primary located in Hong Kong SAR.

The following is an organization chart of the Company and its subsidiaries:

GOING CONCERN

The Company has incurred a net loss of $383,472 for the six months ended June 30, 2022. As of June 30, 2022, the Company had an accumulated deficit of $2,008,413 and a working capital deficit of $975,657; its net cash used in operating activities for the six months ended June 30, 2022 was $530,028. Accordingly, as of the date of this report, there still exist substantial doubt that the Company will continue as going concern. Management plans to focus its resources on smaller scale environmental engineering projects that generate sustainable positive profit margins. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations.

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

GOING CONCERN (CONTINUED)

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These unaudited condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of accounting

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). In addition, the financials include WL Holding and WLHK, entities combined with the Company as of June 30, 2022 based on common control. The Company eliminates all significant intercompany balances and transactions in its unaudited consolidated financial statements.

Management has prepared the accompanying unaudited condensed consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method of accounting.

Principles of consolidation

The accompanying unaudited condensed consolidated financial statements reflect the activities of the Company, and each of the following entities:

	Place of	Attributable equity	Registered
Name of Company	incorporation	interest %	capital
WANG & LEE GROUP, Inc.	BVI	100	$2
WANG & LEE HOLDINGS, Inc.	BVI	100	100
WANG & LEE CONTRACTING LIMITED	Hong Kong SAR (“HK SAR”)	100	503,225

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying unaudited consolidated financial statements.

On May 20, 2021, the Company incorporated in the BVI. On May 27, 2021, the Company incorporated WL Holding, a limited company incorporated in the BVI.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of consolidation (Continued)

On July 2, 2021, we acquired WLHK. WLHK was owned 99% by Sau Lee Shirley Kam and 1% by Pui Lung Ho. Pui Lung Ho owns 100% of the common stock of WANG & LEE GROUP, Inc. through his ownership of WANG & LEE BROTHERS, Inc. Sau Lee Shirley Kam is mother of Pui Lung Ho. Since there is a family relationship between Sau Lee Shirley Kam and Pui Lung Ho, the acquisition of WLHK has been accounted for as a business combination under common control in accordance with ASC-805-30-5, in which the assets and liabilities of WLHK has been presented at their carrying values at the date of the transaction.

The accompanying financial statements have been prepared assuming the Company and its subsidiaries WL Holdings and WLHK were wholly owned by the Company from the beginning of the first period presented.

Use of estimates

The preparation of the unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers cash, bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash consists primarily of cash in accounts held at a financial institution. Certain of these accounts are designated as zero balance accounts wherein the balance is swept out nightly to reduce the Company’s line of credit balance, if any.

Under the terms of the Company’s line of credit, the Company’s primary lenders may make advances to prevent or cover an overdraft on any of the Company’s bank accounts. On the accompanying unaudited condensed consolidated balance sheets as of June 30, 2022 and December 31, 2021, the Company has included $127,638 and $Nil, respectively, of payments in excess of cash on hand in accounts payable and accrued expenses. The total amount of such payments did not exceed the availability under the Company’s line of credit as of June 30, 2022 and December 31, 2021. Detailed refer to Note 8.

Advance and prepayments

The Company makes a deposit payment to suppliers and vendors for the procurement of materials. Upon physical receipt and inspection of the materials from suppliers, the applicable amount is reclassified from advance and prepayments to cost of revenue due to those materials are ordered only when needed by specific projects.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Plant and equipment, net

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the plant and equipment are as follows:

Leasehold improvement	the lesser of useful life or term of lease
Furniture & fixtures	5 years
Equipment	5 years
Motor vehicle	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may become obsolete from a difference in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported lower the carrying amount or fair value fewer costs to selling.

Foreign currency translation

The accompanying unaudited consolidated financial statements are presented in United States dollars (“$”). The functional currency of the Company is the Hong Kong Dollars (“HK$”). The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	06/30/2022	12/31/2021	06/30/2021
Period-end $: HK$ exchange rate	7.8481	7.7971	7.7649
Period-average $: HK$ exchange rate	7.8254	7.7723	7.7610

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Adoption of new accounting standard

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”). ASU 2014-09 provides a single comprehensive revenue recognition framework and supersedes almost all existing revenue recognition guidance including industry-specific revenue guidance. Included in the new principle-based revenue recognition model are changes to the basis for determining the timing of revenue recognition. In addition, the standard expands and improves revenue disclosures. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year, using the modified retrospective approach. As part of the adoption of this standard, the Company was required to apply the standard to new contracts and those not completed as of the date of adoption.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326) to replace the incurred loss impairment methodology under U.S. GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require the Company to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to account receivable, contract assets, and other financial instruments. This standard is effective for the Company beginning December 15, 2020. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company adopted ASU 326 effective January 1, 2019, the first day of the Company’s fiscal year. The adoption of ASU 326 did not have a material impact on the Company’s financial position, results of operations or cash flows.

Revenue Recognition

As discussed in Note 1, the Company provides a variety of engineering and related professional services to customers located throughout HK SAR. The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have written agreements with its customers and revenue on oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services or products transferred to the customer. Subcontractor materials, labor and equipment are included in revenue and cost of revenue when management believes that the Company is acting as a principal rather than as an agent (e.g., the Company integrates the materials and labor into the deliverables promised to the customer or is otherwise primarily responsible for fulfillment and acceptability of the materials and labor). In the contracts with customer, there are terms that allow for the Company to implement variation order without seeking additional approval from their customers within a pre-approved range set forth in the contract; these variations may be for additional labor or materials necessary to fulfill the contract. The Company typically integrates the deliverables as part of the general performance obligation of the contract as a whole. Historically, any contract acquisition costs have been immaterial; in the event that such costs arose, the Company expenses such costs incurred as periodic cost. Any project mobilization costs such as obtaining government zoning, approvals and permits are included in project costs, and constitute a part of the overall performance obligation.

The Company contracts set forth payment terms that require their customer to make payment within 30 days of billing which is triggered by the Company reaching the milestone to bill the customer after the Company has received certification that it has discharged its responsibilities under the terms of the contract.

Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment do not typically exceed one year.

For service contracts, such as fire safety systems inspection services, the Company recognizes revenue at a point in time when the service has been rendered to the customer which is evidenced by the Company submitting the annual inspection certificate to the Director of the Fire Services Department of the Government of the HK SAR.

The Company generally provides limited warranties for work that it has performed under its engineering and construction contracts; these warranty periods are known as the defect liabilities period (“DLP”). The DLP typically extends for a duration of one year from the substantial completion of the project for the customer. Historically, warranty claims have not resulted in significant costs. Contracts will include a provision whereby the Customer will withhold 5 to 10% of the total contract value until the end of the DLP at which point the customer will release the retention amounts to the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The details of revenue and cost of revenue of the Company is as follows:

	June 30, 2022	June 30, 2021

Contract Revenue	$1,250,104	$2,000,687
Contract Costs	872,177	1,579,049
Gross Profit	$377,927	$421,638

Gross Profit Margin	30%	21%

Contract related assets and liabilities are classified as current assets and current liabilities. Significant balance sheet accounts related to the revenue cycle are as follows:

Account Receivables , net

Account receivables, net (contract receivables) includes amounts billed under the contract terms. The amounts are stated at their net realizable value. The Company maintains an allowance for expected credit loss to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances.

Contract assets

Contract assets are recorded when progress to completion revenue earned on contracts exceeds amounts actually billed under the contract.

Contract liabilities

Contract liabilities are recorded when amounts actually billed under a contract exceeds the progress to completion revenue earned under the contract.

Deferred income

In the contracts, 5 to 10% of the contract sum (“Retention Revenue”) usually assign to be withheld at the end of a project for the limited warranties of work performed under its engineering and construction contracts to ensure that the Company meets the contract requirements. Once the defect liabilities period (“DLP”) started, the Company recognized retention receivable and deferred income. The Retention Revenue will be recognized once the DLP is ended and signed off by the customer.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year and applied to account receivables, contract assets and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

Retirement benefits

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of services.

Income Taxes

The Company recognizes deferred income tax assets or liabilities for expected future tax consequences of events recognized in the unaudited consolidated financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the unaudited consolidated financial statement and income tax bases of assets and liabilities using enacted tax rates expected to apply when the differences settle or become realized. Valuation allowances are provided when it is more likely than not that a deferred tax asset is not realizable or recoverable in the future.

The Company determines that the tax position is more likely than not to be sustained and records the largest amount of benefit that is more likely than not to be realized when the tax position is settled. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the unaudited condensed consolidated balance sheets cash, accounts receivable, other receivables, prepayments, accounts payable, other payables and short term loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial instruments (Continued)

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Recent accounting pronouncements

Leases

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-02”) to increase transparency and comparability of accounting for lease transactions by requiring lessees to recognize the right-of-use assets and lease liabilities on the balance sheet and to disclose qualitative and quantitative information about lease transactions and enable users of unaudited consolidated financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The effective date of ASU 2016-02 for the Company is January 1, 2022, with early adoption permitted. The Company does not expect the impact of this ASU to be material to its unaudited condensed consolidated financial statements.

Goodwill

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350), simplifying the Test for Goodwill Impairment. ASU 2017-04 eliminates Step 2 of the goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying amount exceeds its fair value, limited to the carrying amount of the goodwill. ASU 2017-04 is effective for us beginning January 1, 2022. The Company does not expect the impact of this ASU to be material to its unaudited condensed consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows.

NOTE 3 – ACCOUNT RECEIVABLES

Account receivables consist of the following as:

	June 30, 2022	December 31, 2021

Account receivables	$520,626	$689,622
Less: allowance for expected credit loss	785	8,173
	$519,841	$681,449

NOTE 4 – CONTRACT ASSETS

Contract assets consist of the following as:

	June 30, 2022	December 31, 2021
Contract assets
Balance at beginning of the year	$943,369	$305,928
Additions	813,687	1,609,920
Changes due to billings	(637,244)	(862,830)
Allowance for expected credit loss	(256,280)	(109,013)
Exchange adjustment	101,621	(636)
Balance at end of year	$965,153	$943,369

NOTE 5 – RETENTION RECEIVABLES

Retention receivables consist of the following as:

	June 30, 2022	December 31, 2021

Retention receivables – current	$52,815	$67,549
Less: allowance for expected credit loss	-	-
	$52,815	$67,549

Retention receivables – non-current	$175,528	$150,589
Less: allowance for expected credit loss	-	-
	$175,528	$150,589

NOTE 6 – PLANT AND EQUIPMENT, NET

Plant and equipment, net consist of the following:

	June 30, 2022	December 31, 2021
At cost:
Furniture and fixtures	$3,156	$3,195
Equipment	27,906	28,250
Motor vehicle	27,635	27,976
	58,697	59,421
Less: accumulated depreciation	(55,599)	(54,996)
Total	$3,098	$4,425

Depreciation expense for the six ended June 30, 2022 and 2021 was $1,302 and $1,817, respectively.

NOTE 7 – CONTRACT LIABILITIES

Contract liabilities consist of the following:

	June 30, 2022	December 31, 2021

Balance at beginning of year	$227,371	$532,456
Additions	29,542	106,493
Recognized to revenue during the year	(19,732)	(409,495)
Exchange adjustment	(1,504)	(2,083)
Balance at end of year	$235,677	$227,371

NOTE 8 – SHORT-TERM BANK LOANS AND LINE OF CREDIT

Short-term, long-term bank loans and line of credit consist of the following:

Credit agreement					Utilized as of
entered date	Provider	Facilities	Interest rate	Limits	June 30,	December 31,
					2022	2021
July 14, 2020	Bank East of Asia (“BEA”)	Invoice financing loan	Higher of HIBOR +2.5% or Prime rate -0.5%	387,097	31,001	241,884
		Bank overdraft	Higher of HIBOR +3% or Prime rate	258,065	127,638	-
September 27, 2021	BEA	Non-revolving term loan under SME Financing Guarantee Scheme	Prime Rate -2.50%	774,194	-	-
		Short-term loan portion			66,371	16,655
		Long-term loan portion			698,145	752,859

The credit agreement offers from BEA has been renewed on August 23, 2021 with the same credit limit and interest rate offered.

As of June 30, 2022 and December 31, 2021, short-term bank loans and line of credit were secured by the personal deposit from the directors of the Company, unlimited personal guarantee provided by the directors and related company, and properties owned by the director and the related company. The amounts due are based on scheduled repayment dates set out in the banking facilities letters or loan agreements. All the Company’s short-term bank loans and line of credit carried variable interest at 1-month Hong Kong Interbank Offered Rate (the “HIBOR”) plus 2.5% to 3% per annum, or from Hong Kong Dollar Prime Rate (the “Prime Rate”) less 0.5% per annum to the Prime Rate less 2.50% per annum.

The effective interest rate of six months period 2022 and year 2021 for the Company’s short-term bank loans and line of credit ranged from 4.75% to 6% per annum. All the Company’s short-term bank loans and line of credit are repayable on demand or repayable within one year.

As of June 30, 2022 and December 31, 2021 the BEA bank loan was issued by the HKMC Insurance Limited under the SME Financing Guarantee Scheme and secured by personal guarantee provided by the directors for HK$6,000,000 (equivalent US$774,194). The amounts due are based on scheduled repayment dates set out in the banking facilities letters. The bank loan carrying by 2.5% per annum below the prime lending rate for Hong Kong Dollars quoted by HKMC.

Interest expense on the short-term, long-term bank loans and line of credit totaled $13,935 and $4,832 during the six months ended June 30, 2022 and 2021, respectively.

As of June 30, 2022 and December 31, 2021, the Company was granted the general banking facilities with the following securities:

-	Personal guarantee limited to HK$10 million (approximately equivalent to US$1.2 million) provided by Pui Lung Ho and Sau Lee Shirley Kam;

-	Pledged deposit amounted approximately to HK$3 million (equivalent to US$402,781) by Pui Lung Ho.

NOTE 9 – EQUITY

The equity of the Company as of June 30, 2022 and December 31, 2021 represents 12,000,000 ordinary shares amounting to $2.

NOTE 10 – EMPLOYEE BENEFIT PLANS

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by independent fund managers. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 11 – PROVISION FOR INCOME TAXES

British Virgin Islands

WANG & LEE GROUP, Inc. and WANG & LEE HOLDINGS, Inc. are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

HK SAR

On 21 March 2018, the HK SAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on 28 March 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, starting from the current year, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

NOTE 11 – PROVISION FOR INCOME TAXES (CONTINUED)

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses following:

	June 30,
	2022	2021

Income (Loss) before tax	$(383,472)	$117,180

HK SAR Profits Tax at 16.5%	(63,272)	19,334
Tax effect on non-assessable income	-	(244)
Tax effect on non-deductible expenses	23,496	299
Tax effect of deductible temporary difference	(61)	(77)
Tax effect on utilized tax losses not recognized	39,837	-
Tax effect on utilization of tax losses	-	(19,312)
Income tax	$-	$-

The Company’s effective tax rate was as follows as of June 30, 2021 and 2020:

	June 30,
	2022	2021

HK SAR Profits Tax at 16.5%	16.5%	16.5%
Tax effect of income not taxable	(16.5)%	(16.5)%
The Company’s effective tax rate	0.0%	0.0%

NOTE 12 – CONCENTRATIONS OF RISK

Contract Assets Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s contract assets as of June 30, 2022 and December 31, 2021.

Customers	June 30, 2022		December 31, 2021
	Amount $	%	Amount $	%
A	437,605	36	374,588	36
B	242,528	20	-	-
C	239,054	20	240,616	23
D	224,609	18	341,394	32
E	70,963	5	95,783	9

Retention Receivables Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s retention receivables as of June 30, 2022 and December 31, 2021.

Customers	June 30, 2022		December 31, 2021
	Amount $	%	Amount $	%
A	135,588	59	136,474	63
B	83,823	37	62,104	28
C	8,932	4	17,003	8
D	-	-	2,557	1

Customers Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues for the six months ended June 30, 2022 and 2021.

	June 30,
Customers	2022		2021
	Amount $	%	Amount $	%
A	505,199	40	-	-
B	316,888	25	503,546	25
C	276,666	22	540,727	27
D	67,524	5	115,578	6
E	42,431	3	-	-
F	-	-	443,491	22
G	-	-	130,842	7

The following table sets forth information as to each customer that accounted for top 5 of the Company’s account receivables as of June 30, 2022 and December 31, 2021.

Customers	June 30, 2022		December 31, 2021
	Amount $	%	Amount $	%
A	284,236	55	308,154	45
B	127,419	24	-	-
C	74,860	14	93,102	14
D	21,154	4	-	-
E	4,587	1	53,481	8
F	-	-	170,960	25
G	-	-	43,159	6

NOTE 12 – CONCENTRATIONS OF RISK (CONTINUED)

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase for the six months ended June 30, 2022 and 2021.

	June 30
Suppliers	2022		2021
	Amount $	%	Amount $	%
A	115,305	13	-	-
B	112,741	13	-	-
C	84,051	10	118,241	7
D	76,512	9	181,062	11
E	50,074	6	-	-
F	-	-	270,648	17
G	-	-	137,353	9
H	-	-	113,337	7

NOTE 13 – CONTRACT REVENUES AND CONTRACT COSTS

The Company’s main business operations are: (i) low voltage (220v/phase 1 or 380v/phase 3) electrical systems; (ii) mechanical ventilation and air-conditioning systems (“MVAC”); (iii) out-fitting; (iv) water supply and sewage disposal systems installation; and (v) fire safety systems.

	June 30,
Total contract revenues as of	2022	2021
Low voltage electrical system	$817,928	$968,345
MVAC	-	124,832
Out-fitting	279,013	821,416
Water supply and sewage disposal system installation	95,241	61,571
Fire safety system	57,922	24,523
Total Contract Revenues	$1,250,104	$2,000,687

	June 30,
Total contract costs as of	2022	2021
Low voltage electrical system	$777,391	$768,208
Out-fitting	31,018	689,115
MVAC	-	64,910
Water supply and sewage disposal system installation	14,307	38,654
Fire safety system	49,461	18,162
Total Contract Costs	$872,177	$1,579,049

NOTE 14 – RISKS

A.	Credit risk

Account receivables and contract assets arising from contracts with customers

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivables. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the director considers that the Company’s credit risk is significantly reduced. The maximum potential loss of account receivables and contract assets for the six months ended June 30, 2022 is $519,841 and $965,153, respectively.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

Deposit and other receivables

The Company assessed the impairment for its other receivables individually based on internal credit rating and ageing of these debtors which, in the opinion of the director, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the director considers the loss allowance for other receivables as of June 30, 2022 and December 31, 2021 was insignificant and accordingly no allowance for credit losses was provided.

B.	Interest risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit, short-term bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The director monitors the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

NOTE 14 – RISKS (CONTINUED)

B.	Interest risk (Continued)

Sensitivity analysis (Continued)

If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s post tax profit (loss) for the period ended June 30, 2022 and 2021 would have decreased (increased) or increased (decreased) by approximately $6,959 and $95 respectively.

Fair value interest rate risk

The Company is not subject to fair value interest rate risk as the Company did not have any fixed rate lease liabilities, loans and other borrowings.

Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, the Company did not have foreign currency denominated monetary liabilities at the end of reporting period. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the director monitors the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

In the opinion of the director of the Company, the currency risk of $ is considered insignificant as HK$ is pegged to $ and therefore no sensitivity analysis is presented.

C.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Environmental risks

The Company has procured environmental licenses required by the HK SAR government. Historically there was no penalties charged over the environmental issue during any engagement of construction works. In addition, the Company also obtained a certification of complies with the requirements of ISO 14001: 2015 Environmental Management System Standard to maintain and proved the quality service with less environmental risk.

In the opinion of the director of the Company, there is no environmental risk for the Company.

NOTE 14 – RISKS (CONTINUED)

E.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s unaudited consolidated financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 15 – RELATED PARTY TRANSACTIONS

The summary of amount due from and due to related party as consists of the following:

		June 30	December 31
		2022	2021
Due from related parties consist of the following:

WANG & LEE BROTHERS., Inc.	Due from ultimate holding company	1,274	1,283
		$1,274	$1,283

Due to related parties consist of the following:

Pui Lung Ho	Due to director	1,800,312	1,526,557
		$1,800,312	$1,526,557

As June 30, 2022 and December 31, 2021, the amounts due to the director, Pui Lung Ho, is $1,800,312 and $1,526,557, respectively, are unsecured, interest free and repayable on demand.

NOTE 16 – Impact of COVID-19

The Coronavirus Disease 2019 (“COVID-19”) pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains, and created significant volatility and disruption of financial markets. We have experienced some resulting disruptions to our business operations, and we expect the COVID-19 pandemic could have a material adverse impact on our business and financial performance.

Due to ongoing recession caused by the COVID-19 Pandemic, the Company’s business is likely to be adversely impacted. The effects of recession can also increase economic instability with our vendors, developers, subcontractors.

NOTE 17 – SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the unaudited consolidated financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the dates of the balance sheets, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has analyzed its operations subsequent to June 30, 2022 to the date of November 7, 2022, these unaudited condensed consolidated financial statements were issued, and has determined that it does not have any material events to disclose.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED November __, 2022,

WANG & LEE GROUP, Inc.

4,000,000 Ordinary Shares

This prospectus relates to 4,000,000 of our ordinary shares with no par value (the “Ordinary Shares”), of Wang & Lee Group, Inc. that may be sold from time to time by the selling shareholders named in this prospectus (the “Selling Shareholders”). We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders.

Our securities are presently not traded on any market or securities exchange. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “WLGS”.

Since there is currently no public market established for our securities, the Selling Shareholders will sell at a fixed price of $4.00 per share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

We are, and will be, a “controlled company” as defined under the Nasdaq Stock Market Rules as long as our majority shareholder and Chief Executive Officer and Chairman and his affiliates own and hold more than 50% of our outstanding Ordinary Shares. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering.

We were incorporated in the British Virgin Islands on May 20, 2021 as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED. WANG & LEE GROUP, Inc. is not a Chinese or Hong Kong operating company but a British Virgin Islands (“BVI”) holding company with operations conducted by our subsidiary in Hong Kong. You are investing in Ordinary Shares of WANG & LEE GROUP, Inc. the BVI holding company.

As of the date hereof, we are authorized to issue an unlimited number of ordinary shares of a single class with no par value, and we have 12,000,000 Ordinary Shares issued and outstanding. Upon completion of the Offering, we will be a “controlled company” as defined under the Nasdaq Rule 5615(c) and IM-5615-5 because more than 50% of the voting power for the election of directors is held by an individual, a group or another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, are eligible for to reduced public company reporting requirements. Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 19.

Neither us nor any of our subsidiaries is required to obtain permission from the government of the People’s Republic of China to list our shares on the Nasdaq Capital Market.

(i)

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main the legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

On July 10, 2021, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective), which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review.

(ii)

On November 14, 2021, the Cyberspace Administration of China (“CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules, companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure,” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

We do not expect to be subject to the cybersecurity review by the CAC for this Offering, given that: (i) using our products and services does not require providing users’ personal information; (ii) we possess a minimum amount, if not none of the personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK SAR, a Special Autonomous Region apart from mainland PRC.

The national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”). The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems”, Hong Kong’s legal system, which is different from that of the PRC, is based on common law, supplemented by statutes.

According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau.

(iii)

However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the abovementioned reasons. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK SAR. Further, the PRC laws or regulations related to data security are not enforceable in HK SAR.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. For more details, see “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.”

Although none of our business activities appears to be within the immediate targeted areas of concern by the Chinese government. However, because of our operating subsidiary is in HK SAR and its operations are there and given the Chinese government’s significant oversight and discretion over the conduct of our business operations in HK SAR, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to list on an U.S. or other foreign exchange, and to offer future securities to investors and cause the value of such securities to significantly decline or be worthless. Please refer to “Risk Factors – Risks Related to Doing Business in Hong Kong SAR – The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.”

Presently, none of the PRC laws and regulations above applies to us because national laws adopted by the PRC are not applicable in HK SAR, except for those listed in Annex III to the Basic Law. Further, there is no legislation stating that the laws in HK SAR should commensurate with those in the PRC. With regard to the potential regulatory actions related to data security and anti-monopoly in HK SAR, please refer to our disclosures in “Risk Factors – Risks Related to Doing Business in Hong Kong SAR – We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” on page 33. Apart from the foregoing, there is no other impact on our ability to conduct our business as presently conducted, accept foreign investments, or list on a U.S. or foreign exchange.

(iv)

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, WWC P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC P.C.’s compliance with applicable professional standards. WWC P.C. is headquartered in San Mateo, CA and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations share price and reputation.” on page 36. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the PCACOB determinations. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

(v)

These developments could add uncertainties to our Offering. Despite that we have a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include but not limited to that trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist our securities.

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

We are headquartered in Hong Kong and not mainland China. We do not use variable interest entities in our corporate structure. We, through our indirect wholly-owned subsidiary, WANG & LEE CONTRACTING LIMITED, engage in Electrical & Mechanical System (“E&M”), includes low voltage (220v/phase 1 or 380v/phase 3) electrical system (“EL”), mechanical ventilation and air-conditioning system (“MVAC”), fire service system, water supply and sewage disposal system installation and fitting out for the public and private sectors in HK SAR.

During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution. Cash is maintained by our operating subsidiary, WANG & LEE CONTRACTING LIMITED, in four separate Hong Kong Dollar bank accounts in HK SAR. WANG & LEE GROUP, Inc. has two Hong Kong Dollar savings and current bank accounts and two foreign currency savings and current bank accounts in HK SAR. WANG & LEE HOLDINGS, Inc. has no bank account. Because WANG & LEE GROUP, Inc. was recently incorporated, there has not been, to date, any transfers, dividends, or distributions between the holding company, WANG & LEE GROUP, Inc., its subsidiaries, or to its investors.

As of the current date, none of our companies has not distributed any cash dividends or made any cash distributions. There are no restrictions for the transfer or distribution of cash between the companies. Please refer to the condensed consolidating schedule and the consolidated financial statements on page F-1.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

The date of this prospectus is _____________, 2022.

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TABLE OF CONTENTS

Commonly Used Defined Terms
Cautionary Statement Regarding Forward Looking Statements
Prospectus Summary
Risk Factors
Use of Proceeds	2
Dividend Policy
Exchange Rate Information
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Business
Management
Executive Compensation
Related Party transactions
Principal Shareholders
Description of Ordinary Shares
Shares Eligible for Future Sale
Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares
Enforceability of Civil Liabilities
Plan of Distribution
Expenses Relating to this Offering
Legal Matters	5
Experts
Interests of Named Experts and Counsel
Disclosure of Commission Position on Indemnification
Where You Can Find Additional Information
Index to Financial Information

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

We have not taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

We obtained the statistical data, market data and other industry data and forecasts described in this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

We were incorporated under the laws of the British Virgin Islands as a business company established under the BVI Act with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934.

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The Offering

Ordinary Shares Offered by the Selling Shareholders	4,000,000 Ordinary Shares.
Ordinary Shares Outstanding Before the Offering	12,000,000 [1]
Ordinary Shares Outstanding After the Offering	12,000,000 [1]
Terms of the offering	The Selling Shareholders will determine when and how they will sell the securities offered in this prospectus.
Use of proceeds	We are not selling any Ordinary Shares covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the Ordinary Shares covered by this prospectus.
Risk Factors

Investing in our Ordinary Shares involves a high degree of risk and purchasers of our Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares beginning on Page 19.

(1) The number of our Ordinary Shares outstanding as of September __, 2022, excludes 4,000,000 Ordinary Shares to be offered by us in a “firm commitment” public offering concurrently herewith.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders. In addition, the Underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholders.

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SELLING SHAREHOLDERS

The Ordinary Shares being offered for resale by the Selling Shareholders consist of a total of 4,000,000 Ordinary Shares, which was purchased by the Selling Shareholders on [insert date].

The following table sets forth information with respect to the number of Ordinary Shares beneficially owned by the Selling Shareholders named below and as adjusted to give effect to the sale of the Ordinary Shares offered hereby. The table lists the number of Ordinary Share beneficially owned by the Selling Shareholders as of the date of this prospectus, the Ordinary Shares covered by this prospectus that may be disposed of by the Selling Shareholders, and the number of Ordinary Shares that will be beneficially owned by the Selling Shareholders assuming all of the Ordinary Shares covered by this prospectus are sold.

The Ordinary Shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The Selling Shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Ordinary Shares being registered. The Selling Shareholders are under no obligation to sell all or any portion of such Ordinary Shares nor are the Selling Shareholder obligated to sell any Ordinary Shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Shareholders.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering[1]	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering[1]
Jupiter Stone Holding Limited [2]	1,300,000	10.83%	1,300,000	-	-
Billion Supreme Corporation[3]	1,300,000	10.83%	1,300,000	-	-
Blaze Master Investment Limited[4]	1,400,000	11.67%	1,400,000	-	-

(1)	Based on 12,000,000 Ordinary Shares issued and outstanding as of September __, 2022.

(2)	Jupiter Stone Holding Limited, a British Virgin Islands corporation, is 100% owned by Kong Shun Lee. Accordingly, Kong Shun Lee has the sole voting and dispositive power over these shares. The address of Jupiter Stone Holding Limited is Overseas Company Services Limited, Qwomar Trading Complex, Port Purcell, Road Town, Tortola, British Virgin Islands.

(3)	Billion Supreme Corporation, a British Virgin Islands corporation, is 100% owned by Chun Pang Yuen . Accordingly, Chun Pang Yuen has the sole voting and dispositive power over these shares. The address of Billion Supreme Corporation is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(4)	Blaze Master Investment Limited, a British Virgin Islands corporation, is 100% owned by Chi On Wong. Accordingly, Chi On Wong has the sole voting and dispositive power over these shares. The address of Blaze Master Investment Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

The Selling Shareholders named above acquired their respective Ordinary Shares in private sale and transfer of shares with WANG & LEE BROTHERS, Inc. No material relationship exists or existed between the Selling Shareholders and Company or any of its predecessors or affiliates within the past three years.

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SELLING STOCKHOLDERS PLAN OF DISTRIBUTION

Since there is currently no public market established for our securities, the Selling Shareholders will sell at a fixed price of $4.00 per share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and
●	a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

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The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any Selling Shareholders who are affiliates of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the Selling Shareholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our Ordinary Shares to be sold, the name of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby will be opined upon for us by Maples and Calder. Sichenzia Ross Ference LLP is acting as counsel to our Company regarding U.S. securities law matters. Certain legal matters as to HK SAR law will be passed upon for us by O Tse & Co. Sichenzia Ross Ference LLP may rely upon O Tse & Co. with respect to matters governed by HK SAR law.

The current address for Sichenzia Ross Ference LLP is 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. The current address of Maples and Calder is Ritter House, PO Box 173, Road Town, Tortola, British Virgin Islands. The current address of O Tse & Co. is Unit 3102, 31st Floor, Office Tower Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong.

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4,000,000 Ordinary Shares

WANG & LEE GROUP, Inc.

PROSPECTUS

          , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our Amended Memorandum and Articles provides that we shall indemnify any of our directors, officers or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. If such person provides an undertaking to repay expense advances under certain circumstances, we shall pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, such person is entitled to be indemnified against all expenses, including legal fees, and against all judgments and fines reasonably incurred by such person in connection with the proceedings. We are required to indemnify a director or officer only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.

We may enter into Letters of Appointment with our directors pursuant to which we agreed to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

On May 24, 2021, WANG & LEE GROUP, Inc. issued one Ordinary Share to WANG& LEE BROTHERS, Inc. for a consideration of $1.

On December 14, 2021, WANG & LEE GROUP, Inc. issued 11,999,999 Ordinary Shares to WANG& LEE BROTHERS, Inc. for a consideration of $1

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Item 8. Exhibits and Financial Statement Schedules

Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Incorporation of WANG & LEE GROUP, Inc.
3.2*	Amended and Restated Memorandum and Articles of Association of WANG & LEE GROUP, Inc.
4.1**	Registrant’s Specimen Certificate for Ordinary Shares
5.1*	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered
8.1*	Opinion of Maples & Calder regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of O Tse & Co., regarding certain HK SAR tax matters
10.1*	Employment Agreement between the Company and its executive officers
10.2*	Lease Agreement
15*	Letter in Lieu of Consent for Review Report of WWC, P.C.
21.1*	Subsidiaries of the Registrant
23.1*	Consent of WWC, PC,
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
23.3*	Consent of O Tse & Co., (included in Exhibit 8.2)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of O Tse & Co., as to certain matters under HK SAR law (included in Exhibit 8.2)
99.3*	Audit Committee Charter
99.4*	Compensation Committee Charter
99.5*	Nomination Committee Charter
99.6*	Consent of Olivia Sarah Annabel Marion Serre
99.7*	Consent of Juan Ruiz-Coello
99.8*	Consent of Edmund CHAN Chun Yip
99.9*	Consent of Wood Shing Kei Sze
107*	Filing Fee Table

* Filed herewith.

** To be filed by amendment.

*** Previously filed

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(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the unaudited condensed consolidated financial statements or the Notes thereto.

Item 8. Undertakings

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the placement agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering and such other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong SAR, People’s Republic of China, on November 7, 2022.

WANG & LEE GROUP, Inc.

By:	/s/ Pui Lung, Ho
Pui Lung, Ho Chief Executive Officer (Principal Executive Officer)

/s/ Yuk Ming, Gary Ma
Yuk Ming, Gary Ma
Chief Financial Officer
Principal Accounting and Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint PUI LUNG, HO and YUK MING, GARY MA as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Pui Lung, Ho	Chief Executive Officer	November 7, 2022
(Principal Executive Officer)

/s/ Yuk Ming, Gary Ma	Chief Financial Officer	November 7, 2022
(Principal Accounting and Financial Officer)

/s/ Pui Lung, Ho	Chairman and Director	November 7, 2022

/s/	Director	November 7, 2022

/s/	Director	November 7, 2022

/s/	Director	November 7, 2022

/s/	Director	November 7, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on November 7, 2022.

Sichenzia Ross Ference LLP

By:	/s/ Benjamin Tan
Name:	Benjamin Tan
Title:	Partner

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